Exhibit 10.1

THE LOANS ARE BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT WITHIN THE MEANING OF SECTIONS 1272 ET SEQ. OF THE CODE. A LENDER CAN OBTAIN INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY WITH RESPECT TO ITS LOAN BY CONTACTING BORROWER IN WRITING AT THE FOLLOWING ADDRESS (OR SUCH OTHER ADDRESS AS BORROWER MAY PROVIDE IN WRITING FROM TIME TO TIME):

HERCULES OFFSHORE, INC.

9 GREENWAY PLAZA

SUITE 2200

HOUSTON, TX 77046

ATTENTION: MANAGER TREASURY AND FINANCE

$450,000,000

CREDIT AGREEMENT

dated as of November 6, 2015,

among

HERCULES OFFSHORE, INC.,

as Borrower,

THE SUBSIDIARIES PARTY HERETO,

as Guarantors,

THE LENDERS PARTY HERETO,

and

JEFFERIES FINANCE LLC,

as the Administrative Agent and the Collateral Agent

i

Schedule 3.05(c)	Vessels
Schedule 3.05(d)	Casualty Events
Schedule 3.07(b)	No Consent of Third Parties Required
Schedule 3.15	Labor Matters
Schedule 3.18	Environmental Matters
Schedule 4.01	Local Counsel
Schedule 5.01(i)	Pending Change Orders
Schedule 5.04	Vessel Insurance
Schedule 5.15	Post-Closing Collateral Matters
Schedule 6.01	Indebtedness
Schedule 6.02	Liens
Schedule 6.04	Investments
Schedule 6.09	Transactions with Affiliates

EXHIBITS

Exhibit A-1	Form of Affiliated Lender Assignment and Assumption
Exhibit A-2	Form of Affiliated Lender Notice
Exhibit B	Form of Assignment and Assumption
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Compliance Certificate
Exhibit E-1	Acceptance and Prepayment Notice
Exhibit E-2	Discount Range Prepayment Notice
Exhibit E-3	Discount Range Prepayment Offer
Exhibit E-4	Solicited Discounted Prepayment Notice
Exhibit E-5	Solicited Discounted Prepayment Offer
Exhibit E-6	Specified Discount Prepayment Notice
Exhibit E-7	Specified Discount Prepayment Response
Exhibit F	Form of Earnings Assignment
Exhibit G	Form of Escrow Agreement
Exhibit H-1	Form of U.S. Ship Mortgage
Exhibit H-2	Form of Liberia Ship Mortgage
Exhibit H-3	Form of Nigeria Ship Mortgage
Exhibit H-4	Form of Panama Ship Mortgage
Exhibit H-5	Form of Vanuatu Ship Mortgage
Exhibit I	Form of Insurance Assignment
Exhibit J	Form of Intercompany Note
Exhibit K	Form of Interest Election Request
Exhibit L	Form of Joinder Agreement
Exhibit M	[Reserved]
Exhibit N	Form of Note
Exhibit O	Form of Perfection Certificate
Exhibit P	Form of Security Agreement
Exhibit Q	Form of Solvency Certificate
Exhibit R-1	Form of Non-Bank Tax Certificate
Exhibit R-2	Form of Non-Bank Tax Certificate
Exhibit R-3	Form of Non-Bank Tax Certificate
Exhibit R-4	Form of Non-Bank Tax Certificate
Exhibit S	Form of Mortgage

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) dated as of November 6, 2015, among HERCULES OFFSHORE, INC., a Delaware corporation (“Borrower”), the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders, and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.

WITNESSETH:

WHEREAS, on August 13, 2015, Borrower and certain of its direct and indirect Subsidiaries (collectively, the “Debtors”), as debtors and debtors-in-possession, commenced voluntary cases under chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which cases are being jointly administered (the “Cases”);

WHEREAS, the Joint Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code filed with the Bankruptcy Court on August 13, 2015 (the “Plan of Reorganization”) has been confirmed pursuant to the Confirmation Order, and concurrently with the making of the initial Loans, the effective date with respect to such Plan of Reorganization has occurred;

WHEREAS, Borrower has requested, and the Lenders have agreed to make available to Borrower, a first lien senior secured credit facility subject to the terms and conditions set forth in this Agreement, to (a) consummate the Plan of Reorganization in accordance with its terms, (b) fund the fees and expenses associated with the Transactions, (c) finance the remaining installment payment on the Hercules Highlander and the expenses, costs and charges related to the construction and purchase of the Hercules Highlander and (d) provide for working capital and other general corporate purposes of the Companies (subject, in each case, to the limitations set forth herein);

WHEREAS, Borrower desires to secure all of its Obligations under the Loan Documents by granting to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of its personal and real property (subject to the limitations set forth herein and in the Collateral Documents); and

WHEREAS, subject to the terms hereof, each Guarantor is willing to guarantee all of the Obligations of Borrower and to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of its personal and real property (subject to the limitations set forth herein and in the Collateral Documents).

NOW, THEREFORE, the Lenders are willing to extend such credit to Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Acceptable Discount” shall have the meaning assigned to such term in Section 2.10(a)(iii)(4)(B).

“Acceptable Flag Jurisdiction” shall mean each of the United States of America, the Republic of Liberia, the Republic of the Marshall Islands, the Republic of Vanuatu, the Commonwealth of the Bahamas, the Republic of Panama and the Federal Republic of Nigeria.

“Acceptable Prepayment Amount” shall have the meaning assigned to such term in Section 2.10(a)(iii)(4)(C).

“Acceptance and Prepayment Notice” shall mean a notice of Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit E-1.

“Acceptance Date” shall have the meaning assigned to such term in Section 2.10(a)(iii)(4)(B).

“Acquired Indebtedness” shall mean (1) with respect to any person that becomes a Subsidiary after the Closing Date, Indebtedness of such person and its Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such person’s business to acquire assets used or useful in its business) existing at the time such person becomes a Subsidiary that was not incurred in connection with, or in contemplation of, such person becoming a Subsidiary and (2) with respect to Borrower or any Subsidiary, any Indebtedness of a person (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such person’s business to acquire assets used or useful in its business), other than Borrower or a Subsidiary, existing at the time such person is merged with or into Borrower or a Subsidiary, or Indebtedness expressly assumed by Borrower or any Subsidiary in connection with the acquisition of an asset or assets from another person, which Indebtedness was not, in any case, incurred by such other person in connection with, or in contemplation of, such merger or acquisition.

“Adjusted LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period; provided, that, notwithstanding the foregoing, the Adjusted LIBOR Rate (before giving effect to any adjustment for Statutory Reserves) shall be deemed not to be less than 1.00% per annum.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to Article IX.

“Administrative Agent Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Administrative Agent Fee Letter” shall mean that certain engagement letter dated as of August 21, 2015, between Borrower and the Administrative Agent.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form supplied from time to time by the Administrative Agent.

“Affiliate” of any person shall mean any other person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent person. For purposes of this definition, “control” of a person shall mean the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, however, that (a) neither any Lender nor any Agent (nor any of their Affiliates) shall be deemed to be an Affiliate of Borrower or any of their respective Subsidiaries solely by virtue of its capacity as a Lender or Agent hereunder and (b) for purposes of this Agreement, Jefferies LLC and its Affiliates shall be deemed to be “Affiliates” of Jefferies Finance LLC and its Affiliates.

“Affiliated Lender” shall mean, at any time, any Lender that is a Significant Owner and its Affiliates, other than (a) Borrower or any of its Subsidiaries, (b) any natural person and (c) any Debt Fund Affiliate.

“Affiliated Lender Assignment and Assumption” shall have the meaning assigned to such term in Section 10.04(h)(i).

“Affiliated Lender Cap” shall have the meaning assigned to such term in Section 10.04(h)(iv).

“Agent-Related Persons” shall mean the Agents and their respective Affiliates and the respective officers, directors, employees, partners, shareholders, Controlling persons, agents, attorneys-in-fact, trustees, advisors and other representatives of each of the foregoing.

“Agent Escrow Account” shall mean the “Assigning Lender Escrow Account” as such term is defined in the Agent Escrow Agreement (as in effect on the date hereof).

“Agent Escrow Account Agent” shall mean Wilmington Trust, National Association, and any of its successors or assigns, not in its individual capacity, but solely in its capacity as Agent Escrow Account Agent under the Agent Escrow Agreement.

“Agent Escrow Agreement” shall mean that certain Escrow Agreement, dated as of September 3, 2015, among Borrower, the Administrative Agent and the Agent Escrow Account Agent, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Agents” shall mean the Administrative Agent and the Collateral Agent; and “Agent” shall mean any of them.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” shall mean, for any day, a fluctuating rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (c) the Adjusted LIBOR Rate for an Interest Period of one-month beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 100 basis points and (d) 2.00%. If the Administrative

Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate shall be effective on the effective date of such change in the Base Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate, respectively.

“Anti-Money Laundering Laws” shall have the meaning assigned to such term in Section 3.22.

“Applicable Discount” shall have the meaning assigned to such term in Section 2.10(a)(iii)(3)(B).

“Applicable Margin” shall mean (a) with respect to any ABR Loan, 8.50% per annum, and (b) with respect to any Eurodollar Loan, 9.50% per annum.

“Applicable Premium” shall mean an amount equal to the excess, if any, of (a) the present value of the sum of (i) all required payments of interest on the Loans being prepaid through November 6, 2018 (excluding accrued and unpaid interest to the date of repayment, prepayment or acceleration on the Loans), plus (ii) 103% of the principal amount of the Loans being repaid, prepaid or that has become or is declared accelerated pursuant to Section 8.1 or otherwise, or in respect of which such claim in an Insolvency Proceeding has arisen or otherwise constitutes Called Principal, which present value shall be calculated using a discount rate equal to the Treasury Rate plus 50 basis points over (b) the principal amount of the Loans being prepaid as of the day of determination; provided that in no case shall the Applicable Premium be less than zero. For the avoidance of doubt, such amount shall be payable whether before or after an Event of Default or acceleration of the Loans.

“Applicable Percentage” shall mean, with respect to any Lender, the percentage of the total Loans and Commitments represented by such Lender’s Loans and Commitments.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Acquisition” shall mean

(1) an Investment by Borrower or any Subsidiary in any other person if, as a result of such Investment, such person shall become a Subsidiary, or shall be merged with or into Borrower or any Subsidiary, or

(2) the acquisition by Borrower or any Subsidiary of all or substantially all of the assets of any other person (other than a Subsidiary) or any division or line of business of any such other person (other than in the ordinary course of business).

“Asset Sale” shall mean (a) any sale, issuance, conveyance, transfer, lease, assignment or other disposition by Borrower or any Subsidiary to any person other than Borrower or any Subsidiary Guarantor (including by means of a Sale and Leaseback transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of Borrower or any of its Subsidiaries other than in the ordinary course of business or (b) any issuance or sale of Equity Interests of any Subsidiary of Borrower other than to Borrower or any Subsidiary Guarantor, in one transaction or a series of related transactions. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the definition of “Change in Control” and Section 6.05;

(3) (a) any Restricted Payment that does not violate Section 6.04; including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Restricted Payment and (b) the consummation of any Permitted Investment, including, without limitation, unwinding any Hedging Obligations, and including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Permitted Investment;

(4) the creation of or realization on any Lien permitted hereunder and any disposition of assets resulting from the enforcement or foreclosure of any such Lien;

(5) the sale, lease (including any charter of a vessel, whether bareboat or otherwise) or other disposition of equipment, inventory, products, services, accounts receivable or other assets in the ordinary course of business, including in connection with any compromise, settlement or collection of accounts receivable, and transfers of damaged, worn-out or obsolete equipment or assets that, in Borrower’s reasonable judgment, are no longer used or useful in the business of Borrower or its Subsidiaries;

(6) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other Intellectual Property, and licenses, leases or subleases of other assets, of Borrower or any Subsidiary to the extent not materially interfering with the business of Borrower and the Subsidiaries;

(7) the trade or exchange by Borrower or any Subsidiary of any asset for any other asset or assets; provided that (i) the Fair Market Value of the asset or assets exchanged in such trade or exchange does not exceed $25.0 million in the aggregate and (ii) the Fair Market Value of the asset or assets received by Borrower or such Subsidiary in such trade or exchange (including any cash or Cash Equivalents) is at least equal to the Fair Market Value (as determined in good faith by the Board of Directors or an executive officer of Borrower or of such Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the asset or assets disposed of by Borrower or such Subsidiary pursuant to such trade or exchange; and, provided, further, that if any cash or Cash Equivalents are used in such trade or exchange to achieve an exchange of equivalent value, that the amount of such cash and/or Cash Equivalents shall be deemed proceeds of an “Asset Sale,” subject to clause (12) below;

(8) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(9) sales or transfers of Equity Interests of Unrestricted Subsidiaries;

(10) transfers of property subject to casualty or condemnation proceedings;

(11) voluntary termination of Hedging Obligations; and

(12) any single transfer or series of related transfers that, involves assets having a Fair Market Value of less than $1.0 million.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B, or any other form approved by the Administrative Agent.

“Assignments” shall mean, collectively, each Insurance Assignment and each Earnings Assignment.

“Auction Agent” shall mean (a) the Administrative Agent or (b) any other financial institution or advisor employed by Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.10(a)(iii); provided that Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Available Cash” shall mean, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of the Loan Parties; provided that any cash (i) held by the Loan Parties pending reinvestment pursuant to Section 2.10(c) or Section 2.10(f) or (ii) held in the Escrow Account, in each case, shall not count as cash for purposes of this definition.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, and any successor statute

“Bankruptcy Court” shall have the meaning assigned to such term in the recitals hereto.

“Base Rate” shall mean, for any day, the prime rate published in The Wall Street Journal for such day; provided that if The Wall Street Journal ceases to publish for any reason such rate of interest, “Base Rate” shall mean the prime lending rate as set forth on the Bloomberg page PRIMBB Index (or successor page) for such day (or such other service as determined by the Administrative Agent from time to time for purposes of providing quotations of prime lending interest rates); each change in the Base Rate shall be effective on the date such change is effective. The prime rate is not necessarily the lowest rate charged by any financial institution to its customers.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean, with respect to any person, (1) in the case of any corporation, the board of directors (or managers for any Luxembourg company) of such person, (2) in the case of any partnership, the Board of Directors of the general partner of such person and (3) in any other case, the functional equivalent of the foregoing or, in each case, any duly authorized committee of such body.

“Borrower” shall have the meaning assigned to such term in the preamble hereto, until such person is replaced by a Successor to the extent permitted by Section 6.05.

“Borrower Offer of Specified Discount Prepayment” shall mean the offer by any Loan Party to make a voluntary prepayment of Loans at a Specified Discount to par pursuant to Section 2.10(a)(iii)(2).

“Borrower Solicitation of Discount Range Prepayment Offers” shall mean the solicitation by any Loan Party of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Loans at a specified range of discounts to par pursuant to Section 2.10(a)(iii)(3).

“Borrower Solicitation of Discounted Prepayment Offers” shall mean the solicitation by any Loan Party of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Loans at a discount to par pursuant to Section 2.10(a)(iii)(4).

“Borrowing” shall mean Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Called Principal” shall mean, with respect to any prepayment of Loans pursuant to Section 2.10(a)(i), and any prepayment of Loans pursuant to Sections 2.10(d)(i), the principal amount of such Loans so prepaid, and in the case of Loans that are accelerated, or that have become or are declared to be immediately due and payable pursuant to Section 8.1 or otherwise, or in respect of which a claim has arisen in any Insolvency Proceeding, as the context requires, the principal amount of the Loans so accelerated, or that have been declared, or have become, due and payable pursuant to Section 8.1, or as to which a claim has arisen in any Insolvency Proceeding.

“Capitalized Lease” shall mean a lease required to be capitalized for financial reporting purposes in accordance with GAAP. Notwithstanding the foregoing, any lease that would have been classified as an operating lease pursuant to U.S. generally accepted accounting principles as in effect on the Closing Date shall be deemed not to be a Capitalized Lease.

“Capitalized Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cases” shall have the meaning assigned to such term in the recitals hereto.

“Cash Equivalents” shall mean:

(a) marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within 365 days of the date of acquisition thereof;

(b) demand and time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $300.0 million and a rating of “BBB” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) maturing within 365 days of the date of acquisition thereof;

(c) commercial paper issued by any person incorporated in the United States rated, at the time of acquisition thereof, at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s or having an equivalent rating by a nationally recognized rating agency if both S&P and Moody’s cease publishing ratings of commercial paper issuers generally, and in each case maturing not more than one year after the date of acquisition thereof;

(d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) or (b) above or clause (e) below entered into with any bank meeting the qualifications specified in clause (b) above;

(e) securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated, at the time of acquisition thereof, at least “A” by Moody’s or S&P and having maturities of not more than one year from the date of acquisition thereof;

(f) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (e) above;

(g) demand deposit accounts maintained in the ordinary course of business; and

(h) in the case of any Foreign Subsidiary or any Subsidiary of Borrower having its principal place of business outside the United States of America, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business that are similar to the items specified in clauses (a) through (g) above.

“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Borrower or any of its Subsidiaries. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. and all implementing regulations.

A “Change in Control” shall be deemed to have occurred if:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the properties or assets of Borrower and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 50.0% or more of the voting power of the total outstanding Voting Stock of Borrower; or

(c) the adoption by the stockholders of Borrower of a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of Borrower otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of Borrower to holders of Equity Interests of Borrower.

For purposes of this definition, a person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Change in Control Notice” shall have the meaning assigned to such term in Section 2.10(b)(ii).

“Change in Control Offer” shall have the meaning assigned to such term in Section 2.10(b)(i).

“Change in Control Payment Date” shall have the meaning assigned to such term in Section 2.10(b)(ii)(3).

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 10.14.

“Classification Society” shall mean one of the members of the International Association of Classification Societies.

“Closing Date” shall mean the date upon which each of the conditions precedent set forth in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Closing Date Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement delivered on the Closing Date pursuant to Section 4.01(e).

“Closing Date Immaterial Subsidiaries” shall mean (i) Cliffs Drilling (Barbados) Holdings SRL, (ii) Cliffs Drilling (Barbados) SRL, (iii) Cliffs Drilling Trinidad Offshore Limited, (iv) Cliffs Drilling Trinidad LLC, (v) Hercules Offshore de Mexico, S. de RL de CV and (vi) Hercules Discovery Ltd.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Vessels, the Mortgaged Property and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Security Document.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as a successor pursuant to Article IX.

“Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Loans hereunder up to the amount set forth on Schedule 1 or in the Assignment and Assumption or Affiliated Lender Assignment and Assumption, as applicable, pursuant to which such Lender assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments on the Closing Date is $450.0 million.

“Commitment Letter” shall mean that certain Commitment Letter, dated as of July 13, 2015, among Borrower and certain Lenders, which is attached as an exhibit to the Disclosure Statement.

“Commitment Parties” shall have the meaning assigned to such term in the Commitment Letter.

“Companies” shall mean Borrower and its Subsidiaries; and “Company” shall mean any one of them.

“Competitor” shall mean any person designated in good faith by Borrower as a “Competitor” on Schedule 1.01(a).

“Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit D.

“Confirmation Order” shall mean the order confirming the Debtors’ Plan of Reorganization in form, scope and substance reasonably satisfactory to the Required Commitment Parties and the Administrative Agent and shall include such provisions with respect to the Loan Documents as are reasonably satisfactory to the Required Commitment Parties and the Administrative Agent.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated), net profits or net worth, or that are franchise or similar Taxes or branch profits Taxes.

“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of Borrower and its Subsidiaries (excluding, for the avoidance of doubt, Unrestricted Subsidiaries) for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period shall mean, without duplication, the sum of the amounts for such period of

(1) Consolidated Net Income, plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Subsidiary that is not a Subsidiary Guarantor only if a corresponding amount would be permitted at the date of determination to be distributed to Borrower by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders,

(a) Consolidated Tax Expense,

(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c) Consolidated Depreciation Expense, and

(d) Consolidated Interest Expense,

in each case determined on a consolidated basis in accordance with GAAP, minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period (excluding any non-cash items to the extent they represent the reversal of an accrual of a reserve for a potential cash item that reduced Consolidated Cash Flow in any prior period), and excluding

(4) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Borrower or any Subsidiary upon (i) any Asset Sale by Borrower or any Subsidiary, and (ii) any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), recorded or realized by Borrower or any Subsidiary during such period.

For purposes of this definition of “Consolidated Cash Flow,” “nonrecurring” means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

For purposes of determining Consolidated Cash Flow for (i) the four consecutive fiscal quarter period ending March 31, 2017, Consolidated Cash Flow for such period shall be deemed to be equal to Consolidated Cash Flow for the fiscal quarter ending March 31, 2017 multiplied by four, (ii) the four consecutive fiscal quarter period ending June 30, 2017, Consolidated Cash Flow for such period shall be deemed to be equal to Consolidated Cash Flow for the fiscal quarters ending March 31, 2017 and June 30, 2017 multiplied by two, and (iii) the four consecutive fiscal quarter period ending September 30, 2017, Consolidated Cash Flow for such period shall be deemed to be equal to Consolidated Cash Flow for the fiscal quarters ending March 31, 2017, June 30, 2017 and September 30, 2017 multiplied by 4/3.

“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of Borrower and its Subsidiaries (excluding, for the avoidance of doubt, Unrestricted Subsidiaries) for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” shall mean the ratio of Consolidated Cash Flow during the Test Period ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to Consolidated Interest Expense for the Test Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis (including the pro forma effect of any expense or cost reductions that have occurred or, in the reasonable judgment of Borrower, are reasonably expected to occur within 12 months of the Transaction Date; provided that such pro forma expense or cost reduction shall not exceed 10% of Consolidated Cash Flow in any Test Period prior to giving effect to such expense or cost reduction) for the period of such calculation to:

(1) the incurrence of any Indebtedness by or the issuance of any Preferred Stock of Borrower or any Subsidiary (and the application of the proceeds thereof) and any repayment, repurchase, retirement, extinguishment or redemption of other Indebtedness or other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Test Period or at any time subsequent to the last day of the Test Period and on or prior to the Transaction Date, as if such incurrence, repayment, repurchase, retirement, extinguishment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Test Period; and

(2) any Asset Sale, Vessel Acquisition or Asset Acquisition (including any Vessel Acquisition or Asset Acquisition giving rise to the need to make such calculation as a result of Borrower or any Subsidiary (including any person who becomes a Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow attributable to such Vessel Acquisition or Asset Acquisition occurring during the Test Period or at any time subsequent to the last day of the Test Period and on or prior to the Transaction Date), as if such Asset Sale, Vessel Acquisition or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Acquired Indebtedness) occurred on the first day of the Test Period (and without regard to clause (2) of the definition of Consolidated Net Income).

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued during the Test Period at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Test Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to have accrued during the Test Period at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Interest Expense” for any period shall mean the sum, without duplication, of the total interest expense of Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

(1) imputed interest on Capitalized Lease Obligations,

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3) the net costs associated with Hedging Obligations related to interest rates,

(4) the interest portion of any deferred payment obligations,

(5) all other non-cash interest expense,

(6) capitalized interest,

(7) all dividend payments on any series of Disqualified Equity Interests of Borrower or any of its Subsidiaries or any Preferred Stock of any Subsidiary (other than dividends on Equity Interests payable solely in Qualified Equity Interests to Borrower or a Subsidiary),

(8) all interest payable with respect to discontinued operations, and

(9) all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness;

provided that (a) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses shall be excluded from Consolidated Interest Expense and (b) non-cash interest expense attributable to the equity component of convertible debt, including under ASC Topic 470, shall be excluded from Consolidated Interest Expense.

Notwithstanding the foregoing, if any lease or other liability is reclassified as indebtedness or as a Capitalized Lease Obligation due to a change in accounting principles after the Closing Date, the interest component of all payments associated with such lease or other liability shall be excluded from Consolidated Interest Expense.

“Consolidated Net Income” for any period shall mean the net income (or loss) of Borrower and the Subsidiaries (excluding, for the avoidance of doubt, Unrestricted Subsidiaries) for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (or loss) (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any person (other than a Subsidiary) in which any person other than Borrower and the Subsidiaries (excluding, for the avoidance of doubt, Unrestricted Subsidiaries) has an ownership interest, except to the extent that cash in an amount up to Borrower’s share of any such income has actually been received from such person by Borrower or any of its Subsidiaries (excluding, for the avoidance of doubt, Unrestricted Subsidiaries) during such period; provided that there shall be included in Consolidated Net Income for such period any dividends or other distributions paid in cash to Borrower or any of its Subsidiaries (excluding, for the avoidance of doubt, Unrestricted Subsidiaries) by such person in such period with respect to any portion of the net income of such person allocable to Borrower or any of its Subsidiaries (excluding, for the avoidance of doubt, Unrestricted Subsidiaries) excluded from Consolidated Net Income in a previous fiscal period pursuant to the preceding provisions of this clause (1);

(2) except to the extent includible in the consolidated net income (or loss) of Borrower pursuant to the foregoing clause (1), the net income (or loss) of any person that accrued prior to the date that (a) such person becomes a Subsidiary (excluding, for the avoidance of doubt, Unrestricted Subsidiaries) or is merged into or consolidated with Borrower or any Subsidiary (excluding, for the avoidance of doubt, Unrestricted Subsidiaries) or (b) the assets of such person are acquired by Borrower or any Subsidiary (excluding, for the avoidance of doubt, Unrestricted Subsidiaries);

(3) the net income of any Subsidiary that is not a Subsidiary Guarantor during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that Borrower’s equity in a net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;

(4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to Borrower by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(6) unrealized gains and losses with respect to Hedging Obligations;

(7) the cumulative effect of any change in accounting principles or polices since December 31, 2014;

(8) gains or losses attributable to discontinued operations;

(9) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by Borrower or any Subsidiary (excluding, for the avoidance of doubt, Unrestricted Subsidiaries) upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of Borrower or any Subsidiary or (b) any Asset Sale by Borrower or any Subsidiary (excluding, for the avoidance of doubt, Unrestricted Subsidiaries);

(10) extraordinary gains and losses and the related tax effect;

(11) non-cash interest expense attributable to the equity component of convertible debt, including under ASC Topic 470; and

(12) all other non-cash items (other than Consolidated Amortization Expense, Consolidated Depreciation Expense or any non-cash charge that results in an accrual of a reserve for cash charges in any future period).

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to Section 6.04(3)(d) or decreased the amount of Investments outstanding pursuant to clause (20) of the definition of “Permitted Investment” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Tangible Assets” shall mean, with respect to any person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such person and its Subsidiaries (excluding, for the avoidance of doubt, Unrestricted Subsidiaries), less all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

“Consolidated Tax Expense” shall mean, for any period, the tax expense of Borrower and its Subsidiaries (excluding, for the avoidance of doubt, Unrestricted Subsidiaries), for such period, determined on a consolidated basis in accordance with GAAP.

“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Collateral Agent which provides for the Collateral Agent to have “control,” as such term is defined in (a) Section 9-104 of the UCC, with respect to a deposit account or (b) Section 8-106(d) of the UCC, with respect to a securities account.

“Credit Extension” shall mean the making of a Loan by a Lender.

“Debt Fund Affiliate” shall mean any Lender that (i) is a Significant Owner or an Affiliate of a Significant Owner and (ii) is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in, acquiring or trading commercial loans, bonds or similar extensions of credit in the ordinary course and with respect to which a Significant Owner (or any person that is Controlled by a Significant Owner) does not (or did not), directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Debt Issuance” shall mean the incurrence by Borrower or any of its Subsidiaries of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debtors” shall have the meaning assigned to such term in the recitals.

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).

“Defaulting Lender” shall mean, subject to Section 2.21(b), any Lender, as reasonably determined by the Administrative Agent, that has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to Borrower and each Lender.

“Designation” has the meaning given to such term in Section 6.20.

“Designation Amount” has the meaning given to such term in Section 6.20.

“Disclosure Statement” shall mean the Solicitation and Disclosure Statement for the Plan of Reorganization, filed with the Bankruptcy Court on August 13, 2015 at Bankruptcy Court Docket No. 16.

“Discount Prepayment Accepting Lender” has the meaning set forth in Section 2.10(a)(iii)(2)(B).

“Discount Range” has the meaning given to such term in Section 2.10(a)(iii)(3)(A).

“Discount Range Prepayment Amount” has the meaning given to such term in Section 2.10(a)(iii)(3)(A).

“Discount Range Prepayment Notice” shall mean a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.10(a)(iii)(3) substantially in the form of Exhibit E-2.

“Discount Range Prepayment Offer” shall mean the irrevocable written offer by a Lender, substantially in the form of Exhibit E-3, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning given to such term in Section 2.10(a)(iii)(3)(A).

“Discount Range Proration” has the meaning given to such term in Section 2.10(a)(iii)(3)(C).

“Discounted Prepayment Determination Date” has the meaning given to such term in Section 2.10(a)(iii)(4)(C).

“Discounted Prepayment Effective Date” shall mean in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.10(a)(iii)(2)(A), 2.10(a)(iii)(3)(A) or 2.10(a)(iii)(4)(A), respectively, unless a shorter or longer period is agreed to between Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning given to such term in Section 2.10(a)(iii)(1).

“Disqualified Equity Interests” of any person shall mean any class of Equity Interests of such person that, by its terms, or by the terms of any related agreement or of any security into or for which it is convertible, puttable or exchangeable (in each case, at the option of the holder thereof), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such person, at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, in any case on or prior to the date which is 91 days after the Maturity Date; provided that any class of Equity Interests of such person that, by its terms, authorizes such person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible into or puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require Borrower to repurchase or redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the 91st day after the Maturity Date shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under Section 2.10(b) and Section 6.06, respectively, and such Equity Interests specifically provide that Borrower will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to Borrower’s repayment in full of the Obligations pursuant to the provisions described under Section 2.10(b) and Section 6.06, respectively.

“dollars” or “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean any Subsidiary that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Earnings” shall mean (i) all freight, hire and passage moneys payable to Borrower or any of its Subsidiaries as a consequence of the operation of a Vessel owned or leased by Borrower or any of its Subsidiaries, including payments of any nature under any charterparty, pool agreement, drilling contract or other contract for use of such Vessel, (ii) any claim under any guarantee in respect of any charterparty, pool agreement, drilling contract or other contract for use of a Vessel owned or leased by Borrower or any of its Subsidiaries or otherwise related to freight, hire or passage moneys payable to Borrower or any of its Subsidiaries as a consequence of the operation of any of the Vessels owned or leased by Borrower or any of its Subsidiaries; (iii) compensation payable to Borrower or any of its Subsidiaries in the event of any requisition of any of the Vessels owned or leased by Borrower or any of its Subsidiaries; (iv) remuneration for salvage, towage and other services performed by any of the Vessels owned or leased by Borrower or any of its Subsidiaries and payable to Borrower or any of its Subsidiaries; (v) demurrage and retention money receivable by Borrower or any of its Subsidiaries in relation to any of the Vessels owned or leased by Borrower or any of its Subsidiaries; (vi) all moneys which are at any time payable under the insurances in respect of loss of Earnings; (vii) if and whenever any Vessel owned by Borrower or any of its Subsidiaries is employed on terms whereby any moneys falling within clauses (i) through (vi) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the relevant Vessel; and (viii) other money whatsoever due or to become due to any of Borrower or any of its Subsidiaries in relation to any of the Vessels owned or leased by Borrower or any of its Subsidiaries.

“Earnings Accounts” shall mean any interest bearing account or other deposit accounts into which all Earnings derived from each Mortgaged Vessel Contract shall be deposited or forwarded that is subject to a Control Agreement (or other comparable arrangements that are effective to perfect the Lien of the Collateral Agent under applicable Requirements of Law (and, otherwise, on terms, reasonably acceptable to the Collateral Agent)), except to the extent prohibited by applicable law.

“Earnings Assignments” shall mean, collectively, the first-priority collateral assignments of Earnings in favor of the Collateral Agent given by the applicable Loan Party in respect of all Earnings derived from the Mortgaged Vessels and their respective operations, substantially in the form of Exhibit F hereto as the same may be amended, supplemented or modified from time to time.

“Eligible Assignee” shall have the meaning assigned to such term in Section 10.04(a).

“Embargoed Person” shall have the meaning assigned to such term in Section 6.19.

“Environment” shall mean ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise regulated pursuant to any Environmental Law.

“Environmental Claim” shall mean any written claim, notice, demand or order, action, suit, proceeding or other written communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.

“Environmental Law” shall mean any and all Requirements of Law pertaining in any way to public health or the Environment, in effect in any and all jurisdictions in which Borrower or any Subsidiary is conducting or at any time has conducted business, or where any property of Borrower or any Subsidiary is located, including the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, CERCLA, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, other environmental conservation or protection Requirements of Law and any and all Environmental Permits. Without limiting the foregoing, the term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any property of Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

“Environmental Permit” shall mean any permit, license, approval, registration, notification, exemption, variance, consent or other authorization required by or from a Governmental Authority under Environmental Law.

“Equity Interest” of any person shall mean (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean any one of the following: (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” under Section 430 of the Code or Section 303 of ERISA), whether or not waived; (c) the failure to make by its due date a required payment under Section 430 of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the complete or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by any Company or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in endangered or critical status, with the meaning of Section 305 of ERISA; (i) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Plan; (j) the failure to make a contribution or payment or the making of any amendment to any Plan which could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security; (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to a Plan which could reasonably be expected to result in liability to any Company or (l) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430(i) of the Code or Section 303(i) of ERISA).

“Escrow Account” shall mean a separate escrow account used solely for the purpose of holding the proceeds of the Escrowed Loans, which shall be subject to the terms of the Escrow Agreement.

“Escrow Agent” shall mean Wilmington Trust, National Association, and any of its successors or assigns, not in its individual capacity, but solely in its capacity as the Escrow Agent under the Escrow Agreement.

“Escrow Agreement” shall mean an escrow agreement substantially in the form of Exhibit G among Borrower, the Collateral Agent for the benefit of the Secured Parties and the Escrow Agent.

“Escrowed Loans” shall have the meaning assigned to such term in Section 2.01(a).

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

“Events of Default” shall have the meaning assigned to such term in Section 8.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Contribution” shall mean net cash proceeds or property or assets received by Borrower as capital contributions to equity (other than through the issuance of Disqualified Equity Interests) of Borrower after the Closing Date from the issuance or sale (other than to a Subsidiary or an employee stock ownership plan or trust established by Borrower or any Subsidiary for the benefit of their employees to the extent funded by Borrower or any Subsidiary) of Equity Interests (other than Disqualified Equity Interests) of Borrower to the extent designated as an Excluded Contribution.

“Excluded Deposit Accounts” shall have the meaning assigned to such term in the Security Agreement.

“Excluded Information” shall have the meaning assigned to such term in Section 2.10(a)(iii)(6).

“Excluded Subsidiary” shall mean (a) any Subsidiary that is prohibited by applicable Requirements of Law (including financial assistance, fraudulent conveyance, preference, capitalization, fiduciary duties or other similar laws and regulations) from guaranteeing the Obligations, as determined by Borrower subject to the approval of the Collateral Agent (as directed by the Required Lenders, such approval of the Required Lenders not to be unreasonably conditioned, withheld or delayed), (b) any Unrestricted Subsidiary, and (c) any Immaterial Subsidiary.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), net profits or net worth, franchise and similar Taxes, and branch profits Taxes, in each case, (i) imposed by the United States or as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment or otherwise under a Loan Document pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by Borrower under Section 2.16(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(g) and (d) any United States federal withholding Taxes imposed under FATCA.

“Fair Market Value” shall mean, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by management of Borrower.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into in connection with the implementation of such Sections of the Code.

“FCPA” shall have the meaning assigned to such term in Section 3.22(d).

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fees” shall mean the Administrative Agent Fees and the Fronting Fee.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.

“First Plan Supplement” shall mean the Plan Supplement for the Debtors’ Joint Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, filed with the Bankruptcy Court on September 11, 2015 at Bankruptcy Court Docket No. 146.

“Flag Jurisdiction Transfer” shall mean the transfer of the registration and flag of a Vessel (including a Mortgaged Vessel) from one Acceptable Flag Jurisdiction to another Acceptable Flag Jurisdiction; provided that the following conditions are satisfied with respect to such transfer:

(i) On each Flag Jurisdiction Transfer Date with respect to a Mortgaged Vessel, the Loan Party which is consummating a Flag Jurisdiction Transfer on such date shall have duly authorized, executed and delivered, and caused to be recorded (or made arrangements satisfactory to the Administrative Agent for the prompt recording thereof) in the appropriate vessel registry a Ship Mortgage, substantially in the form of Exhibit H-1, H-2, H-3, H-4 or H-5, as applicable (or such other form as may be reasonably requested by the Administrative Agent), with respect to the Mortgaged Vessel being transferred (the “Transferred Vessel”) and the Ship Mortgage shall be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority security interest, in and lien upon such Transferred Vessel, subject only to Permitted Liens. All filings, deliveries of instruments and other actions necessary under the governing law of the applicable Ship Mortgage or reasonably requested by the Collateral Agent (as directed by the Required Lenders) to perfect and preserve such security interests shall have been duly effected (or arrangements satisfactory to the Administrative Agent for the prompt effectiveness thereof shall have been made) and the Collateral Agent shall have received reasonably detailed customary evidence thereof;

(ii) On each Flag Jurisdiction Transfer Date (or such later date as is acceptable to the Administrative Agent in its sole discretion) with respect to a Mortgaged Vessel, the Administrative Agent shall have received from (A) counsel to the Loan Party consummating the Flag Jurisdiction Transfer reasonably satisfactory to the Administrative Agent, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated such Flag Jurisdiction Transfer Date, which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover such matters incident thereto as the Administrative Agent or the Collateral Agent may reasonably request (including matters addressed in the opinions of counsel delivered with respect to the Mortgaged Vessels pursuant to Section 4.01) and (B) local counsel to the Loan Parties consummating the relevant Flag Jurisdiction Transfer reasonably satisfactory to the Administrative Agent practicing in those jurisdictions in which the Transferred Vessel is registered and/or the Loan Party owning such Transferred Vessel is organized, which opinions shall be addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated such Flag Jurisdiction Transfer Date, which shall (x) be in form and substance reasonably acceptable to the Administrative Agent and (y) cover the perfection of the security interests granted pursuant to the Ship Mortgage(s) and such other matters incident thereto as the Administrative Agent or the Collateral Agent may reasonably request (including matters addressed in the opinions of counsel delivered with respect to the Mortgaged Vessels pursuant to Section 4.01);

(iii) On each Flag Jurisdiction Transfer Date (or such later date as is acceptable to the Administrative Agent in its sole discretion) with respect to a Mortgaged Vessel, the Administrative Agent shall have received: (x) certificates of ownership or abstracts of title from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of the Transferred Vessel transferred on such date by the relevant Subsidiary Guarantor and (y) the results of maritime registry searches with respect to the Transferred Vessel transferred on such date, indicating no record liens other than Liens in favor of the Collateral Agent and Permitted Liens;

(iv) On or prior to each Flag Jurisdiction Transfer Date with respect to a Mortgaged Vessel, a certificate, dated as of a recent date, signed by the President, any Vice President, the Treasurer or an authorized manager, member or general partner of the Loan Party commencing such Flag Jurisdiction Transfer, certifying that (A) all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the Flag Jurisdiction Transfer being consummated on such date and otherwise referred to herein shall have been obtained and remain in effect, (B) there exists no judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon such Flag Jurisdiction Transfer and (C) any other matters the Administrative Agent may reasonably request;

provided, further, the Agents shall have received an Officer’s Certificate on or prior to such Flag Jurisdiction Transfer Date, certifying that such proposed Flag Jurisdiction Transfer complies with the conditions of this definition (with such detailed back-up data and calculations as either Agent may reasonably request). Notwithstanding anything herein to the contrary, the registration and flag of the Hercules Highlander, Hercules Triumph and Hercules Resilience may not be transferred to the Federal Republic of Nigeria.

“Flag Jurisdiction Transfer Date” shall mean the date on which a Flag Jurisdiction Transfer occurs.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

“Fronted Lender” shall mean the Lenders with Commitments hereunder set forth in Schedule 2 that have requested that Jefferies Finance LLC front the Loans on their behalf, have executed a Closing Date Assignment and Assumption Agreement and have deposited an amount equivalent to 97% of their Commitments in the Agent Escrow Account as set forth on Schedule 2.

“Fronting Fee” shall have the meaning assigned to such term in Section 2.05(b).

“Fund” shall mean any person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the Closing Date, if permitted by the SEC, Borrower may elect to apply International Financial Reporting Standards (“IFRS”) in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein); provided that calculation or determination that requires the application of GAAP for periods that include fiscal quarters ended prior to Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. Borrower shall give notice of any such election made in accordance with this definition to the Administrative Agent and the Lenders.

“Gibraltar” shall mean the British Overseas Territory of Gibraltar.

“Gibraltar Charged Assets” shall mean the “Security Assets” (as such term is defined in each of the Gibraltar Share Charge and the Gibraltar Debenture respectively).

“Gibraltar Debenture” shall mean the Gibraltar law governed debenture, dated as of the Closing Date, between the Gibraltar Guarantor and the Collateral Agent.

“Gibraltar Guarantor” shall mean Discovery Offshore (Gibraltar) Limited, a company incorporated under the laws of Gibraltar with registered number 107003 whose registered office is situated at 10/8 International Commercial Centre, Casemates Square Gibraltar.

“Gibraltar Share Charge” shall mean the Gibraltar law governed charge over shares, dated as of the Closing Date, between Discovery Offshore S.à r.l.and the Collateral Agent.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Real Property Disclosure Requirements” shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property to be sold, leased, mortgaged, assigned or transferred.

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by the Subsidiary Guarantors.

“Guarantors” shall mean the Subsidiary Guarantors.

“Hazardous Material” shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.

“Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“Highlander Construction Contract” shall mean Contract for the Construction and Sale of One (1) Friede & Goldman Design JU2000E Jack-Up Drilling Unit, dated as of May 19, 2014, among Hercules North Sea, Ltd. and Jurong Shipyard Pte Ltd.

“Highlander Drilling Contract” shall mean Contract No. 173756 for the Provision of a Harsh Environment Jack-Up Drilling Unit for Culzean, dated as of May 19, 2014, among Hercules British Offshore Limited and Maersk Oil North Sea UK Limited.

“Immaterial Subsidiary” shall mean, at any date of determination, any Subsidiary of Borrower (a) whose total assets (after intercompany eliminations), together with the total assets of all of its Subsidiaries, as of the last day of the most recent Test Period constitute no more than 2.5% of Total Assets as of such date and (b) whose gross revenue, together with the gross revenue of all of its Subsidiaries, for such Test Period constitutes no more than 2.5% of the consolidated gross revenue of Borrower and its Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Subsidiaries that are not Guarantors solely because they meet the thresholds set forth in clauses (a) and (b) comprise in the aggregate more than 2.5% of Total Assets as of the last day of the most recent Test Period or more than 2.5% of the total revenue of Borrower and its Subsidiaries for such Test Period, then Borrower shall, not later than 10 days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period as the Administrative Agent may agree in its sole discretion), (i) designate in writing to the Administrative Agent one or more of such Subsidiaries to not be “Immaterial Subsidiaries” for purposes of this Agreement to the extent required such that the foregoing condition ceases to be true and (ii) comply with the provisions of Section 5.11 applicable to such Subsidiary.

“incur” shall mean, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a person existing at the time such person became a Subsidiary shall be deemed to have been incurred by such Subsidiary at the time it becomes a Subsidiary and (2) none of the accrual of interest, the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness.

“Indebtedness” of any person at any date shall mean, without duplication:

(1) all liabilities, contingent or otherwise, of such person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof);

(2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

(3) all reimbursement obligations of such person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(4) all obligations of such person to pay the deferred and unpaid purchase price of property or services, except deferred compensation, trade payables, advances on contracts and accrued expenses incurred by such person in the ordinary course of business in connection with obtaining goods, materials or services;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such person;

(6) all Capitalized Lease Obligations of such person;

(7) all Indebtedness of others secured by a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person;

(8) all Indebtedness of others guaranteed by such person to the extent of such guarantee; provided that Indebtedness of Borrower or its Subsidiaries that is guaranteed by Borrower or Borrower’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of Borrower and its Subsidiaries on a consolidated basis;

(9) to the extent not otherwise included in this definition, net Hedging Obligations of such person;

(10) all obligations of such person under conditional sale or other title retention agreements relating to assets purchased by such person; and

(11) all Contingent Obligations of such person in respect of Indebtedness of others of the kinds referred to in clauses (1) through (10) above.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such person for any such Contingent Obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date of determination and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on the applicable date on which an amount of Indebtedness outstanding shall be required to be determined pursuant hereto. Notwithstanding the foregoing, in no event shall the reclassification of any lease or other liability as indebtedness due to a change in accounting principles after the Closing Date be deemed to be an incurrence of Indebtedness for purposes hereof.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 10.03(b).

“Identified Participating Lenders” shall have the meaning assigned to such term in Section 2.10(a)(iii)(3)(C).

“Identified Qualifying Lenders” shall have the meaning assigned to such term in Section 2.10(a)(iii)(4)(C).

“Information” shall have the meaning assigned to such term in Section 10.12.

“Insolvency Proceeding” shall mean any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its property; or (c) an assignment or trust mortgage for the benefit of creditors.

“Insurance Assignments” shall mean, with respect to any Mortgaged Vessel, the first-priority collateral assignments of insurance in favor of the Collateral Agent given by the applicable Loan Parties in respect of all insurance covering the Mortgaged Vessels or their respective operations, substantially in the form of Exhibit I hereto as the same may be amended, supplemented or modified from time to time.

“Insurance Policies” shall mean the insurance policies and coverages required to be maintained by each Loan Party which is an owner of a Mortgaged Vessel or Mortgaged Property with respect to the applicable Mortgaged Vessels or Mortgaged Property pursuant to Section 5.04 and all renewals and extensions thereof.

“Insurance Requirements” shall mean, collectively, all provisions of the Insurance Policies and all requirements of the issuer of any of the Insurance Policies.

“Intellectual Property” shall have the meaning assigned to such term in Section 3.06(a).

“Intercompany Note” shall mean a promissory note substantially in the form of Exhibit J, or such other form as is acceptable to the Administrative Agent.

“Intercreditor Agreement” shall mean an Intercreditor Agreement executed in connection with any transaction requiring such agreement to be executed pursuant to the terms hereof, among the Collateral Agent, Borrower, the Guarantors and one or more Senior Representatives of Indebtedness incurred under Section 6.01 or any other party, as the case may be on terms that are reasonably satisfactory to the Required Lenders, in each case, as amended, restated, supplemented or otherwise modified.

“Interest Election Request” shall mean a request by Borrower to convert or continue a Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit K

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Loan, the Maturity Date or such earlier date on which the Commitments are terminated.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or nine or twelve months if agreed to by all affected Lenders) thereafter, as Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investments” of any person shall mean:

(1) all direct or indirect investments by such person in any other person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other person, and any guarantee of Indebtedness of any other person;

(2) all purchases (or other acquisitions for consideration) by such person of Indebtedness, Equity Interests or other securities of any other person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (2) of the definition thereof);

(3) all other items that would be classified as investments on a balance sheet of such person prepared in accordance with GAAP (including, if required by GAAP, purchases of assets outside the ordinary course of business); and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of an Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 6.20. If Borrower or any Subsidiary sells or otherwise disposes of any Equity Interests of any Subsidiary, or any Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such person is no longer a Subsidiary, Borrower shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of Borrower shall be deemed not to be Investments.

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit L.

“Junior Financings” shall mean (x) Indebtedness of Borrower or any Subsidiary incurred under Section 6.01(b) that is unsecured or secured on a junior lien basis to the Liens securing the Obligations (other than Indebtedness among Borrower and its Subsidiaries) and (y) Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by Borrower or any Subsidiary).

“Lenders” shall mean (a) the financial institutions party hereto on the Closing Date and (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption or Affiliated Lender Assignment and Assumption, as applicable, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption or Affiliated Lender Assignment and Assumption, as applicable.

“L/C Facility” shall mean a letter of credit facility established by Borrower or a Subsidiary on or after the Closing Date with one or more issuing banks, the sole purpose of which facility is to provide for the issuance of letters of credit.

“LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period therefor, the rate per annum equal to the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on Reuters Screen LIBOR01 Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the LIBOR Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if Reuters Screen LIBOR01 Page shall at any time no longer exist, “LIBOR Rate” shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the rate per annum equal to the rate at which the Administrative Agent is offered deposits in dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period. “Reuters Screen LIBOR01 Page” shall mean the display designated on the Reuters 3000 Xtra Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market).

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement; provided that for the avoidance of doubt, the interest of a person as owner or lessor under charters or leases of property shall not constitute “Liens” on or in respect of such property.

“Lift Boats” shall mean the self-propelled, self-elevating vessels of Borrower and its Subsidiaries, together with related equipment and spare parts.

“Loan” shall have the meaning assigned to such term in Section 2.01(a). Each Loan shall either be an ABR Loan or a Eurodollar Loan.

“Loan Documents” shall mean this Agreement, the Notes (if any), the Security Documents, the Agent Escrow Agreement and, other than for purposes of Section 10.02(b), the Administrative Agent Fee Letter.

“Loan Parties” shall mean Borrower and the Subsidiary Guarantors.

“Luxembourg” shall mean the Grand Duchy of Luxembourg.

“Luxembourg Guarantor” shall mean a Guarantor incorporated or established under Luxembourg law.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Change” shall mean (i) any fact, event, change, effect, development, circumstance or occurrence that, individually or together with any other fact, event, change, effect, development, circumstance or occurrence, has had or could reasonably be expected to have a material and adverse effect on the condition (financial or otherwise), business, assets, liabilities or results of operations of Borrower and its subsidiaries taken as a whole, (ii) anything that could reasonably be expected to prevent, materially delay or materially restrict or impair Borrower and its Subsidiaries party to the Restructuring Support Agreement from consummating the transactions contemplated in the term sheet attached to the Restructuring Support Agreement, the Plan (as defined in the Restructuring Support Agreement) and the Restructuring Support Agreement, or (iii) any fact, event, change, effect, development, circumstance or occurrence that, individually or together with any other fact, event, change, effect, development, circumstance or occurrence that, has had or could reasonably be expected to have a material and adverse effect on (A) the ability of Borrower or the other Loan Parties to perform their respective obligations under the Loan Documents or (B) the ability of the Agents and/or the Lenders to enforce their rights and remedies under the Loan Documents; provided that the following shall not constitute a Material Adverse Change and shall not be taken into account in determining whether or not there has been, or could reasonably be expected to be a Material Adverse Change under clauses (i), (ii) and (iii) above: (A) any change after June 17, 2015 in any law or GAAP, or any interpretation thereof; (B) any change after June 17, 2015 in currency, exchange or interest rates or the financial or securities markets generally; (C) any change to the extent resulting from the announcement or pendency of the transactions contemplated by the Restructuring Support Agreement or the term sheet attached to the Restructuring Support Agreement; and (D) any change resulting from actions of Borrower expressly required to be taken pursuant to the Restructuring Support Agreement or the term sheet attached to the Restructuring Support Agreement, except in the cases of clauses (A) and (B) above to the extent such change or event is disproportionately adverse with respect to Borrower when compared to other companies in the industry in which Borrower operates; provided, further, for the avoidance of doubt and notwithstanding the above, it shall be a Material Adverse Change if there occurs any of the following: (x) any adverse development with respect to the Highlander Drilling Contract or the Highlander Construction Contract; (y) any adverse development with respect to any other material contract (or contracts), including (1) the contract with a subsidiary of Eni S.p.A. with respect to the Hercules 260 and (2) the contracts with Saudi Aramco with respect to the Hercules 261 and Hercules 262, that could, individually or in the aggregate, reasonably be expected to result in a reduction in revenue backlog of more than $90.0 million for Borrower; provided that any such reduction in revenue backlog attributable to a contract with a customer shall be netted against any additional revenue attributable to extension, amendment or renegotiation of an existing contract or execution of a new contract with such customer and/or any of such customer’s affiliates within three (3) days of the occurrence of the reduction, or (z) the termination, replacement, resignation, or other change in the identity, of the chief executive officer of Borrower (for the avoidance of doubt, the preceding clause (y) assumes that no Material Adverse Change has occurred as a result of the announced modifications to the Saudi Aramco contracts publicly disclosed on June 1, 2015).

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, results of operations or financial condition of Borrower and its Subsidiaries, taken as a whole; (b) material impairment of the ability of the Loan Parties to fully and timely perform their obligations under the Loan Documents; (c) material impairment of the rights of or benefits or remedies available to the Administrative Agent, the Lenders or the Collateral Agent under any Loan Document (other than any event described in the proviso in clause (k) or (l) of Section 8.01); or (d) a material adverse effect on the Collateral (taken as a whole) or the Hercules Highlander or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on the Collateral (taken as a whole) or the Hercules Highlander or the priority of such Liens.

“Material Agreement” shall mean each of (a) any contract or other arrangement to which Borrower or any of its Subsidiaries is a party (other than the Loan Documents and any such contract or arrangement that terminated on or before the Closing Date) for which breach, non-performance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect, (b) any contract or agreement governing Indebtedness with an aggregate principal amount exceeding $15.0 million (other than the Loan Documents, any such contract or arrangement that terminated on or before the Closing Date and intercompany Indebtedness among Borrower and its Subsidiaries), and (c) any contract or agreement to which Borrower or any of its Subsidiaries is a party (other than the Loan Documents, contracts and agreements described in clause (b), any such contract or arrangement that terminated on or before the Closing Date and intercompany Indebtedness among Borrower and its Subsidiaries) involving the aggregate consideration payable to or by Borrower or any of its Subsidiaries of $2.5 million (or, in the case of customer contracts, $10.0 million) or more in any Fiscal Year (other than (i) purchase orders in the ordinary course of business of Borrower or any of its Subsidiaries and (ii) contracts that by their terms may be terminated in the ordinary course of business upon less than 60 days’ notice without penalty or premium).

“Material Non-Public Information” shall mean information that is (a) not publicly available, (b) material with respect to Borrower and its Subsidiaries or their respective securities for purposes of United States federal and state securities laws and (c) of a type that would be publicly disclosed in connection with any issuance by Borrower or any of its Subsidiaries of debt or equity securities issued pursuant to a public offering, a Rule 144A offering or other private placement where assisted by a placement agent.

“Maturity Date” shall mean May 6, 2020.

“Maximum Rate” shall have the meaning assigned to such term in Section 10.14.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” shall mean an agreement, including a mortgage, deed of trust, leasehold mortgage, leasehold deed of trust, assignment of leases and rents or any other document, creating and evidencing a Lien on a Mortgaged Property, substantially in form of Exhibit S, in each case, with such schedules and including such changes and/or additional provisions as shall be necessary to conform such document to applicable local or foreign Requirements of Law or as shall be customary under applicable local or foreign Requirements of Law.

“Mortgaged Property” shall mean (a) each parcel of Real Property identified as a Mortgaged Property on Schedule 9 to the Perfection Certificate dated the Closing Date and (b) each parcel of Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 5.11(c), but excluding any such Mortgaged Property that ceases to be subject to a Mortgage.

“Mortgaged Vessel Contract” shall mean any charterparty, pool agreement or drilling contract in respect of any Mortgaged Vessel or other contract for use of any Mortgaged Vessel, including the Highlander Drilling Contract.

“Mortgaged Vessels” shall mean, collectively, the Vessels of Borrower and its Subsidiaries that are subject to a Lien (or required to be subject to a Lien pursuant to Section 5.11(d)) in favor of the Collateral Agent pursuant to one or more Security Documents, including, as of the Closing Date, the Vessels listed on Schedule 1.01(c) and the Hercules Highlander (it being understood that a Ship Mortgage cannot be delivered in respect of the Hercules Highlander until Delivery (as defined in the Highlander Construction Contract) of the Hercules Highlander has occurred).

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Company or any of its ERISA Affiliates is then making or accruing an obligation to make contributions; (b) to which any Company or any of its ERISA Affiliates has within the preceding five plan years made contributions; or (c) with respect to which any Company could incur liability.

“Net Available Proceeds” shall mean, with respect to any Asset Sale, Debt Issuance, Stock Issuance or Casualty Event, the proceeds thereof in the form of cash or Cash Equivalents received by Borrower or any of its Subsidiaries from such event, net of

(1) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such event;

(2) provisions for taxes payable as a result of such event (after taking into account any available tax credits or deductions and any tax sharing arrangements) or the repatriation of proceeds from such event;

(3) amounts required to be paid to any person (other than Borrower or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or Casualty Event or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by Borrower or any Subsidiary, as the case may be, as a reserve required in accordance with GAAP or amounts placed by Borrower or any Subsidiary in escrow against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by Borrower or any Subsidiary, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale; provided that any amounts remaining after adjustments, revaluations or liquidations of such reserves or such amounts held in escrow shall constitute Net Available Proceeds.

“Non-Recourse Debt” shall mean Indebtedness of an Unrestricted Subsidiary or joint venture:

(1) as to which neither Borrower nor any Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary or joint venture) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Obligations or any Indebtedness permitted by Section 6.01(b)) of Borrower or any Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Notes” shall mean any notes evidencing the Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit N.

“Obligations” shall mean (a) obligations (including the Guarantees or any other guarantees) of Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and the other Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents.

“OFAC” shall have the meaning assigned to such term in Section 3.22(b).

“Offered Amount” shall have the meaning assigned to such term in Section 2.10(a)(iii)(4)(A).

“Offered Discount” shall have the meaning assigned to such term in Section 2.10(a)(iii)(4)(A).

“Officer’s Certificate” shall mean a certificate executed by the chairman of the Board of Directors (if an officer) (in the case of Borrower), a director or a member of the board of managers (in the case of a Subsidiary of Borrower), the chief executive officer, the president or one of the Financial Officers, each in his or her official (and not individual) capacity.

“Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person , (v) in the case of a person organized in Luxembourg, the articles of incorporation or the articles of incorporation in a restated version (statuts coordonnés) and (vi) in any other case, the functional equivalent of the foregoing.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16(b)).

“Participant” shall have the meaning assigned to such term in Section 10.04(d).

“Participant Register” has the meaning given to such term in Section 10.04(d).

“Participating Lender” has the meaning given to such term in Section 2.10(a)(iii)(3)(B).

“Patriot Act” shall have the meaning assigned to such term in Section 4.01(n).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Act” shall mean the Pension Protection Act of 2006, as it presently exists or as it may be amended from time to time.

“Perfection Certificate” shall mean a certificate in the form of Exhibit O or any other form approved by the Collateral Agent.

“Permitted Acquisition Indebtedness” shall mean Indebtedness of Borrower or any of its Subsidiaries to the extent such Indebtedness was Indebtedness of: (1) a Subsidiary (including, for this purpose, Unrestricted Subsidiaries, if any) prior to the date on which such Subsidiary (including, for this purpose, Unrestricted Subsidiaries, if any) became a Subsidiary; or (2) a person that was merged or consolidated into Borrower or a Subsidiary, provided that, in each case, such Indebtedness was not incurred in connection with or in contemplation of such event and on the date such Subsidiary (including, for this purpose, Unrestricted Subsidiaries, if any) became a Subsidiary or the date such person was merged and consolidated into Borrower or a Subsidiary, as applicable, after giving pro forma effect thereto: (a) the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 or (b) the Consolidated Interest Coverage Ratio would be equal to or greater than the Consolidated Interest Coverage Ratio immediately prior to such transaction.

“Permitted Business” shall mean the businesses engaged in by Borrower and its Subsidiaries on the Closing Date as described in Borrower’s Form 10-K (as filed with the SEC) for the fiscal year ended December 31, 2014, and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Investment” shall mean:

(1) Investments by Borrower or any Subsidiary in (a) any Subsidiary Guarantor or (b) any person that will become immediately after such Investment a Subsidiary Guarantor or that will merge or consolidate into Borrower or any Subsidiary Guarantor and any Investment held by any such person at such time that was not incurred in contemplation of such acquisition, merger, consolidation or transfer (provided that, in each case, if such Investments are in the form of Indebtedness, such Indebtedness is permitted under Section 6.01);

(2) Investments in Borrower by any Subsidiary;

(3) loans and advances to, or reimbursements of, directors, employees and officers of Borrower and the Subsidiaries (a) in the ordinary course of business (including payroll, travel and entertainment related advances and reimbursements) (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes-Oxley Act) and (b) to purchase Equity Interests of Borrower not in excess of $5.0 million at any one time outstanding;

(4) Hedging Obligations entered into for bona fide hedging purposes of Borrower or any Subsidiary and not for the purpose of speculation;

(5) Investments in cash and Cash Equivalents;

(6) receivables owing to Borrower or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as Borrower or any such Subsidiary deems reasonable under the circumstances;

(7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or received in compromise or resolution of litigation, arbitration or other disputes;

(8) Investments made by Borrower or any Subsidiary as a result of consideration received in connection with (a) an Asset Sale made in compliance with Section 6.06 or (b) a trade or exchange deemed not to be an Asset Sale pursuant to clause (7) of the definition of “Asset Sale”;

(9) lease, utility and other similar deposits in the ordinary course of business;

(10) Investments made by Borrower or a Subsidiary for consideration consisting only of Qualified Equity Interests of Borrower or any of its Subsidiaries (including, for this purpose, Unrestricted Subsidiaries, if any);

(11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Borrower or any Subsidiary or in satisfaction of judgments;

(12) [Reserved];

(13) Investments existing on the Closing Date and listed on Schedule 6.04 or Investments consisting of any extension, modification or renewal (without increasing the amount) of any Investments existing on the Closing Date and listed on Schedule 6.04;

(14) Investments by Borrower or any Subsidiary in any Subsidiary that is not a Loan Party; provided (i) the aggregate amount of Investments made under this clause (14), together with such Investments by Borrower or any Subsidiary in any Subsidiary that is not a Loan Party pursuant to clause (20) below, shall not exceed at any time outstanding $5.0 million and (ii) no Default or Event of Default shall have occurred and be continuing or would result from the making of such Investment;

(15) advances, deposits and prepayments for purchases of any assets, including any Equity Interests;

(16) endorsements for collection of deposits in the ordinary course of business;

(17) guarantees of Indebtedness permitted under Section 6.01;

(18) guarantees by Borrower or any of its Subsidiaries of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Subsidiary in the ordinary course of business;

(19) Investments received as a result of a foreclosure by Borrower or any of its Subsidiaries with respect to any secured investment permitted hereunder that is in default; and

(20) other Investments in any person (including Unrestricted Subsidiaries) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) since the Closing Date and then outstanding, not to exceed $25.0 million (net of, with respect to the Investment in any particular person made pursuant to this clause, the cash return thereon received after the Closing Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such person made after the Closing Date in reliance on this clause). Notwithstanding anything to the contrary herein, all Investments made by Borrower or any Subsidiary in any Subsidiary that is not a Loan Party pursuant to this clause (20), together with all Investments made pursuant to clause (14) above, shall not exceed at any time outstanding $5.0 million.

In determining whether any Investment is a Permitted Investment, Borrower may allocate or reallocate all or any portion of an Investment among the clauses of this definition and Section 6.04. For the purposes of determining compliance with any U.S. dollar-denominated restriction on Investments denominated in a foreign currency, the U.S. dollar-equivalent amount of such Investment shall be calculated based on the relevant currency exchange rate in effect on the date that such Investment was made.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Refinancing” shall mean Indebtedness of Borrower or a Subsidiary incurred in exchange for, or the proceeds of which are used to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any Indebtedness of Borrower or any Subsidiary (the “Refinanced Indebtedness”); provided that:

(1) the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Permitted Refinancing does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Permitted Refinancing;

(2) the obligor of the Permitted Refinancing does not include any person that is not an obligor of the Refinanced Indebtedness;

(3) if the Refinanced Indebtedness was subordinated in right of payment to the Obligations or the Guarantees, as the case may be, then such Permitted Refinancing, by its terms, is subordinate in right of payment to the Obligations or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(4) the Permitted Refinancing has a final stated maturity either (a) no earlier than the Refinanced Indebtedness or (b) after the Maturity Date;

(5) the portion, if any, of the Permitted Refinancing that is scheduled to mature on or prior to the Maturity Date has a Weighted Average Life to Maturity at the time such Permitted Refinancing is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the Maturity Date;

(6) the proceeds of the Permitted Refinancing shall be used substantially concurrently with the incurrence thereof to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value the Refinanced Indebtedness;

(7) if the Refinanced Indebtedness is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing may be secured by such collateral on terms no less favorable to the Secured Parties than those contained in the documentation (including any intercreditor agreement) governing the Refinanced Indebtedness; and

(8) with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(o), the Liens securing such Permitted Refinancing shall be subject to an Intercreditor Agreement not less favorable, taken as a whole, to the Secured Parties than the Intercreditor Agreement governing the Refinanced Indebtedness.

“person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 430 of the Code or Section 303 of ERISA which is maintained or contributed to by any Company or any of its ERISA Affiliates or with respect to which any Company could incur liability (including under Section 4069 of ERISA).

“Plan of Reorganization” shall have the meaning assigned to such term in the recitals hereto and shall include the all exhibits and documents in each of the First Plan Supplement and Second Plan Supplement, which are incorporated into and part of the Plan of Reorganization pursuant to the terms of the Plan of Reorganization and the Confirmation Order.

“Platform” shall have the meaning assigned to such term in Section 10.01.

“Preferred Stock” shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date.

“Premises” shall have the meaning assigned thereto in the applicable Mortgage.

“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

“Public Lenders” shall have the meaning assigned to such term in Section 10.01(d).

“Purchase Money Obligation” shall mean Indebtedness, including Capitalized Lease Obligations, of Borrower or any Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of Borrower or any Subsidiary or the cost of installation, construction or improvement thereof; provided that (except in the case of Capitalized

Lease Obligations) (1) the amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred within 180 days after such acquisition of such asset by Borrower or such Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” shall mean Equity Interests of such person other than Disqualified Equity Interests. Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of Borrower.

“Qualifying Lender” has the meaning given to such term in Section 2.10(a)(iii)(4)(C).

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Recipient” shall mean (a) the Administrative Agent and (b) any Lender, as applicable.

“Redesignation” has the meaning given to such term in Section 6.20.

“Register” shall have the meaning assigned to such term in Section 10.04(c).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Assets” shall mean, with respect to any Mortgaged Vessel, (i) any insurance policies and contracts from time to time in force with respect to such Mortgaged Vessel, (ii) the Equity Interests of any Subsidiary owning such Mortgaged Vessel and related assets, (iii) any requisition compensation payable in respect of any compulsory acquisition of such Mortgaged Vessel, (iv) any Earnings derived from the use or operation of such Mortgaged Vessel and/or any account to which such Earnings are deposited, (v) any charters, operating leases, Vessel purchase options and related agreements with respect to such Mortgaged Vessel entered into and any security or guarantee in respect of the charterer’s or lessee’s obligations under such charter, lease, Vessel purchase option or agreement, (vi) any cash collateral account established with respect to such Mortgaged Vessel pursuant to the financing arrangement with respect thereto, (vii) any building, conversion or repair contracts relating to such Mortgaged Vessel and any security or guarantee in respect of the builder’s obligations under such contract and (viii) any security interest in, or agreement or assignment relating to, any of the foregoing or any mortgage in respect of such Mortgaged Vessel and any asset reasonably related, ancillary or complementary thereto.

“Related Parties” shall mean, with respect to any person, such person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such person and of such person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

“Required Commitment Parties” shall have the meaning assigned to such term in the Commitment Letter.

“Required Lenders” shall mean Lenders having more than 50% of all Commitments or, after the Commitments have terminated, more than 50% of all Total Exposure; provided that the Loans and Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that to the same extent set forth in Section 10.04(h) with respect to the determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders.

“Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.

“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken and reasonably necessary to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, subclause (b)(i) or (b)(ii) above.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

“Restricted Investment” shall mean any Investment other than a Permitted Investment.

“Restricted Payment” shall mean any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of Borrower or any Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of Borrower or any Subsidiary, including any payment in connection with any merger or consolidation involving Borrower but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Subsidiaries, dividends or distributions payable to Borrower or to a Subsidiary and pro rata (or on a basis more favorable to Borrower) dividends or distributions payable to minority stockholders of any Subsidiary;

(2) the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of Borrower or any Subsidiary (including any payment in connection with any merger or consolidation involving Borrower) but excluding any such Equity Interests held by Borrower or any Subsidiary;

(3) any Restricted Investment; or

(4) any principal payment on, purchase, redemption, defeasance, prepayment or other acquisition or retirement for value prior to any scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Junior Financings.

“Restricted Payments Basket” has the meaning assigned to such term in Section 6.04(3).

“Restructuring Support Agreement” shall mean that certain Restructuring Support Agreement (including the term sheet and any other attachments thereto), dated as of June 17, 2015, by and among the Debtors and the supporting noteholders from time to time party thereto.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.03.

“Sanctions Laws” shall have the meaning assigned to such term in Section 3.22.

“Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Second Plan Supplement” shall mean the Second Plan Supplement for the Debtors’ Joint Prepackaged Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, filed with the Bankruptcy Court on September 22, 2015 at Bankruptcy Court Docket No. 159.

“Secured First Lien Indebtedness” shall mean any Indebtedness of Borrower or any Subsidiary secured by a Lien on assets or property of Borrower or such Subsidiary, excluding (a) Indebtedness of an Unrestricted Subsidiary and (b) Indebtedness that is contractually subordinated or junior to the Liens securing the Obligations.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, the Lenders and the Indemnitees.

“Securities Act” shall mean the Securities Act of 1933 as amended from time to time and any successor statute.

“Securities Collateral” shall have the meaning assigned to such term in the Security Agreement.

“Security Agreement” shall mean a Security Agreement substantially in the form of Exhibit P among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

“Security Agreement Collateral” shall mean all property pledged or granted as collateral pursuant to the Security Agreement (a) on the Closing Date or (b) thereafter pursuant to Section 5.11.

“Security Documents” shall mean the Security Agreement, any Control Agreement, the Escrow Agreement, the Ship Mortgages, the Trademark Security Agreement, any Intercreditor Agreement (if any) and each other security document, collateral document, debenture, pledge agreement, instruments or any other document executed by a Loan Party and delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Obligations.

“Senior Representative” shall mean, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which Indebtedness incurred under Section 6.01 is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured First Lien Leverage Ratio” shall mean, on any date, the ratio of (1) Secured First Lien Indebtedness of such person and its Subsidiaries as of such date (determined on a consolidated basis in accordance with GAAP) to (2) Consolidated Cash Flow of such person for the then most recent four fiscal quarters ending prior to such date for which financial statements are internally available. In the event that Borrower or any of its Subsidiaries incurs or redeems any Secured First Lien Indebtedness subsequent to the commencement of the period for which the Senior Secured First Lien Leverage Ratio is being calculated but prior to the event for which the calculation of the Senior Secured First Lien Leverage Ratio is made, then the Senior Secured First Lien Leverage Ratio shall be calculated giving pro forma effect to such incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four fiscal quarter period. The Senior Secured First Lien Leverage Ratio shall be calculated in a manner consistent with the definition of “Consolidated Interest Coverage Ratio,” including any pro forma adjustments to Consolidated Cash Flow as set forth therein (including for acquisitions).

“Ship Mortgage” shall mean any of the first preferred mortgages or first preferred fleet mortgages of a vessel or vessels registered in an Acceptable Flag Jurisdiction in the form of Exhibit H-1, H-2, H-3, H-4 or H-5, as applicable, and with the additional requirement that such mortgage satisfies the definition of “preferred mortgage” under 46 USC Section 31301(6) or the comparable statutes and regulations of the applicable Acceptable Flag Jurisdiction.

“Significant Owner” shall mean persons who, together with their Affiliates, directly or indirectly (i) hold more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Borrower on the Closing Date or (ii) hold more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Borrower at the time of, or after giving effect to, an assignment of Loans pursuant to Section 10.04.

“Solicited Discount Proration” shall have the meaning assigned to such term in Section 2.10(a)(iii)(4)(C).

“Solicited Discounted Prepayment Amount” shall have the meaning assigned to such term in Section 2.10(a)(iii)(4)(A).

“Solicited Discounted Prepayment Notice” shall mean a written notice of Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.10(a)(iii)(4) substantially in the form of Exhibit E-4.

“Solicited Discounted Prepayment Offer” shall mean the irrevocable written offer by each Lender, substantially in the form of Exhibit E-5, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” shall have the meaning assigned to such term in Section 2.10(a)(iii)(4)(A).

“Specified Discount” shall have the meaning assigned to such term in Section 2.10(a)(iii)(2)(A).

“Specified Discount Prepayment Amount” shall have the meaning assigned to such term in Section 2.10(a)(iii)(2)(A).

“Specified Discount Prepayment Notice” shall mean a written notice of a Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.10(a)(iii)(2) substantially in the form of Exhibit E-6.

“Specified Discount Prepayment Response” shall mean the irrevocable written response by each Lender, substantially in the form of Exhibit E-7, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” shall have the meaning assigned to such term in Section 2.10(a)(iii)(2)(A).

“Specified Discount Proration” shall have the meaning assigned to such term in Section 2.10(a)(iii)(2)(C).

“Statutory Reserves” shall mean for any Interest Period for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurocurrency liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

“Stock Issuance” shall mean a capital contribution to, or the issuance or sale of Equity Interests of, Borrower or any of its Subsidiaries (other than Stock Issuances (i) by any Subsidiary of Borrower to any Loan Party, (ii) pursuant to any employee stock or stock option compensation plan, including any management incentive plan, (iii) upon the exercise of any warrants issued pursuant to the Plan of Reorganization or (iv) by Borrower, the proceeds of which are used to make Asset Acquisitions or Vessel Acquisitions permitted hereunder).

“Submitted Amount” shall have the meaning assigned to such term in Section 2.10(a)(iii)(3)(A).

“Submitted Discount” shall have the meaning assigned to such term in Section 2.10(a)(iii)(3)(A).

“Subordinated Indebtedness” shall mean Indebtedness of Borrower or any Subsidiary that is expressly subordinated in right of payment to the Obligations or the Guarantees, respectively.

“Subsidiary” shall mean, with respect to any person:

(1) any corporation, limited liability company, association or other business entity of which at least 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof);

provided that unless the context requires otherwise, no Unrestricted Subsidiary shall be deemed to be a Subsidiary of Borrower for purposes of any Loan Document except as provided in Section 6.20 hereof.

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of Borrower.

“Subsidiary Guarantor” shall mean, as of the Closing Date, each Subsidiary listed on Schedule 1.01(e), and each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.11.

“Successor” shall have the meaning assigned to such term in Section 6.05(1).

“Supermajority Lenders” shall mean Lenders having more than 66-2/3% of all Commitments or, after the Commitments have terminated, more than 66-2/3% of all Total Exposure; provided that the Loans and Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders; provided, further, that to the same extent set forth in Section 10.04(h) with respect to the determination of Supermajority Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Supermajority Lenders.

“Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon), which is (a)(i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company, if any, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey, if such Mortgaged Property is located in the United States, and (v) if a title policy is being obtained in connection with such Mortgaged Property, sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and to issue a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) (or, if such Mortgaged Property is not located in the United States, the comparable standard in the local jurisdiction), naming the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance reasonably satisfactory to the Administrative Agent and/or (b) otherwise reasonably acceptable to the Collateral Agent.

“Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed with a Governmental Authority in respect of Taxes.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

A “Test Period” in effect at any time shall mean the period of four consecutive fiscal quarters of Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or were required to be delivered pursuant to Section 5.01(a) or (b), without giving effect to any grace period applicable thereto, or, for the period prior to the time any such statements are so delivered pursuant to Section 5.01(a) or (b), the four consecutive fiscal quarters of Borrower ended June 30, 2015.

“Title Company” shall mean any title insurance company as shall be retained by Borrower and reasonably acceptable to the Administrative Agent.

“Total Assets” shall mean the total assets of Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of Borrower delivered pursuant to Section 5.01(a) or (b) or, for the period prior to the time any such statements are so delivered pursuant to Section 5.01(a) or (b), the Pro Forma Balance Sheet.

“Total Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Loans of such Lender.

“Total Leverage Ratio” shall mean, on any date, the ratio of (1) any Indebtedness of Borrower or any Subsidiary (other than intercompany Indebtedness among Borrower and its Subsidiaries) to (2) Consolidated Cash Flow for the then most recent four fiscal quarters ending prior to such date for which financial statements are internally available. In the event that Borrower or any of its Subsidiaries incurs or redeems any Indebtedness subsequent to the commencement of the period for which the Total Leverage Ratio is being calculated but prior to the event for which the calculation of the Total Leverage Ratio is made, then the Total Leverage Ratio shall be calculated giving pro forma effect to such incurrence or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four fiscal quarter period. The Total Leverage Ratio shall be calculated in a manner consistent with the definition of “Consolidated Interest Coverage Ratio,” including any pro forma adjustments to Consolidated Cash Flow as set forth therein (including for acquisitions).

“Total Loss” shall mean with respect to each Vessel, any of the following and any such Total Loss shall be deemed to have occurred as of the date set forth in parenthesis after the definition of such Total Loss:

(A) its actual total loss or destruction, damage beyond repair, or being rendered permanently unfit for normal use (the date on which such loss, destruction, damage or rendition occurs or, if the date of loss or destruction is not known, the date on which such Vessel was last heard of);

(B) its constructive, agreed or arranged total loss as determined by the Borrower’s insurance carriers, as applicable (the earliest of (A) the date on which such loss is agreed, compromised or arranged by such insurance carrier, (B) the date on which a competent court of law or arbitration tribunal issues a judgment or award against which there is no appeal to the effect that a Total Loss has occurred, (C) the date on which such insurance carrier makes payment of the full amount of the proceeds of such total loss on the basis of a total loss, and (D) ninety (90) days from the date of the event giving rise to such loss, but in each case not to extend beyond the Maturity Date);

(C) requisition for title or other compulsory acquisition of any Vessel (other than by requisition for hire) which shall continue for ninety (90) days (the date on which such requisition for title or other compulsory acquisition takes effect); and

(D) capture, seizure, arrest, detention or confiscation of any Vessel by any Governmental Authority or by persons acting or purporting to act on behalf of any Government Authority, unless such Vessel is released from such capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof (the earlier of (A) the date on which such insurance carrier makes payment of the full amount of the proceeds of such total loss on the basis of a total loss, and (B) ninety (90) days from the date of the event giving rise to such loss, but in each case not to extend beyond the Maturity Date).

“Trademark Security Agreement” shall mean a Trademark Security Agreement substantially in the form of Exhibit 6 to the Security Agreement between Borrower and the Collateral Agent for the benefit of the Secured Parties.

“Transactions” shall mean, collectively, (a) the consummation of the Plan of Reorganization; (b) the execution and delivery of the Loan Documents and the borrowings thereunder on the Closing Date; and (c) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.10.

“Treasury Rate” shall mean as of any date of notice of prepayment, the yield to maturity as of such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the date the prepayment notice is sent (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 6, 2018; provided that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Treasury Services Agreement” shall mean any agreement relating to commercial credit cards, stored value cards, treasury management services, depositary management services and cash management services (including controlled disbursement, automated clearinghouse transactions, return items, overdraft and interstate depository network services).

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“United States” shall mean the United States of America.

“Unrestricted Subsidiary” shall mean any Subsidiary designated as such pursuant to Section 6.20.

“U.S. Person” shall mean any person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.15(g).

“Vessel Acquisition” shall mean the acquisition by Borrower or any Subsidiary, in one transaction or a series of related transactions, of one or more lift boats, jackup rigs, submersible rigs, semi-submersible rigs, barge rigs, drill ships, other maritime drilling rigs or offshore service vessels (whether new construction or otherwise) from a person (other than a Subsidiary); provided that the aggregate consideration for such acquisition is $15.0 million or more.

“Vessels” shall mean, collectively, all Lift Boats and all drilling rigs, including jackup rigs, offshore service vessels, submersible rigs, semi-submersible rigs, barge rigs, drill ships and any other maritime drilling rig, at such time owned by Borrower and its Subsidiaries, and, individually, any of such vessels.

“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, shall mean the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time, in each case, other than (i) directors’ qualifying shares or (ii) shares or other equity interests required by law to be held by a resident of the relevant jurisdiction (except, in the case of clauses (i) and (ii), for directors’ qualifying shares or such other shares or equity interests that confer on the person owning such qualifying shares or equity interests Control of any such corporation, partnership, association, joint venture, limited liability company or other entity referenced in clauses (a) or (b) above).

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP; provided that if for purposes of determining the outstanding amount of any Indebtedness (including, for the avoidance of doubt, any determination of Indebtedness), (x) any election by Borrower to measure an item of Indebtedness using fair value (as permitted by SFAS 159 issued by the Financial Accounting Standards Board in February 2007, or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made and (y) any original issue discount with respect to such Indebtedness shall not be deducted in determining the outstanding amount of such Indebtedness. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement (including Capitalized Lease Obligations), then Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Borrower, the Administrative Agent and the Required Lenders, (i) all financial covenants, standards and terms in this Agreement (including Capitalized Lease Obligations) shall continue to be calculated or construed as if such Accounting Changes had not occurred and (ii) Borrower will furnish to the Administrative Agent, in addition to the financial statements required to be furnished pursuant to Section 5.01 (the “Current GAAP Financials”), (A) the financial statements described in such Section based upon GAAP as in effect at the time the relevant financial covenant, standard or term was agreed to (the “Prior GAAP Financials”) and (B) a reconciliation between the Prior GAAP Financials and the Current GAAP Financials. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board (the “FASB”), the Emerging Issues Task Force (“EITF”) of the FASB or, if applicable, the SEC.

SECTION 1.05 Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

ARTICLE II

THE CREDITS

SECTION 2.01 Term Loans.

(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a term loan (each a “Loan” and collectively, the “Loans”) to Borrower on the Closing Date, in an aggregate principal amount equal to such Lender’s Commitment. Upon receipt of the Loans, Borrower shall immediately deposit (or cause to be deposited) the proceeds of the Loans in an amount equal to $200.0 million (the “Escrowed Loans”) in the Escrow Account with the Escrow Agent pursuant to the Escrow Agreement. The Escrow Agent shall release and distribute the Escrowed Loans to Borrower or the Administrative Agent, as applicable, in accordance with the terms and conditions of the Escrow Agreement. For the avoidance of doubt, the Loans, including the Escrowed Loans, shall bear interest in accordance with Section 2.06 from and after the Closing Date.

(b) Borrower may make only one borrowing of Loans which shall consist of Loans made simultaneously by the Lenders on the Closing Date in accordance with their applicable Commitments. The Loans shall be denominated in dollars and shall bear interest in accordance with Section 2.06. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

(c) Notwithstanding anything to the contrary contained herein (and without affecting any other provision hereof), the funded portion of the Loan to be made on the Closing Date by each Lender (i.e., the amount advanced by such Lender to Borrower on the Closing Date) shall be equal to 97% of the principal amount of such Loan (it being agreed that the full principal amount of each such Loan will be deemed outstanding on the Closing Date and Borrower shall be obligated to repay 100% of the principal amount of each such Loan as provided hereunder).

(d) Notwithstanding anything to the contrary contained herein, the obligation of Jefferies Finance LLC to make Loans on the Closing Date shall not exceed an aggregate amount of cash on deposit in the Agent Escrow Account on the Closing Date, deposited therein by the Fronted Lenders, in each case in accordance with the Plan of Reorganization and Section 4.01(e).

SECTION 2.02 Pro Rata Borrowings; Disbursement of Funds.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make its Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

(b) Subject to Sections 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided that Borrower shall not be entitled to request any

Borrowing that, if made, would result in more than three Eurodollar Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Each Lender shall make the Loan to be made by it hereunder on the Closing Date by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 (noon) New York City time two (2) Business Days before the Closing Date, and on the Closing Date the Administrative Agent shall promptly credit the amounts so received to an account as directed by Borrower in the Borrowing Request (it being understood that Borrower shall direct the Administrative Agent to credit the amounts of the Escrowed Loans to the Escrow Account) or, if the Closing Date does not occur because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders promptly within two (2) Business Days after the Closing Date.

(d) Unless the Administrative Agent shall have received written notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent at the time of such Borrowing in accordance with clause (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation. If such Lender shall subsequently repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.

(e) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to elect to convert or continue any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03 Borrowing Procedure. When Borrower desires to incur the Loans hereunder, Borrower shall deliver, by hand delivery, e-mail or telecopier, a duly completed and executed Borrowing Request to the Administrative Agent not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing. Such Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(a) the aggregate amount of such Borrowing;

(b) the date of such Borrowing, which shall be a Business Day;

(c) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(d) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(e) the location and number of Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be deemed to be a Eurodollar Borrowing, and Borrower shall be deemed to have selected an Interest Period of three months’ duration. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then Borrower shall be deemed to have selected an Interest Period of three months’ duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Evidence of Debt; Repayment of Loans.

(a) Promise to Repay. Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, the then unpaid principal amount of each Loan of such Lender on the Maturity Date.

(b) Lender and Administrative Agent Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the accounts maintained pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of Borrower and the other Loan Parties to pay the Obligations in accordance with the Loan Documents.

(c) Promissory Notes. Any Lender by written notice to Borrower (with a copy to the Administrative Agent) may request that Loans made by it be evidenced by a promissory note. In such event, Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit N. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

SECTION 2.05 Fees.

(a) Administrative Agent Fees. Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees payable in the amounts and at the times set forth in the Administrative Agent Fee Letter (the “Administrative Agent Fees”).

(b) Fronting Fees. Borrower agrees to pay to Jefferies Finance LLC, for its own account on the Closing Date, the fronting fees (the “Fronting Fee”) in the amount set forth in the Administrative Agent Fee Letter.

(c) All Fees shall be paid on the dates due, in immediately available funds in dollars, to the Administrative Agent. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06 Interest on Loans.

(a) ABR Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate as in effect from time to time plus the Applicable Margin.

(b) Eurodollar Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Default Rate. Notwithstanding the foregoing, upon the occurrence and during the continuance of any Event of Default, any principal of or interest on any Loan or any other amount payable under the Loan Documents shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of amounts constituting principal of or interest on any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans as provided in Section 2.06(a) (in either case, the “Default Rate”).

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in cash in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Interest Calculation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

SECTION 2.07 Termination of Commitments.

(a) Termination of Commitments. The Commitments of each Lender shall be automatically and permanently reduced to $0 upon the funding of the Loans to be made by such Lender on the Closing Date.

SECTION 2.08 Interest Elections.

(a) Generally. Each Borrowing initially shall be of the Type specified in the Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in the Borrowing Request. Thereafter, Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than three Eurodollar Borrowings outstanding hereunder at any one time.

(b) Interest Election Notice. To make an election pursuant to this Section 2.08, Borrower shall deliver, by hand delivery, e-mail or telecopier, a duly completed and executed Interest Election Request to the Administrative Agent not later than 11:00 a.m., New York City time, three Business Days prior to the requested date of any continuation of Eurodollar Loans or any conversion of ABR Loans to Eurodollar Loans. Each Interest Election Request shall be irrevocable. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then Borrower shall be deemed to have selected an Interest Period of three months’ duration. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(c) Automatic Continuation of Eurodollar Borrowings; Conversion to ABR Borrowings. If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued, assuming an Event of Default has not occurred and is then continuing, as a Eurodollar Borrowing with an Interest Period of three months’ duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to Borrower, that no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing.

SECTION 2.09 [Reserved].

SECTION 2.10 Optional and Mandatory Prepayments of Loans.

(a) Optional Prepayments.

(i) Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.10; provided that each partial prepayment shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million or, if less, the outstanding principal amount of such Borrowing.

(ii) Notwithstanding anything to the contrary contained in this Agreement, each prepayment of the Loans pursuant to Section 2.10(a)(i) or Section 2.10(d)(i), as applicable, and each repayment of, or distribution in respect of, the principal amount of the Loans after acceleration thereof by virtue of the occurrence of an Event of Default pursuant to Section 8.01 or otherwise by operation of law shall be accompanied by, and there shall become due and payable automatically upon such event, an early prepayment premium payable in cash on the principal amount so prepaid, or on the principal amount that has become or is declared accelerated pursuant to Section 8.01 or otherwise, or in respect of which such claim in an Insolvency Proceeding has arisen or otherwise constituting Called Principal, as applicable, in an amount equal to (x) on or prior to the third year anniversary of the Closing Date, the Applicable Premium, (y) after the third year anniversary of the Closing Date but on or prior to the fourth year anniversary of the Closing Date, 3.00% of the aggregate principal amount of the Loans so repaid, prepaid or that has become or is declared accelerated pursuant to Section 8.1 or otherwise or in respect of which such claim in an Insolvency Event has arisen or otherwise constitute Called Principal and (z) after the fourth year anniversary of the Closing Date, zero.

(iii) Notwithstanding anything in any Loan Document to the contrary, in addition to the terms set forth in Section 2.10(a)(i) and Section 10.04, so long as no Default or Event of Default has occurred and is continuing, any Loan Party may prepay the outstanding Loans (which shall, for the avoidance of doubt, be automatically and permanently canceled immediately upon such prepayment) (or Borrower or any of its Subsidiaries may purchase such outstanding Loans and immediately cancel them) without premium or penalty on the following basis:

(1) Any Loan Party shall have the right to make a voluntary prepayment of Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.10(a)(iii) and without premium or penalty.

(2) (A) Any Loan Party may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five Business Days’ notice in the form of a Specified Discount Prepayment Notice (or such shorter period as agreed by the Auction Agent); provided that (I) any such offer shall be made available, at the sole discretion of the Loan Party, to each Lender, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) and the specific percentage discount to par (the “Specified Discount’) of such Loans to be prepaid, (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $5.0 million and whole increments of $1.0 million in excess thereof and (IV) unless rescinded pursuant to Section 2.10(i), each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Lenders (or such later date specified therein) (the “Specified Discount Prepayment Response Date”)

(B) Each Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Loans at the

Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount of such Lender’s Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(C) If there is at least one Discount Prepayment Accepting Lender, the relevant Loan Party will make a prepayment of outstanding Loans pursuant to this Section 2.10(a)(iii)(2) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount of Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to clause (B) above; provided that, if the aggregate principal amount of Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (with the consent of such Loan Party and subject to rounding requirements of the Auction Agent made in its sole discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three Business Days following the Specified Discount Prepayment Response Date, notify (I) the relevant Loan Party of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount of Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Loan Party and such Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Loan Party shall be due and payable by such Loan Party on the Discounted Prepayment Effective Date in accordance with Section 2.10(a)(iii)(6) below (subject to Section 2.10(a)(v)(9) below).

(3) (A) Any Loan Party may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Discount Range Prepayment Notice (or such shorter period as agreed by the Auction Agent); provided that (I) any such solicitation shall be extended, at the sole discretion of such Loan Party, to each Lender, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Loans (the “Discount Range Prepayment Amount”), and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Loans, (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5.0 million and whole increments of $1.0 million in excess thereof and (IV) unless rescinded pursuant to Section 2.10(i), each such solicitation by a Loan Party shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Lenders (or such later date specified therein) (the “Discount Range Prepayment Response Date”). Each Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Loans and the maximum aggregate principal amount of such Lender’s Loans (the

“Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Loans at any discount to their par value within the Discount Range.

(B) The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (with the consent of such Loan Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Loans to be prepaid at such Applicable Discount in accordance with this Section 2.10(a)(iii)(3). The relevant Loan Party agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its Submitted Amount (subject to any required proration pursuant to the following clause (C)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(C) If there is at least one Participating Lender, the relevant Loan Party will prepay the respective outstanding Loans of each Participating Lender in the aggregate principal amount specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (with the consent of such Loan Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five Business Days following the Discount Range Prepayment Response Date, notify (I) the relevant Loan Party of the respective Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment, (II) each Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount of such Lender’s Loans to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the relevant Loan Party and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Loan Party shall be due and payable by such Loan Party on the Discounted Prepayment Effective Date in accordance with Section 2.10(a)(iii)(6) below (subject to Section 2.10(a)(iii)(9) below).

(4) (A) Any Loan Party may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five Business Days’ notice in the form of a Solicited Discounted Prepayment Notice (or such shorter period as may be agreed by the Auction Agent); provided that (I) any such solicitation shall be extended, at the sole discretion of such Loan Party, to each Lender, (II) any such notice shall specify the maximum aggregate amount of the Loans to be prepaid (the “Solicited Discounted Prepayment Amount”), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5.0 million and whole increments of $1.0 million in excess thereof and (IV) unless rescinded, each such solicitation by a Loan Party shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the third Business Day after the date of delivery of such notice to such Lenders (the “Solicited Discounted Prepayment Response Date”). Each Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date and (z) specify both a discount to par (the “Offered Discount”) at which such Lender is willing to allow prepayment of its then outstanding Loan and the maximum aggregate principal amount of such Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Loans at any discount.

(B) The Auction Agent shall promptly provide the relevant Loan Party with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Such Loan Party shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Loan Party (the “Acceptable Discount”), if any. If the Loan Party elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the fifth Business Day after the date of receipt by such Loan Party from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (B) (the “Acceptance Date”), the Loan Party shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Loan Party by the Acceptance Date, such Loan Party shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(C) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, within five Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (with the consent of such Loan Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount of Loans (the “Acceptable Prepayment Amount”) to be prepaid by the relevant Loan Party at the Acceptable Discount in accordance with this Section 2.10(a)(iii)(4). If the Loan Party elects to accept any Acceptable Discount, then the Loan Party agrees to accept all Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Loans equal to its

Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Loan Party will prepay outstanding Loans pursuant to this Section 2.10(a)(iii)(4) to each Qualifying Lender in the aggregate principal amount specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (with the consent of such Loan Party and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the relevant Loan Party of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment, (II) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Loans, (III) each Qualifying Lender of the aggregate principal amount of such Lender’s Loans to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to such Loan Party and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to such Loan Party shall be due and payable by such Loan Party on the Discounted Prepayment Effective Date in accordance with Section 2.10(a)(iii)(6) below (subject to Section 2.10(a)(iii)(9) below).

(5) In connection with any Discounted Term Loan Prepayment, the Loan Parties and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from a Loan Party in connection therewith.

(6) If any Loan is prepaid in accordance with Sections 2.10(a)(iii)(2) through 2.10(a)(iii)(4) above, a Loan Party shall prepay such Loans on the Discounted Prepayment Effective Date. The relevant Loan Party shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 2:00 p.m. on the Discounted Prepayment Effective Date. The Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. The aggregate principal amount and installments of the relevant Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. In connection with each prepayment pursuant to this Section 2.10(a)(iii), each Lender participating in any prepayment described in this Section 2.10(a)(iii) acknowledges and agrees that in connection therewith, (1) Borrower or any other Loan Party then may have, and later may come into possession of, information regarding Borrower and their respective Affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such prepayment (including Material Non-Public Information) (“Excluded Information”), (2) such Lender has independently and, without reliance on Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, made its own analysis and determination to participate in such prepayment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of Borrower, the other Loan Parties or any of their respective Affiliates shall be required to make any representation that it is not in possession of Material Non-Public Information and (4) none of Borrower, its Subsidiaries, the Administrative Agent, any of their respective Affiliates or their Related Parties shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Borrower, its Subsidiaries, the Administrative Agent, their respective Affiliates and their Related Parties, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information.

(7) To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.10(a)(iii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by Borrower.

(8) Each of the Loan Parties and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.10(a)(iii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.10(a)(iii) as well as activities of the Auction Agent.

(9) Each Loan Party shall have the right, by written notice to the Auction Agent, to revoke its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by such Loan Party to make any prepayment to a Lender, as applicable, pursuant to this Section 2.10(a)(iii) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

(b) Change in Control.

(i) After the occurrence of a Change in Control or in accordance with paragraph (iv) below, each Lender will have the right, in accordance with the time periods set forth in this Section 2.10(b), to require Borrower to repurchase all or any part, equal to a minimum amount of $1.0 million and integral multiples of $1.0 million in excess thereof, of that Lender’s Loans pursuant to a change of control offer (a “Change in Control Offer”) in an amount equal to 101% of the outstanding principal amount thereof, plus accrued and unpaid interest (if any) to the repayment date, except to the extent Borrower has previously or concurrently elected to prepay the Loans in accordance with Section 2.10(a).

(ii) No later than 3 Business Days following any Change in Control, except to the extent Borrower has elected to prepay the Loans in accordance with Section 2.10(a), Borrower will give the Administrative Agent notice (the “Change in Control Notice”) of the Change in Control, which the Administrative Agent shall promptly deliver to each Lender. The Change in Control Notice shall:

(1) state that a Change in Control has occurred and that each Lender has the right to require Borrower to repay such Lender’s Loans in an amount equal to 101% of the outstanding principal amount thereof, plus accrued and unpaid interest to the repayment date;

(2) state the circumstances and the relevant facts regarding such Change in Control;

(3) state the repayment date (which shall be no earlier than 15 days nor later than 30 days from the date on which the Administrative Agent is notified) (the “Change in Control Payment Date”);

(4) state that Lenders electing to have any Loans repaid pursuant to a Change in Control Offer will be required to notify the Administrative Agent prior to the close of business on the third Business Day preceding the Change in Control Payment Date;

(5) state that Lenders will be entitled to withdraw their election to require Borrower to repay such Loans; provided that the Administrative Agent receives, not later than the close of business on the third Business Day prior to the Change in Control Payment Date, a facsimile transmission, e-mail or letter setting forth the name of such Lender, the principal amount of Loans to be repaid, and a statement that such Lender is withdrawing its election to have such Loans repaid; and

(6) provide the other instructions determined by Borrower or as reasonably requested by the Administrative Agent, consistent with this Section 2.10(b), that a Lender must follow in order to have its Loans repaid.

The notice, if delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Lender receives such notice, if (1) the notice is delivered in a manner herein provided and (2) any Lender fails to receive such notice or a Lender receives such notice but it is defective, such Lender’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the repayment of the Loans as to all other Lenders that properly received such notice without defect.

(iii) On or before the Change in Control Payment Date, Borrower will repay all Loans or portions of Loans properly elected to be repaid and not withdrawn pursuant to the Change in Control Offer in an amount equal to 101% of the outstanding principal amount thereof, plus accrued and unpaid interest (if any) to the repayment date.

(iv) A Change in Control Offer may be made in advance of a Change in Control, and conditioned upon such Change in Control, if a definitive agreement is in place for the Change in Control at the time of making of the Change in Control Offer.

(v) Borrower will not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement and repays all Loans properly elected to be repaid and not withdrawn under such Change in Control Offer and Borrower shall instruct the Administrative Agent to accept repayments made by such third party.

(c) Asset Sales. Not later than 3 Business Days following the receipt of any Net Available Proceeds of any Asset Sale by Borrower or any of its Subsidiaries (excluding any Asset Sale to Borrower or any Subsidiary permitted hereunder), Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 100% of such Net Available Proceeds; provided that so long as no Default or Event of Default has occurred and is continuing, and to the extent the aggregate of such Net Available Proceeds of Asset Sales does not exceed $5.0 million in the fiscal year of Borrower in which such Net Available Proceeds are received by Borrower or any of its Subsidiaries, such Net Available Proceeds shall not be required to be so applied on such date; provided further that

(i) so long as no Default or Event of Default has occurred and is continuing, such Net Available Proceeds shall not be required to be so applied on such date to the extent that Borrower shall have delivered an Officer’s Certificate to the Administrative Agent on or prior to such date stating that such Net Available Proceeds are expected to be used to reinvest such Net Available Proceeds in productive assets (other than current assets) of a kind then used or usable in the business of Borrower or its Subsidiaries no later than 12 months following the date of receipt of such Net Available Proceeds; provided that if the property subject to such Asset Sale constituted Collateral, then all or substantially all property purchased with the Net Available Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12; provided, further, that any cash held pending reinvestment shall not count in the calculation of Available Cash;

(ii) if any portion of such Net Available Proceeds described in clause (i) above shall not be so applied within such 12-month period, the aggregate amount of such unused Net Available Proceeds from Asset Sales shall be applied on or before the last day of such period as a mandatory prepayment as provided in this Section 2.10(c); and

(iii) notwithstanding anything herein to the contrary, the Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 100% of any Net Available Proceeds related to an Asset Sale with respect to the Hercules Highlander, Hercules Resilience or Hercules Triumph, and such Net Proceeds may not be reinvested pursuant to Section 2.10(c)(i).

(d) Debt Issuance or Stock Issuance. Not later than 3 Business Days (i) following the receipt of any Net Available Proceeds of any Debt Issuance by Borrower or any of its Subsidiaries, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 100% of such Net Available Proceeds, together with any amounts due under Section 2.10(a)(ii), and (ii) following the receipt of any Net Available Proceeds of any Stock Issuance by Borrower or any of its Subsidiaries, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 100% of such Net Available Proceeds.

(e) Termination of Highlander Construction Contract or Highlander Drilling Contract. Not later than 3 Business Days following the receipt by Borrower or any of its Subsidiaries of (i) a cancellation, termination or other fee in connection with the termination of the Highlander Construction Contract or (ii) a cancellation, termination or other fee in connection with the termination of the Highlander Drilling Contract, Borrower shall make prepayments in accordance with Section 2.10(h) and (i) in an aggregate amount equal to 100% of such cancellation, termination or other fee.

(f) Casualty Events. Not later than 5 Business Days following the receipt of any Net Available Proceeds from a Casualty Event by Borrower or any of its Subsidiaries, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 100% of such Net Available Proceeds; provided that

(i) so long as no Default or Event of Default has occurred and is continuing, such Net Available Proceeds shall not be required to be so applied on such date to the extent that (A) Borrower shall have delivered an Officer’s Certificate to the Administrative Agent on or prior to such date stating that such Net Available Proceeds are expected to be used to repair, replace or restore any property in respect of which such Net Available Proceeds were paid (or, if it is not economic to repair, replace or restore such property, to otherwise reinvest such Net Available Proceeds in productive assets (other than current assets) of a kind then used or usable in the business of Borrower or its Subsidiaries) no later than 12 months following the date of receipt of such Net Available Proceeds or (B) the aggregate amount of Net Available Proceeds of Casualty Events (excluding proceeds described in clause (i)(A)) does not exceed $5.0 million in the fiscal year of Borrower in which such Net Available Proceeds are received by Borrower or any of its Subsidiaries; provided that if the property subject to such Casualty Event constituted Collateral, then all or substantially all property purchased with the Net Available Proceeds thereof pursuant to this subsection shall be made subject to the Lien of the applicable Security Documents in favor of the Collateral Agent for its benefit and for the benefit of the other Secured Parties in accordance with Sections 5.11 and 5.12; provided, further, that any cash held pending reinvestment shall not count in the calculation of Available Cash;

(ii) if any portion of such Net Available Proceeds described in clause (i)(A) above shall not be so applied within such 12-month period, the aggregate amount of such unused Net Available Proceeds from Casualty Events (including proceeds described in clause (i)(B) above) exceeding $5.0 million in the fiscal year of Borrower in which such Net Available Proceeds are received by Borrower or any of its Subsidiaries shall be applied on or before the last day of such period as a mandatory prepayment as provided in this Section 2.10(f); and

(iii) notwithstanding anything herein to the contrary, (x) the Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 100% of any Net Available Proceeds from a Casualty Event constituting a Total Loss with respect to the Hercules Highlander, Hercules Resilience or Hercules Triumph, and such Net Proceeds may not be reinvested pursuant to Section 2.10(f)(i) and (y) the Borrower may reinvest Net Available Proceeds from a Casualty Event, other than a Casualty Event constituting a Total Loss, with respect to the Hercules Highlander, Hercules Resilience or Hercules Triumph solely to repair, replace or restore any property in respect of which such Net Available Proceeds were paid in accordance with Section 2.10(f)(i).

(g) Escrowed Loans.

(i) Not later than 1 Business Day following the release of any proceeds of Escrowed Loans from the Escrowed Account (x) as a result of Borrower notifying the Escrow Agent and the Administrative Agent that the conditions set forth in the Escrow Agreement cannot be met pursuant to the terms of the Escrow Agreement or (y) pursuant to Section III(c) of the Escrow Agreement, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 100% of such proceeds.

(ii) Not later than 1 Business Day following the release of any proceeds of Escrowed Loans from the Escrowed Account as a result of (A) Borrower having negotiated a purchase price for the Hercules Highlander lower than the purchase price set forth in the Highlander Construction Contract and (B) the Required Lenders having requested the prepayment of Loans in an amount equal to the difference between the purchase price set forth in the Highlander Construction Contract and such lower purchase price in accordance with the Escrow Agreement, Borrower shall make prepayments in accordance with Sections 2.10(h) and (i) in an aggregate amount equal to 100% of such difference.

(h) Application of Prepayments. Amounts to be applied pursuant to this Section 2.10 to the prepayment of Loans shall be applied, as applicable, first to reduce outstanding ABR Loans. Any amounts remaining after each such application shall be applied to prepay Eurodollar Loans.

(i) Notice of Prepayment. Borrower shall notify the Administrative Agent by written notice of any prepayment hereunder (i) in the case of a mandatory prepayment under Section 2.10(c), (d) or (f), not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, and (ii) in the case of each other prepayment, (A) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (B) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment; provided that if a prepayment is required by Section 2.10 less than three Business Days after the occurrence of an event, notice of such prepayment need only be given one Business Day prior to the date of prepayment. Each such notice shall be irrevocable (other than notices under Section 2.10(a)(ii)); provided that, Borrower may rescind any notice of prepayment under Section 2.10(a)(i) by written notice to the Administrative Agent no later than 11:00 a.m. on the date of prepayment if such prepayment would have resulted from a refinancing of all or any portion of the Loans or occurrence of another event, which refinancing or event shall not be consummated or shall otherwise be delayed (subject to payment of amounts due under Section 2.13). Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Promptly following receipt of any such notice, which notice may be by electronic communication, the Administrative Agent shall advise the Lenders of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06 and the Applicable Premium, if applicable.

SECTION 2.11 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

(b) the Administrative Agent is advised in writing by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.12 Yield Protection.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate);

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Eurodollar Loans, Loan principal, Commitments, or other obligations hereunder, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or other Recipient, Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines (in good faith, but in its sole absolute discretion) that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements or liquidity has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then within 10 Business Days after receipt of a written demand therefor Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.12, including a description of the basis for such claim for compensation and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.13 Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice has been revoked under Section 2.10) or (d) the assignment of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16(b), then, in any such event, Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest (excluding the Applicable Margin) which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.14 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a) Payments Generally. Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees, or of amounts payable under Section 2.12, 2.13, 2.15 or 10.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction (except to the extent permitted under Section 2.15) or counterclaim. Any amounts received after such time on any date shall, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 520 Madison Avenue, New York, New York 10022, or such other office as the Administrative Agent may designate from time to time to Borrower and the Lenders, Attn: Account Officer Hercules Offshore, except that payments pursuant to Sections 2.12, 2.13, 2.15 and 10.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

(b) Pro Rata Treatment. Except as otherwise expressly permitted under Section 2.10(a)(iii):

(i) each payment by Borrower of interest in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders; and

(ii) each payment by Borrower on account of principal of the Borrowings shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.

(c) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(d) Sharing of Set-Off. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and Section 2.10(a)(iii)) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(d) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(d) to share in the benefits of the recovery of such secured claim.

(e) Borrower Default. Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f) Lender Default. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.01(c), 2.14(e) or 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.15 Taxes.

(a) FATCA. For purposes of this Section 2.15, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then (i) the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, (ii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Taxes been made.

(c) Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (b) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by Borrower. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount and basis of such payment or liability delivered to Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.15(e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.15, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and the Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) Any Lender that is a U.S. Person shall deliver to Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), duly completed and executed originals of Internal Revenue Service Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax.

(B) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly completed and executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, duly completed and executed Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) duly completed and executed originals of Internal Revenue Service Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit R-1 to the effect that such Foreign Lender is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, is not (and will not become as a result of the Plan of Reorganization or the consummation thereof) a “10 percent shareholder” of any Loan Party within the meaning of section 881(c)(3)(B) of the Code, and is not a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed and executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable); or

(iv) to the extent a Foreign Lender is not the beneficial owner, duly completed and executed originals of Internal Revenue Service Form W-8IMY, accompanied by duly completed and executed originals of Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit R-2 or Exhibit R-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit R-4 on behalf of each such direct and indirect partner.

(C) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(D) If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so. Without limiting the generality of the foregoing, any Lender claiming the benefits of the exemption for portfolio interest under section 881(c) or 871(h) of the Code shall promptly notify Borrower and the Administrative Agent upon becoming, or agreeing or becoming obligated to enter into a transaction that might cause it to become, a “10 percent shareholder” of any Loan Party (within the meaning of section 881(c)(3)(B) of the Code).

(iii) If the Administrative Agent is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, the Administrative Agent shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by Borrower, the Administrative Agent shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not the Administrative Agent is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the Administrative Agent’s completion, execution and submission of such documentation (other than such documentation set forth in the immediately succeeding sentence) shall not be required if in the Administrative Agent’s reasonable judgment such completion, execution or submission would subject such Administrative Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent shall deliver to Borrower on or prior to the date it becomes the Administrative Agent hereunder (and from time to time thereafter upon the reasonable request of Borrower), duly completed and executed originals of Internal Revenue Service Form W-9 certifying that the Administrative Agent is exempt from United States federal backup withholding tax. The Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.15(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.15(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.15(h) the payment of which would place such indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other person.

(i) Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 2.16 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and out-of-pocket expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender to Borrower shall be conclusive absent manifest error.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender is a Defaulting Lender, or if Borrower exercises its replacement rights under Section 10.02(d), then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.12 or Section 2.15) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) unless waived by the Administrative Agent or otherwise paid by the Eligible Assignee, Borrower shall have paid to the Administrative Agent the processing and recordation fee specified in Section 10.04(b);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Requirements of Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

SECTION 2.17 [Reserved].

SECTION 2.18 [Reserved].

SECTION 2.19 [Reserved].

SECTION 2.20 [Reserved].

SECTION 2.21 Defaulting Lenders.

(a) Adjustments. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then that Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.02.

(b) Defaulting Lender Cure. If Borrower and the Administrative Agent agree in writing in their discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

The rights and remedies against a Defaulting Lender under this Section 2.21 are in addition to other rights and remedies that Borrower, the Administrative Agent and the non-Defaulting Lenders may have against such Defaulting Lender. The arrangements permitted or required by this Section 2.21 shall be permitted under this Agreement, notwithstanding any limitation on Liens or otherwise.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, and each of the Lenders (with references to the Companies being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:

SECTION 3.01 Organization; Powers. Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other organizational power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There is no existing material default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a material default by any party thereunder.

SECTION 3.02 Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, mandatory local provisions and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03 No Conflicts. Except as set forth on Schedule 3.03, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate any Requirement of Law, (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens.

SECTION 3.04 Financial Statements; Projections.

(a) Historical Financial Statements. Borrower has heretofore delivered to the Commitment Parties the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Borrower (i) as of and for the fiscal year ended December 31, 2014, audited by and accompanied by the unqualified opinion of Ernst & Young LLP, independent public accountants, and (ii) as of and for the three month and six month periods ended March 31, 2015 and June 30, 2015, respectively, and for the comparable periods of the preceding fiscal year, in each case, certified by one of its Financial Officers. Such financial statements and all financial statements delivered pursuant to Sections 5.01(a)(i) and (b)(i) have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial condition and results of operations and cash flows of Borrower, as of the dates and for the periods to which they relate (subject to normal year-end audit adjustments and the absence of footnotes with respect to such unaudited financial statements).

(b) No Liabilities. Except as set forth in the financial statements referred to in Section 3.04(a), as of the Closing Date there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents. Since June 17, 2015, there has not been any Material Adverse Change.

(c) Pro Forma Financial Statements. Borrower has heretofore delivered to the Administrative Agent Borrower’s unaudited pro forma consolidated balance sheet (the “Pro Forma Balance Sheet”) for the fiscal quarter ended June 30, 2015, after giving effect to the Transactions (but excluding the application of fresh start accounting) as if they had occurred on such date. The Pro Forma Balance Sheet has been prepared in good faith by Borrower, accurately reflects in all material respects all adjustments required to be made to give effect to the Transactions (but excluding the application of fresh start accounting), and presents fairly in all material respects the pro forma consolidated financial position of Borrower as of such date, assuming that the Transactions had occurred at such date (but excluding the application of fresh start accounting).

(d) Forecast. The forecast of financial performance of Borrower and its Subsidiaries on an annual basis through the fiscal year ended December 31, 2018, as attached to the Second Plan Supplement as Exhibit E, has been prepared in good faith by Borrower and based on assumptions believed by Borrower to be reasonable, all as more fully set forth in the Plan of Reorganization and such forecast.

SECTION 3.05 Properties.

(a) Generally. Each Company has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.

(b) Real Property. Except as set forth on Schedule 3.05(b), as of the Closing Date no Company owns Real Property with a Fair Market Value in excess of $2.5 million individually and $5.0 million in aggregate, and no Company has leased any Real Property that requires annual lease payments in excess of $1.0 million individually and $2.0 million in aggregate. No Mortgage encumbers improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968 unless flood insurance available under such Act has been obtained in accordance with Section 5.04.

(c) Vessels. The name, registered owner, official number, and jurisdiction of registration of each Vessel owned by the Companies as of the Closing Date are set forth on Schedule 3.05(c).

(d) No Casualty Event. As of the Closing Date, except as set forth on Schedule 3.05(d), no Company has received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its property having a Fair Market Value in excess of $2.5 million.

(e) Collateral. Each Company owns or has rights to use all of the Collateral material to its business and all rights with respect to any of the foregoing used in, necessary for or material to each Company’s business as currently conducted. The use by each Company of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that any Company’s use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(f) Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the properties of the Companies have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Requirements of Law and in conformity with the provisions of all leases, subleases or other contracts comprising a part of their properties and other contracts and agreements related thereto. All plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Companies that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Companies, in a manner consistent with practices of the industry and in compliance in all material respects with all applicable contracts, agreements and all Requirements of Law, in each case except to the extent that the failure to so maintain or comply could not be reasonably expected to have a Material Adverse Effect.

SECTION 3.06 Intellectual Property.

(a) Ownership/No Claims. Each Company owns, or is licensed to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of its business as currently conducted (the “Intellectual Property”), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Company know of any valid basis for any such claim, except for claims which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by each Company does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Registrations. Except pursuant to licenses and other user agreements entered into by each Loan Party in the ordinary course of business, on and as of the Closing Date (i) each Loan Party owns or possesses the right to use, and has done nothing to authorize or enable any other person to use, any copyright, patent or trademark (as such terms are defined in the Security Agreement) listed in Schedule 13(a) or 13(b) to the Perfection Certificate and (ii) all registrations listed in Schedule 13(a) or 13(b) to the Perfection Certificate are valid and in full force and effect.

(c) No Violations or Proceedings. To each Loan Party’s knowledge, on and as of the Closing Date, there is no material violation by others of any right of any Company with respect to any copyright, patent or trademark listed in Schedule 13(a) or 13(b) to the Perfection Certificate.

(d) Shipping Licenses. Without limiting the generality of the foregoing provisions of this Section 3.06, each Company owns, or is licensed to use, all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in its business as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in its line of business, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.07 Equity Interests and Subsidiaries.

(a) Equity Interests. Schedule 11(a) to the Perfection Certificate dated the Closing Date sets forth a list of (i) all the Subsidiaries of Borrower and their jurisdictions of organization as of the Closing Date and (ii) the number of each class of Equity Interests of the Subsidiaries of Borrower authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable. All Equity Interests of each Wholly Owned Subsidiary, are owned by Borrower, directly or indirectly through Wholly Owned Subsidiaries. Each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Documents, free of any and all Liens, rights or claims of other persons other than Permitted Liens described in Section 6.02(p) and non-consensual Permitted Liens, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests, that would violate Section 6.12 or any of the other terms of this Agreement.

(b) No Consent of Third Parties Required. Except as set forth on Schedule 3.07(b), no consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary that has not been obtained is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent for the benefit of the Secured Parties under any Security Document or the exercise by the Collateral Agent of the voting or other rights provided for in any Security Document or the exercise of remedies in respect thereof.

(c) Organizational Chart. An accurate organizational chart, showing the ownership structure of Borrower and each Subsidiary on the Closing Date after giving effect to the Transactions, is set forth on Schedule 11(a) to the Perfection Certificate dated the Closing Date. As of the Closing Date, except for Hercules Offshore (Nigeria) Limited and Hercules Asset Management Ltd., Borrower has no Subsidiaries other than Wholly Owned Subsidiaries. As of the Closing Date, Borrower has no Unrestricted Subsidiaries. As of the Closing Date, all of Borrower’s Subsidiaries are Guarantors, except for the Closing Date Immaterial Subsidiaries and Hercules Tanjung Asia Sdn. Bhd., which will become a Guarantor as and when required by Section 5.15.

SECTION 3.08 Litigation; Compliance with Laws; Absence of Defaults.

There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or, as of the Closing Date, any of the Transactions (other than the Cases) or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except for matters covered by Section 3.18, no Company or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or is in default with respect to any Requirement of Law, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No event has occurred and is continuing which would constitute a Default under the Loan Documents. Notwithstanding the foregoing, this Section 3.08 does not relate to any Environmental matters, which are exclusively addressed in Section 3.18.

SECTION 3.09 Agreements. As of the Closing Date after giving effect to the Transactions, no Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default. All Material Agreements are in full force and effect and are enforceable against the applicable Companies in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, mandatory local provisions and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. No Company is in default in any manner under any provision of any Material Agreement, and no condition exists which, with the notice or the lapse of time or both, would constitute one or more defaults for which the costs of cure or monetary penalties associated with such default(s) would exceed in the aggregate across all Material Agreements $500,000 or result in the termination of such Material Agreement.

SECTION 3.10 Federal Reserve Regulations. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The Secured Parties are not directly or indirectly secured, as such terms are used in Regulation U, by any Margin Stock owned by a Company in violation of, or in a manner that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. No Company owns any Margin Stock, except to the extent Borrower has reported such ownership in writing to the Administrative Agent for distribution to the Lenders.

SECTION 3.11 Investment Company Act. No Company is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.12 Use of Proceeds. Borrower will use the proceeds of the Loans (i) to finance the remaining installment payment on the Hercules Highlander under the Highlander Construction Agreement and the expenses, costs and charges related to the construction and purchase of the Hercules Highlander, (ii) to pay for any and all exit-related costs and any and all Transaction fees and expenses, including payment on account of claims, in connection with the Plan of Reorganization and (iii) for working capital and general corporate purposes (including to effect acquisitions permitted under this Agreement) of the Companies.

SECTION 3.13 Taxes.

(a) Each Company has (a) timely filed or caused to be timely filed all United States federal Tax Returns and all material state, local and non-United States Tax Returns or materials required to have been filed by it and all such Tax Returns are true and correct in all material respects and (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all Taxes (whether or not shown on any Tax Return) due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP and (ii) which could not, individually or in the aggregate, have a Material Adverse Effect. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. Each Company is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

(b) The guarantee of the Obligations issued by any Loan Party or the grant of any security interests in any of the Collateral does and will not result in any adverse tax consequence to Borrower and its Affiliates (including as a result of operation of Section 956 of the Code and the Treasury regulations thereunder or any similar law or regulation in any applicable jurisdiction) through December 31, 2015 except (i) reducing the consolidated net operating loss of Borrower and its Subsidiaries by less than $2,000,000 and (ii) Taxes of less than $1,000,000 for the fiscal year ending December 31, 2015 resulting from the actual or deemed payment of guarantee or pledge fees.

SECTION 3.14 No Material Misstatements. No information, report, financial statement, certificate, Borrowing Request, exhibit or schedule furnished by or on behalf of any Company to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Company represents only that it acted in good faith and utilized due care and assumptions believed by such Company to be reasonable at the time in the preparation of such information, report, financial statement, exhibit or schedule; provided, further, that, with respect to financial statements other than projected financial information, each Company represents only that such financial statements present fairly in all material respects the consolidated financial condition of Borrower as at the dates of, and for the periods specified in, such financial information.

SECTION 3.15 Labor Matters. Except as set forth on Schedule 3.15, as of the Closing Date, there are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company threatened. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.

SECTION 3.16 Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the properties of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will exceed its debts and liabilities, subordinated, contingent or otherwise, after taking into account rights of contribution, subrogation and indemnification among the Loan Parties; (b) the present fair saleable value of the property of each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, after taking into account rights of contribution, subrogation and indemnification among the Loan Parties; (c) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, after taking into account rights of contribution, subrogation and indemnification among the Loan Parties; and (d) each Loan Party (individually and on a consolidated basis with its Subsidiaries) will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date, after taking into account rights of contribution, subrogation and indemnification among the Loan Parties.

SECTION 3.17 Employee Benefit Plans. Each Plan has been established and administered in compliance in all material respects with its terms and with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except for such failures that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of FASB Accounting Standards Codification Topic 715-30) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10.0 million the Fair Market Value of the property of all such underfunded Plans. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.

To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except for such failures that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Company has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of the respective Company on the basis of actuarial assumptions, each of which is reasonable, did not materially exceed the current value of the property of such Foreign Plan, and for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued in all material respects.

SECTION 3.18 Environmental Matters.

Except as set forth in Schedule 3.18 and except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or, as of the Closing Date, loss to the business, property, operations or prospects of any Loan Party in excess of $10.0 million:

(a) the Companies and their businesses, operations, Real Property and other property are in compliance with, and the Companies have no liability under, any applicable Environmental Law;

(b) the Companies have obtained all Environmental Permits required under Environmental Law for the conduct of their businesses and operations, and the ownership, operation and use of their property, and all such Environmental Permits are valid and in good standing, or as to which applications for renewals have been timely filed, and to the knowledge of the Companies, there are no reasonably foreseeable material costs or material changes required to maintain compliance with such Environmental Permits;

(c) there has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property, facility or other property presently or formerly owned, leased or operated by the Companies or their predecessors in interest that could result in liability to the Companies under any applicable Environmental Law;

(d) there is no Environmental Claim pending or, to the knowledge of the Companies, threatened against the Companies, or relating to the Real Property currently or formerly owned, leased or operated by the Companies or their predecessors in interest or relating to the operations of the Companies, and there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Claim;

(e) to the knowledge of the Companies, no person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation.

(f) no Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property, other property or any other location;

(g) no Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum;

(h) to the knowledge of any Company, no Lien has been recorded or threatened under any Environmental Law with respect to any Real Property or other assets of the Companies;

(i) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other applicable Environmental Law;

(j) the Companies have made available to the Lenders all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability under Environmental Law, including those concerning the actual or suspected existence of Hazardous Material at Real Property or facilities currently or formerly owned, operated, leased or used by the Companies;

(k) to the extent applicable, all property of the Companies currently satisfies all design, operation, and equipment requirements imposed by the OPA, and no Company has any reason to believe that such property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

(l) to the knowledge of any Company, all Hazardous Materials, solid waste and oil and gas waste, if any, generated at any and all property of the Companies have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the Environment, and all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the Environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

SECTION 3.19 Insurance. All insurance maintained by the Companies is in full force and effect, all premiums have been paid, no Company has received notice of violation or cancellation of any material insurance coverage that has not been cured or waived, the Vessels, and the use and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no default under any Insurance Requirement that has not been cured or waived which could reasonably be expected to result in the termination of any material insurance coverage. Except as otherwise permitted by Section 5.04, each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

SECTION 3.20 Security Documents.

(a) Security Agreement. The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral and, when (i) financing statements are filed in the offices specified on Schedule 7 to the Perfection Certificate and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Document), the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Security Agreement Collateral (other than such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction by the filing of a financing statement or by possession or control by the Collateral Agent) under the laws of the State of New York, in each case subject to no Liens other than Permitted Liens.

(b) PTO Filing; Copyright Office Filing. When the Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by such Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents (as defined in the Security Agreement) registered or applied for with the United States Patent and Trademark Office or Copyrights (as defined in such Security Agreement) registered or applied for with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Permitted Liens.

(c) Ship Mortgages. Each of the Ship Mortgages is in proper legal form under the laws of the relevant Acceptable Flag Jurisdiction for the enforcement thereof under such laws, subject only to such matters which may affect enforceability arising under the laws of the State of New York or under the laws of the relevant Acceptable Flag Jurisdiction, and such other matters that do not substantially interfere with the practical realization of the principal benefits expressed in the Ship Mortgages, except for the economic consequences of any procedural delay that might result from such matters. To ensure the legality, validity, enforceability or admissibility in evidence of each such Ship Mortgage or other Loan Document in the relevant Acceptable Flag Jurisdictions it is not necessary that any such Ship Mortgage or other Loan Document or any other document be filed or recorded with any court or other authority in such relevant Acceptable Flag Jurisdiction, except as have been made or provided to the Administrative Agent, or will be made or provided to the Administrative Agent, in accordance with this Agreement or such Ship Mortgage. Each Ship Mortgage executed and delivered creates in favor of the Mortgagee (as defined in each Ship Mortgage) for the benefit of the Lenders a legal, valid, and enforceable first preferred mortgage lien over the Mortgaged Vessel or Mortgaged Vessels covered thereby and when duly recorded in accordance with the laws of the Mortgaged Vessel’s registry, will constitute a “preferred mortgage” within the meaning of Section 31301(6) of Title 46 of the United States Code, entitled to the benefits accorded a preferred mortgage on a foreign vessel, in the case of Mortgaged Vessels not registered under the laws and flag of the United States, and in the case of Mortgaged Vessels registered under the laws and flag of the United States, constitutes a “preferred mortgage” within the meaning of Section 31301(6) of Title 46 of the United States Code, entitled to the benefits accorded a preferred mortgage on a registered vessel under the laws and flag of the United States.

(d) Valid Liens. Each Security Document delivered on the Closing Date or pursuant to Sections 5.11, 5.12 or 5.15 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder under the applicable governing law of such Security Document, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), such Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction by the filing of a financing statement or by possession or control by the Collateral Agent), in each case subject to no Liens other than the applicable Permitted Liens.

SECTION 3.21 Hercules Highlander Contracts. No Company is in default in any manner under any provision of the Highlander Drilling Contract or the Highlander Construction Contract, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default.

SECTION 3.22 Sanctions Law and Anti-Money Laundering Laws.

(a) No Loan Party and, to the knowledge of the Loan Parties after due inquiry, no Affiliate of any Loan Party is in violation of any applicable Requirement of Law relating to economic sanctions, terrorism or money laundering including those (i) imposing international economic, trade or financial restrictions or prohibitions that are administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, or any other U.S. governmental authority (collectively, “Sanctions Laws”); or (ii) prohibiting money laundering, including the U.S. Bank Secrecy Act and Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (collectively, “Anti-Money Laundering Laws”).

(b) No Loan Party and, to the knowledge of the Loan Parties after due inquiry, no Affiliate or broker or other agent of any Loan Party, in each case, acting or benefiting in any capacity in connection with the Loans is (i) the subject of any Sanctions Laws; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions Laws (other than targeted Sanctions Laws that do not affect an Affiliate, broker or agent of any Loan Party) and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any United States sanctions administered by OFAC in violation of Sanctions Laws.

(c) No Loan Party and, to the knowledge of the Loan Parties after due inquiry, no Affiliate or broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in Section 3.22(b) contrary to Sanctions Laws, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions Laws, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Sanctions Laws.

(d) No Company nor any director or officer, nor to the knowledge of the Loan Parties after due inquiry, any agent, employee or other person acting, directly or indirectly, on behalf of any Company, has, in the course of its actions for, or on behalf of, any Company, directly or indirectly (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any material unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment directly or indirectly to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of

1977, as amended, and the rules and regulations thereunder (“FCPA”); (iv) made any material unlawful payment to any foreign or domestic government official or employee from corporate funds or (v) used the proceeds of any Loans in any manner or for a purpose prohibited by the FCPA.

SECTION 3.23 Subsidiaries. As of the Closing Date, (i) the gross revenue of the Closing Date Immaterial Subsidiaries is less than 1.0% of the consolidated gross revenue of Borrower and its Subsidiaries and (ii) the total assets of the Closing Date Immaterial Subsidiaries are less than or equal to 2.0% of Total Assets of Borrower and its Subsidiaries, in each case, determined in accordance with GAAP as of the last day of Borrower’s fiscal quarter ended immediately prior to the Closing Date for which consolidated financial statements are available.

ARTICLE IV

CONDITIONS TO CREDIT EXTENSIONS

SECTION 4.01 Conditions to Closing Date. The obligation of each Lender to fund the Credit Extension requested to be made by it shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01.

(a) Loan Documents. All legal matters incident to this Agreement, the Credit Extensions hereunder and the other Loan Documents shall be reasonably satisfactory to the Commitment Parties and to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents and the Perfection Certificate.

(b) Corporate Documents. The Administrative Agent shall have received:

(i) a certificate of an officer, director or manager (as applicable) of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State (or similar official) of the jurisdiction of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this subclause (i));

(ii) a certificate as to the good standing (to the extent such concept or a similar concept exists under the law of such jurisdiction) of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other similar official) and, if applicable, from the Texas Secretary of State (or other applicable Governmental Authority); and

(iii) such other documents as the Lenders or the Administrative Agent may reasonably request related to the Organizational Documents or organizational authority of each Loan Party.

(c) Officer’s Certificate. The Administrative Agent shall have received an Officer’s Certificate, dated the Closing Date, confirming compliance with the conditions precedent set forth in this Section 4.01, including Sections 4.01(t) and (v).

(d) No Material Adverse Change. Since June 17, 2015, there has not been any Material Adverse Change.

(e) Agent Escrow Agreement; Fronting Loan Arrangements. (a) The Agent Escrow Agreement shall be in full force and effect, (b) the Fronted Lenders shall have provided to Jefferies Finance LLC all customary “know your customer information” (as reasonably determined by Jefferies Finance LLC), (c) each Fronted Lender shall have requested in writing that Jefferies Finance LLC front the Loans on their behalf in the amount set forth opposite its name on Schedule 2, (d) each Fronted Lender shall have deposited an amount into the Agent Escrow Account that is equal to such amount so requested to be fronted, as set forth on Schedule 2 and the aggregate amount of dollars on deposit in the Agent Escrow Account on the Closing Date are not less than an amount equal to the Loans to be funded by Jefferies Finance LLC, as a Lender, on the Closing Date and (e) each such Fronted Lender and, if Borrower consent to effectiveness is required pursuant to Section 10.04(b), Borrower shall have delivered to the Administrative Agent a completed Administrative Questionnaire and an executed Closing Date Assignment and Assumption pursuant to which such Fronted Lender shall assume Loans from Jefferies Finance LLC in an amount set forth opposite its name on Schedule 2.

(f) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the other Agents and the Lenders, a favorable written opinion of (i) Baker Botts L.L.P., special counsel for the Loan Parties and (ii) each local or foreign counsel specified on Schedule 4.01, in each case, (A) dated the Closing Date, (B) addressed to the Agents and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent.

(g) Solvency Certificate and Other Reports. The Administrative Agent shall have received a solvency certificate in the form of Exhibit Q for each of the Loan Parties, in each case dated the Closing Date and signed by a Financial Officer of Borrower.

(h) Requirements of Law; Approvals. The Administrative Agent and the Required Commitment Parties shall be reasonably satisfied that Borrower, its Subsidiaries and the Transactions shall be in compliance in all material respects with all material Requirements of Law, including Regulations T, U and X of the Board, and shall have received satisfactory evidence of such compliance reasonably requested by them. All necessary consents or approvals of, registration or filing with, or any other action by, any Governmental Authority, and all material third party approvals in each case in connection with the Transactions, shall have been obtained and shall be in full force and effect.

(i) Fees. The Administrative Agent, the Collateral Agent and the Commitment Parties shall have received all Fees, put option premiums and other amounts due and payable on or prior to the Closing Date pursuant to this Agreement, the Commitment Letter, the Administrative Agent Fee Letter or other applicable agreement with Borrower, including reimbursement or payment of all reasonable and documented out-of-pocket expenses (including (i) the legal fees and expenses of Akin Gump Strauss Hauer & Feld LLP and Ashby & Geddes, P.A., special counsel to the Commitment Parties, (ii) fees and expenses of Blackstone Advisory Partners, L.P., financial advisor to the Commitment Parties, (iii) the legal fees and expenses of White & Case LLP, as counsel to the Administrative Agent and the Collateral Agent and (iv) the legal fees and expenses of any local counsel, foreign counsel and specialist counsel to the Administrative Agent or the Commitment Parties) required to be reimbursed or paid by Borrower.

(j) Personal Property Requirements. The Collateral Agent shall have received:

(i) all certificates, agreements or instruments representing or evidencing the Securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank;

(ii) the intercompany note(s) executed by and among Borrower and certain of its Subsidiaries, accompanied by instruments of transfer undated and endorsed in blank;

(iii) all other certificates, agreements or instruments necessary to perfect the Collateral Agent’s security interest in all other Collateral to the extent required by the Security Agreement or any other Security Document;

(iv) UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and United States Copyright Office and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or requested by the Collateral Agent or the Required Commitment Parties to perfect the Liens created, or purported to be created, by the Security Documents;

(v) certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county jurisdictions in which any Loan Party is organized or maintains its principal place of business (or, with respect to any Loan Party that is a Foreign Subsidiary whose principal place of business is outside the United States, the District of Columbia) and such other searches that are required by the Perfection Certificate or that are otherwise necessary or appropriate or requested by the Required Commitment Parties or the Collateral Agent, none of which encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens); and

(vi) reasonably detailed evidence of payment or arrangements for payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents.

(k) Ship Mortgages: Certificates of Ownership; Searches; Class Certificates; Insurance. On the Closing Date:

(i) Each Loan Party which owns a Mortgaged Vessel shall have duly authorized, executed and delivered, and shall have caused to be recorded or made arrangements satisfactory to the Administrative Agent for the prompt recording thereof in the appropriate vessel registry, a first preferred Ship Mortgage, with respect to each Vessel listed on Schedule 1.01(c) and the Ship Mortgages shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable first priority security interest, in and lien upon such Vessels, subject only to Permitted Liens.

(ii) The Administrative Agent shall have received (x) certificates of ownership or abstracts of title from appropriate authorities showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of each Mortgaged Vessel by the relevant Loan Party and (y) the results of maritime registry searches with respect to the Mortgaged Vessels, indicating no record liens other than Liens in favor of the Collateral Agent and Permitted Liens.

(iii) The Administrative Agent shall have received a copy of the Certificate of Financial Responsibility for each Mortgaged Vessel required by the Bureau of Ocean Energy Management or the United States Coast Guard to be covered by such a certificate.

(iv) The Administrative Agent shall have received copies of the class certificates required by Section 5.14 for the Mortgaged Vessels.

(l) Insurance Assignments and Earnings Assignments. The Collateral Agent shall have received duly authorized, executed and delivered (i) Insurance Assignments from Borrower and each applicable Loan Party, and each Insurance Assignment shall be in full force and effect, (ii) Earnings Assignments from each applicable Loan Party, and each Earnings Assignment shall be in full force and effect and (iii) except as otherwise provided in Sections 5.15 and 5.17, a Control Agreement (or comparable arrangement under applicable laws that is effective to perfect the Lien of the Collateral Agent under applicable Requirements of Law (and, otherwise, on terms reasonably acceptable to the Collateral Agent)) with respect to each Earnings Account, and such Control Agreement (or comparable arrangement) shall be in full force and effect.

(m) Insurance. The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.04 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) and shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, in form and substance reasonably satisfactory to the Administrative Agent (it being understood that delivery of the Administrative Agent of a certificate in form and substance reasonably satisfactory to it from the relevant insurers or their agents as to the existence of such endorsements shall satisfy this condition precedent).

(n) USA Patriot Act. The Lenders and the Administrative Agent shall have received, sufficiently in advance of the Closing Date, all documentation and other information that may be required by the Lenders or the Administrative Agent in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the United States PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the information described in Section 10.13.

(o) [Reserved].

(p) Ratings. Borrower shall have received a public rating (but not any specific rating) in respect of the Loans from each of S&P and Moody’s.

(q) Restructuring Support Agreement. The Restructuring Support Agreement shall be in full force and effect and the Debtors shall be in compliance with the Restructuring Support Agreement in all material respects, and the Required Commitment Parties shall be reasonably satisfied that each of the conditions set forth in the Restructuring Support Agreement have been satisfied by the Debtors.

(r) Plan of Reorganization. The terms and provisions of the Plan of Reorganization shall be reasonably satisfactory to the Required Commitment Parties (it being understood and agreed that the terms and provisions of the Plan of Reorganization, dated July 13, 2015 and filed with the Bankruptcy Court on August 13, 2015 at Bankruptcy Court Docket No. 15 and inclusive of the First Plan Supplement and the Second Plan Supplement, are reasonably satisfactory to the Required Commitment Parties).

(s) Consummation of Plan of Reorganization. The Administrative Agent shall have received evidence, reasonably satisfactory to the Required Commitment Parties, that (i) the effective date under the Plan of Reorganization shall have occurred, the Confirmation Order shall be valid, subsisting and continuing as a final order as to which the time to appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearsing has expired and as to which no appeal, petition for certiorari, or motion for new trial, stay, reargument, or rehearsing shall then be pending , and (ii) no motion, action or proceeding by any creditor or other party-in-interest to the Cases which could materially adversely affect the Plan of Reorganization, the consummation of the Plan of Reorganization, the business or operations of the Loan Parties or the transactions contemplated by the Loan Documents, as determined by the Required Commitment Parties in good faith, shall be pending.

(t) Highlander Contracts. Neither the Highlander Construction Contract nor the Highlander Drilling Contract shall have been amended or modified in a manner materially adverse to the Commitment Parties (as determined by the Required Commitment Parties) without the prior written consent of the Required Commitment Parties.

(u) Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

(v) No Default. No Default or Event of Default shall have occurred and be continuing on such date.

(w) Escrow Agreement. The Escrow Agreement in the form of Exhibit G, together with any and all related documents, shall have been executed and delivered to the Administrative Agent and the Required Commitment Parties.

(x) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects).

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees with the Administrative Agent, the Collateral Agent and each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries to:

SECTION 5.01 Financial Statements, Reports, etc. Furnish to the Administrative Agent:

(a) Annual Reports. As soon as available and in any event within 90 days (or such earlier date on which Borrower is required to file a Form 10-K under the Exchange Act) after the end of each fiscal year, beginning with the fiscal year ending December 31, 2015, (i) the audited consolidated balance sheet of Borrower as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, all prepared in accordance with Regulation S-X and accompanied by an opinion of Ernst & Young LLP or other independent public accountants of recognized national standing satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that the consolidated financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the dates and for the periods specified in accordance with GAAP, and (ii) a narrative report and management’s discussion and analysis, containing such information that would be required to be contained in a filing with the SEC on Form 10-K, of the financial condition and results of operations of Borrower for such fiscal year, as compared to amounts for the previous fiscal year (it being understood that, to the extent the information required by this clause (a) is set forth in an Annual Report or Form 10-K filed within the time period specified above, the furnishing of such information hereunder shall be satisfied by such filing);

(b) Quarterly Reports. As soon as available and in any event within 40 days (or such earlier date on which Borrower is required to file a Form 10-Q under the Exchange Act) after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending September 30, 2015, (i) the consolidated balance sheet of Borrower as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section (except for changes in connection with fresh start accounting), subject to normal year-end audit adjustments, and (ii) a narrative report and management’s discussion and analysis, containing such information that would be required to be contained in a filing with the SEC on Form 10-Q, of the financial condition and results of operations of Borrower for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year (it being understood that, to the extent the information required by this clause (b) is set forth in a Quarterly Report or Form 10-Q filed within the time period specified above, the furnishing of such information hereunder shall be satisfied by such filing);

(c) Financial Officer’s Certificate. Concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate (i) certifying that no Default or Event of Default has occurred that is continuing or, if such a Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail demonstrating compliance with the covenants contained in Section 6.10 and the first sentence of Section 5.14 as of the date of such financial statements and (iii) identifying any Subsidiary designated as an Unrestricted Subsidiary since the date of the most-recently delivered prior certificate under this Section 5.01(c);

(d) Organizational Documents. Promptly provide copies of any Organizational Documents that have been amended or modified in accordance with the terms hereof and deliver a copy of any notice of default given or received by any Company under any Organizational Document within 15 days after such Company gives or receives such notice;

(e) Fleet Status Report. Concurrently with any delivery of financial statements under Section 5.01(a) and Section 5.01(b), a fleet status report for the Vessels in substantially the same form as the fleet status reports periodically filed by Borrower with the SEC prior to the Closing Date;

(f) Annual Budgets. Within 60 days after the beginning of each fiscal year commencing with the fiscal year ending December 31, 2016, a detailed budget for Borrower in form consistent with the budgets of Borrower heretofore delivered to the Commitment Parties prior to the Closing Date, but to include estimated balance sheets, statements of income and statements of cash flow, for each fiscal quarter of such fiscal year prepared in summary form, in each case, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Financial Officer of Borrower to the effect that the budget of Borrower is based upon assumptions believed to be reasonable at the time of preparation thereof (it being recognized by the Agents and the Lenders that any results of operation forecasted therein are not to be viewed as facts and that the actual results of operation during the period or periods covered by such budget may differ from the amounts set forth in such budget, and such differences may be material);

(g) Unrestricted Subsidiaries. Deliver to the Administrative Agent with each set of consolidated financial statements referred to in Sections 5.01(a) and 5.01(b) the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements; (it being understood that, to the extent the information required by this clause (g) is set forth in a Quarterly Report or Form 10-Q or Annual Report or Form 10-K filed within the time period specified in Sections 5.01(a) and 5.01(b), as applicable, the furnishing of such information hereunder shall be satisfied by such filing)

(h) Shareholder Reports. Promptly after the same are sent, copies of all financial statements and material reports which any Loan Party sends to its shareholders or other equity holders, as applicable, generally and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which such person may make to, or file with, the SEC or any successor or similar Governmental Authority; and

(i) Highlander Drilling Contract and Highlander Construction Contract. (i) Promptly upon receipt or delivery thereof, as applicable, by any Company, copies of all material notices, change orders, demands and other communications from any party to the Highlander Drilling Contract or the Highlander Construction Contract, (ii) promptly upon receipt or delivery thereof, as applicable, notices of any threatened or actual default under the Highlander Drilling Contract or the Highlander Construction Contract and (iii) within 15 days after the end of each calendar month, a written report certified by a Responsible Officer of Borrower providing a reasonably detailed status update on the progress of the construction of the Hercules Highlander, but specifically including the then current projected date of Delivery (as defined in the Highlander Construction Contract) and the status of any pending change orders (other than as set forth in Schedule 5.01(i)) or demands or notices of default under the Highlander Drilling Contract or the Highlander Construction Contract.

(j) Other Information. Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to these Sections 5.01(a), (b), (e), (g) and (h) shall be deemed to have been delivered on the date on which such information has been posted on the SEC website on the Internet at sec.gov/edaux/searches.htm, on Borrower’s website on the Internet at herculesoffshore.com or at another website identified in a notice provided in written or electronic (email) form to the Administrative Agent and accessible by the Lenders without charge; provided that such notice may be included in a certificate delivered pursuant to Section 5.01(c).

SECTION 5.02 Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly (and, in any event, within three Business Days after a Responsible Officer of a Company obtains knowledge of the occurrence thereof):

(a) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (x) against any Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect or (y) with respect to any Loan Document;

(c) any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect;

(d) the occurrence of a Casualty Event in respect of which the damage to any property or properties of Borrower or any of its Subsidiaries is in excess of $10.0 million in the aggregate;

(e) (i) termination or amendment to any Material Agreement of Borrower or any of its Subsidiaries in a manner that is materially adverse to Borrower or such Subsidiary, as the case may be, and an explanation of any actions being taken with respect thereto or (ii) entry into any new Material Agreement, together with a written statement describing such event and the material terms of such Material Agreement; provided that the Borrower shall furnish copies of each Material Agreement to any Lender that so requests a copy so long as such Lender executes a non-disclosure agreement in form and substance reasonably satisfactory to the Borrower; and

(f) (x) the incurrence of any material Lien (other than Permitted Liens) on, or claim asserted against any of the Collateral or (y) the occurrence of any other event which could materially and adversely affect the value of the Collateral, taken as a whole.

Information required to be delivered pursuant to Sections 5.02(e) (including any such information provided in a fleet status report) shall be deemed to have been delivered on the date on which such information has been posted on the SEC website on the Internet at sec.gov/edaux/searches.htm, on Borrower’s website on the Internet at herculesoffshore.com or at another website identified in a notice provided in written or electronic (email) form to the Administrative Agent and accessible by the Lenders without charge, and the delivery of such information within the time period required under the Exchange Act shall satisfy the requirements of Section 5.02(e), notwithstanding anything to the contrary contained herein.

SECTION 5.03 Existence; Businesses and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 or Section 6.06 or, in the case of any Subsidiary, where the failure to perform such obligations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business at such time; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all material contractual obligations and all applicable Requirements of Law (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except in each of the foregoing cases where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 5.03(b) shall prevent (i) sales of property, consolidations or mergers by or involving any Company in accordance with Section 6.05 or Section 6.06; (ii) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such person reasonably determines are not useful to its business or no longer commercially desirable.

(c) Do or cause to be done all things necessary for each Company which owns or operates, or will own or operate, one or more Vessels to, at all times while owning or operating such Vessels, be qualified to own and operate such Vessels under the laws of the jurisdiction of such Vessel’s registry and, in particular, each Company which owns a Vessel or Vessels to be qualified to operate in the US coastwise waters shall at all times be organized or existing under the laws of the United States. Without limiting the generality of the foregoing, each Loan Party shall maintain the registration and flag of its Vessels except for modifications which satisfy the conditions set forth in the definition of “Flag Jurisdiction Transfer”.

SECTION 5.04 Insurance.

(a) Generally. Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Vessels and other properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including insurance of the types and on the terms and conditions described in Schedule 5.04; provided that (x) self-insurance by the Companies shall not be deemed a violation of this covenant to the extent that persons engaged in similar businesses operating in the same or similar locations self-insure in a similar manner and to a similar extent and (y) with respect to physical hazard insurance, neither the Collateral Agent nor the applicable Company shall agree to the adjustment of any claim thereunder without the consent of the other (such consent not to be unreasonably withheld or delayed); provided, further, that no consent of any Company shall be required during an Event of Default.

(b) Requirements of Insurance. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance) in compliance with the terms of the Insurance Assignment, as applicable and (iii) to the extent available from the Companies’ insurers at commercially reasonable rates and if reasonably requested by the Collateral Agent, include a breach of warranty clause.

(c) Mortgaged Vessels. No Loan Party that is an owner of a Mortgaged Vessel shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any material insurance coverage required to be maintained under such Loan Party’s respective Ship Mortgage or that could be the basis for a defense to any claim under any Insurance Policy maintained in respect of the relevant Vessel, and each Loan Party shall otherwise comply in all material respects with all Insurance Requirements in respect of such Vessel; provided that each Loan Party may, at its own expense and after written notice to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 5.04 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 5.04.

(d) Mortgaged Properties. No Loan Party that is an owner of Mortgaged Property shall take any action that is reasonably likely to be the basis for termination, revocation or denial of any insurance coverage required to be maintained under such Loan Party’s respective Mortgage or that could reasonably be expected to be the basis for a defense to any claim under any Insurance Policy maintained in respect of the relevant Premises, and each Loan Party shall otherwise comply in all material respects with all Insurance Requirements in respect of the Premises; provided that each Loan Party may, at its own expense and after written notice to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 5.04 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 5.04.

(e) Flood Insurance. With respect to each Mortgaged Property, obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time reasonably require, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973.

SECTION 5.05 Obligations and Taxes.

(a) Payment of Obligations. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes payable by it imposed upon it or upon its income or profits or in respect of its property, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Indebtedness, other obligations, Tax, assessment, charge, levy or claim so long as (x)(i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP and (ii) such contest operates to suspend collection of the contested Indebtedness, obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien and (y) the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

(b) Filing of Returns. Timely and correctly file all U.S. federal income and all other material Tax Returns required to be filed by it.

SECTION 5.06 Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (x) as soon as possible after, and in any event within 15 days after any Responsible Officer of any Company or any ERISA Affiliates of any Company knows or reasonably believes that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies or any of their ERISA Affiliates in an aggregate amount exceeding $10.0 million, a statement of a Financial Officer of Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (y) within 15 days after receipt of a written request from the Administrative Agent, copies of (i) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the United States Department of Labor with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan sponsor, the PBGC or any Governmental Agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request.

SECTION 5.07 Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all material Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each Company will permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the property of such Company at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors therefor (including independent accountants).

SECTION 5.08 Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.12.

SECTION 5.09 Compliance with Environmental Laws; Environmental Reports.

(a) Comply, and use commercially reasonable efforts to cause all lessees and other persons occupying Real Property or other property owned, operated or leased by any Company to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material Environmental Permits applicable to its operations and Real Property; and conduct all Responses required by, and in accordance with, Environmental Laws; provided that no Company shall be required to undertake any Response to the extent that such Response is being conducted by a third party pursuant to a contractual, indemnification or other obligation in accordance with Environmental Law or such Company’s obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

(b) If a Default caused by reason of a breach of Section 3.18 or Section 5.09(a) shall have occurred and be continuing for more than 20 days without the Companies commencing activities reasonably likely to cure such Default in accordance with Environmental Laws, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of Borrower, an environmental assessment report regarding the matters which are the subject of such Default, including, where appropriate, soil and/or groundwater sampling, prepared by an environmental consulting firm and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them.

(c) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, Borrower shall at its sole expense: (i) not dispose of or otherwise Release, and shall cause each Subsidiary not to dispose of or otherwise Release, any oil, oil and gas waste, Hazardous Materials, or solid waste on, under, about or from any of Borrower’s or its Subsidiaries’ properties or any other property to the extent caused by Borrower’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws; (ii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of Borrower’s or its Subsidiaries’ properties; (iii) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event and to the extent any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other Release of any oil, oil and gas waste, Hazardous Materials or solid waste on, under, about or from any of Borrower’s or its Subsidiaries’ properties for which Borrower or its Subsidiaries is liable or otherwise required to undertake pursuant to Environmental Law; and (iv) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to determine and assure that Borrower’s and its Subsidiaries’ obligations under this Section 5.09(c) are timely and fully satisfied.

(d) Borrower will promptly, but in no event later than ten (10) business days after the occurrence thereof, notify the Administrative Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against Borrower or its Subsidiaries or their properties of which Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $10.0 million, not fully covered by insurance, subject to normal deductibles.

SECTION 5.10 Construction of Hercules Highlander. Each Company will (i) permit any third party project management specialist designated by the Required Lenders to oversee the construction of the Hercules Highlander; provided that such project management specialist shall be approved by Borrower (such approval not to be unreasonably withheld or delayed) and (ii) promptly notify the Escrow Agent and the Administrative Agent if such Company determines in good faith that the conditions set forth in the Escrow Agreement with respect to the release of proceeds of the Escrowed Loans cannot be satisfied.

SECTION 5.11 Additional Collateral; Additional Guarantors; Additional Mortgaged Vessels.

(a) Subject to this Section 5.11, with respect to any property acquired after the Closing Date by any Loan Party that is of the type subject to the Lien created by any Security Document on the Closing Date but is not so subject, promptly (and in any event within 30 days after the acquisition thereof, or such longer period in the sole discretion of the Collateral Agent) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the Security Agreements or such other Security Documents and such other documents as may be reasonably necessary under the governing law of the applicable Security Documents or reasonably requested by the Administrative Agent or the Collateral Agent to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) take all actions reasonably necessary under the governing law of the applicable Security Documents or reasonably requested by the Administrative Agent or the Collateral Agent to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including (x) the filing of financing statements in such jurisdictions and

(y) such other actions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Borrower and the other Loan Parties shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired properties.

(b) With respect to any person that is or becomes a Wholly Owned Subsidiary (other than an Excluded Subsidiary) of a Loan Party after the Closing Date (including by reason of any Excluded Subsidiary ceasing to be the same), promptly (and in any event within 30 days after such person becomes a Wholly Owned Subsidiary or within 10 days after any Excluded Subsidiary ceases to be the same, or such longer period in the sole discretion of the Collateral Agent) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary owned by a Loan Party, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests that are Loan Parties, and all intercompany notes, if any, owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) cause such new Wholly Owned Subsidiary (A) to execute a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor and a joinder agreement to the applicable Security Document, substantially in the form annexed thereto, or such other documents as may be reasonably necessary under the governing law of the applicable Security Documents or reasonably requested by the Administrative Agent or the Collateral Agent to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on the Equity Interests and property of such Subsidiary, subject to no Liens other than Permitted Liens, and (B) to take all actions reasonably necessary under the governing law of the applicable Security Documents or reasonably requested by the Administrative Agent or the Collateral Agent to grant to the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law (with first priority, subject only to Permitted Liens), including (x) the filing of financing statements in such jurisdictions and (y) such other actions as may be reasonably requested by the Administrative Agent or the Collateral Agent.

(c) Promptly grant to the Collateral Agent, within 30 days of the acquisition thereof (or such longer period in the sole discretion of the Collateral Agent) (unless sooner disposed of in a Sale and Leaseback Transaction permitted by Section 6.03), a security interest in and Mortgage on each parcel of Real Property owned in fee by such Loan Party (1) as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value of at least $1.0 million, and (2) each Real Property identified as “Owned Real Property” on Schedule 9 to the Perfection Certificate dated the Closing Date, in each case, as additional security for the Obligations. Such Mortgages shall be granted pursuant to documentation in the form of a Mortgage and other documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent (in each case, at the direction of the Required Lenders) and shall constitute valid and enforceable perfected Liens subject only to Permitted Liens or other Liens acceptable to the Collateral Agent at the direction of Required Lenders. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Required Lenders shall require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a title policy, a Survey, a life of loan flood hazard determination and local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent in respect of such Mortgage).

(d) Subject to this Section 5.11(d), with respect to any Vessel acquired after the Closing Date by any Loan Party, and with respect to any Vessel owned by any Loan Party acquired or formed after the Closing Date, promptly (and in any event immediately after the acquisition of the Hercules Highlander and within 10 days after the acquisition of such other Vessel or the acquisition or formation of such Loan Party, or such longer period in the sole discretion of the Collateral Agent) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to an existing Ship Mortgage or such other Ship Mortgage reasonably necessary under the law of the applicable Acceptable Flag Jurisdiction or reasonably requested by the Administrative Agent or the Collateral Agent to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such Vessel subject to no Liens other than Permitted Liens, and (ii) take all actions necessary under the governing law of the applicable Acceptable Flag Jurisdiction or reasonably requested by the Collateral Agent or the Administrative Agent to cause such Lien to be duly perfected to the extent required by such Ship Mortgage in accordance with all applicable Requirements of Law, including the filing of such Ship Mortgage or amendment or supplement to an existing Ship Mortgage in the appropriate vessel registry. Notwithstanding anything to the contrary contained herein, no Ship Mortgage shall be required with respect to the Hercules 9 so long as such Vessel is subject to one or more purchase agreements with one or more third parties, but within 10 days after the termination of any such purchase agreement without the sale of such Vessel, such Vessel shall be mortgaged in accordance with this Section 5.11(d).

SECTION 5.12 Security Interests; Further Assurances. Promptly, at Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document (including opinions of counsel with respect to Ship Mortgages and other matters that are not covered by the UCC) or instrument supplemental to or confirmatory of the Security Documents or otherwise reasonably necessary under the governing law of the applicable Security Documents or reasonably requested by the Administrative Agent or the Collateral Agent for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Liens, or use commercially reasonable efforts to obtain any consents or waivers as may be necessary or appropriate in connection therewith. Deliver (or use commercially reasonable efforts to cause third parties to deliver) to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably necessary under the governing law of the applicable Security Documents or reasonably requested by the Administrative Agent or the Collateral Agent to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent or the Collateral Agent of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent or the Collateral Agent may require.

SECTION 5.13 Information Regarding Collateral. Not effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, if such Loan Party is not a “registered organization” (as defined in the UCC), (iii) in any Loan Party’s organizational structure, or (iv) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent and the Administrative Agent not less than 20 days’ prior written notice (in the form of an Officer’s Certificate), or such lesser notice period agreed to by the Collateral Agent in its sole discretion, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably necessary under the governing law of the applicable Security Documents or reasonably requested by the Collateral

Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable; provided that this Section 5.13 shall not apply to any transaction otherwise permitted by Section 6.05 or 6.06 if, as a result of such transaction, the successor of such Loan Party is not (and is not required to be) a Loan Party (either due to sale of the Equity Interests of such Loan Party, dissolution, reorganization, merger or otherwise). Each Loan Party agrees to promptly provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence.

SECTION 5.14 Vessel Classification and Information. Cause Mortgaged Vessels representing, in the aggregate, at least 70% of the aggregate Fair Market Value of the Mortgaged Vessels, to maintain the classification for such Vessels existing as of the date hereof as issued by a Classification Society; provided that temporary suspensions of such classifications as may from time to time arise as a result of the normal operation of such Vessels shall not be deemed to be a breach of this Section 5.14 so long as Borrower is using its best efforts to remedy such suspensions and actually promptly remedies such suspensions. Promptly after Borrower’s receipt of a written request therefor from the Administrative Agent, but no more frequently than once each calendar year (unless an Event of Default has occurred and is continuing), furnish to the Administrative Agent (a) class certificates evidencing that the Mortgaged Vessels comply with this Section 5.14 and (b) the insurance certificate(s) evidencing that the Mortgaged Vessels comply with the insurance requirements of Section 5.04.

SECTION 5.15 Post-Closing Collateral Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 5.15, in each case within the time limits specified therein (or such longer period of time acceptable to the Administrative Agent in its sole discretion).

SECTION 5.16 Maintenance of Ratings. Use commercially reasonable efforts to cause Loans to continue to be rated by Moody’s and S&P (but not to maintain a specific rating).

SECTION 5.17 Deposit Account. (i) At all times after the Closing Date, cause all Earnings derived from each Mortgaged Vessel Contract to be deposited into Earnings Accounts, and each Earnings Account shall at all times be in the name of the Borrower or Subsidiary Guarantor and be subject to a Control Agreement (or other comparable arrangements under applicable laws effective to perfect the Lien of the Collateral Agent under applicable Requirements of Law (and, otherwise, on terms acceptable to the Collateral Agent)), in each case other than (x) Earnings that are deposited into an account not subject to a Control Agreement and transferred within one Business Day to an account subject to a Control Agreement and (y) immaterial Earnings that are deposited into an Excluded Deposit Account and (ii) at all times after 30 days after the Closing Date (or such later date as the Administrative Agent shall agree in its sole discretion) cause the cash and Cash Equivalents of Borrower and the Subsidiary Guarantors to be held in deposit or securities accounts which are subject to Control Agreements (or other comparable arrangements under applicable laws effective to perfect the Lien of the Collateral Agent under applicable Requirements of Law (and, otherwise, on terms acceptable to the Collateral Agent) pursuant to which a first priority (subject only to Permitted Liens) perfected security interest shall be created in favor of the Collateral Agent in such deposit or securities accounts and all amounts on deposit therein (other than Excluded Deposit Accounts).

SECTION 5.18 Dissolutions. Use best efforts to cause the Gibraltar Guarantor to, within 120 days after the Closing Date (or such later date as the Administrative Agent shall agree in its sole discretion) dissolve, merge or consolidate with or into another Loan Party.

ARTICLE VI

NEGATIVE COVENANTS

Each Loan Party covenants and agrees with the Administrative Agent, the Collateral Agent and each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and premium, if any, on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Subsidiaries to:

SECTION 6.01 Indebtedness. Incur, directly or indirectly, any Indebtedness. Notwithstanding the foregoing, each of the following shall be permitted:

(a) Indebtedness incurred under this Agreement and the other Loan Documents;

(b) Indebtedness secured on a junior basis in right of security with the Obligations, unsecured Indebtedness or Subordinated Indebtedness in an aggregate principal amount not to exceed an amount of Indebtedness at the time of incurrence and after giving effect to the incurrence of such Indebtedness and the application of proceeds therefrom that does not cause the Total Leverage Ratio to exceed 3.50 to 1.00, so long as no Default or Event of Default shall have occurred and be continuing or result therefrom;

(c) [Reserved];

(d) Indebtedness to the extent outstanding on the Closing Date and listed on Schedule 6.01;

(e) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of Borrower or any Subsidiary and not for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(f) Indebtedness of Borrower owed to a Subsidiary and Indebtedness of any Subsidiary owed to Borrower or any other Subsidiary; provided, however (x) all such Indebtedness owing to Borrower or a Subsidiary Guarantor shall be evidenced by the Intercompany Note, which shall be subject to a first-priority lien in favor of the Collateral Agent pursuant to a Security Document, (y) all such Indebtedness owing by Borrower or a Subsidiary Guarantor shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Note and (z) any such Indebtedness owing from a non-Loan Party to a Loan Party shall constitute a Permitted Investment under clause (14) of such definition; provided, further, that upon any such Subsidiary ceasing to be a Subsidiary or such Indebtedness being owed to any person other than Borrower or a Subsidiary, Borrower or such Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (f);

(g) Indebtedness in respect of (i) self-insurance obligations or completion, customs, stay, bid, performance, appeal or surety bonds or other obligations of a like nature issued for the account of Borrower or any Subsidiary in the ordinary course of business, including guarantees or obligations of Borrower or any Subsidiary with respect to letters of credit supporting such self-insurance, completion, customs, stay, bid, performance, appeal or surety obligations (in each case other than for an obligation for money borrowed) or (ii) obligations represented by letters of credit issued in the ordinary course of business, including letters of credit in order to provide security for workers’ compensation claims, for the account of Borrower or any Subsidiary, as the case may be;

(h) Indebtedness in respect of Purchase Money Obligations, and Permitted Refinancings thereof, in an aggregate principal amount not to exceed at any time outstanding $50.0 million;

(i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence;

(j) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(k) Permitted Refinancing with respect to Indebtedness incurred pursuant to clause (d) above, this clause (k) or clause (p) below;

(l) indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of Borrower or any Subsidiary or Equity Interests of a Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (l) shall at no time exceed the gross proceeds actually received by Borrower and the Subsidiaries in connection with such disposition;

(m) Contingent Obligations of Borrower and the Subsidiary Guarantors in respect of Indebtedness otherwise permitted under this Section 6.01;

(n) Indebtedness in respect of insurance premium financing for insurance being acquired by Borrower or a Subsidiary under customary terms and conditions;

(o) Indebtedness under a L/C Facility in an aggregate principal amount not to exceed $25.0 million at any time outstanding;

(p) Permitted Acquisition Indebtedness; and

(q) additional Indebtedness of Borrower or any Subsidiary Guarantor in an aggregate amount not to exceed at any time outstanding $25.0 million.

Notwithstanding anything herein to the contrary, Closing Date Immaterial Subsidiaries may not incur any Indebtedness unless such Closing Date Immaterial Subsidiaries are Guarantors at the time of such incurrence.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the foregoing clauses (a) through (q) above, Borrower shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding hereunder shall be deemed to have been incurred under clause (a) above, and may later reclassify any item of Indebtedness described in clauses (a) through (q) above (provided that at the time of reclassification it meets the criteria in such category or categories). In addition, for purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a person that could have incurred such Indebtedness.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness de-nominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Notwithstanding any other provision of this covenant, in no event shall the reclassification of any lease or other liability as indebtedness due to a change in accounting principles after the Closing Date be deemed to be an incurrence of Indebtedness.

SECTION 6.02 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):

(a) Liens for Taxes, assessments or governmental charges or levies which (a) are not overdue or delinquent by more than 30 days or (b) are being contested in good faith by appropriate proceedings and as to which Borrower or the Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(b) Liens in respect of property of Borrower or any Subsidiary imposed by law or contract, which were not incurred or created to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s, mechanics’, maritime and salvage Liens and other Liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of the property of Borrower or its Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of Borrower and its Subsidiaries, taken as a whole;

(c) Liens (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, other contracts (other than agreements governing Indebtedness for borrowed money), performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

(d) Liens upon specific items of inventory or other goods and proceeds of any person securing such person’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(e) Liens arising out of judgments or awards not resulting in a Default or an Event of Default;

(f) easements, rights of way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (a) securing Indebtedness, (b) individually or in the aggregate materially impairing the value or marketability of such Real Property and (c) individually or in the aggregate materially interfering with the conduct of the business of Borrower and its Subsidiaries at such Real Property;

(g) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(h) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Borrower or any Subsidiary, including rights of offset and setoff;

(i) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Borrower or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are nonconsensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(j) leases with respect to the assets or properties of Borrower and any Subsidiary, in each case entered into in the ordinary course of Borrower’s or such Subsidiary’s business so long as such leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of Borrower or any Subsidiary or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(k) the filing of financing statements or registration of particulars with any relevant registry solely as a precautionary measure in connection with operating leases or consignment of goods;

(l) [Reserved];

(m) Liens securing Hedging Obligations entered into for bona fide hedging purposes of Borrower or any Subsidiary and not for the purpose of speculation;

(n) Liens existing on the Closing Date and listed on Schedule 6.02 securing Indebtedness outstanding on the Closing Date; provided that (a) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase; and (b) such Liens do not encumber any property other than the property subject thereto on the Closing Date (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof);

(o) Liens in favor of Borrower or a Subsidiary Guarantor;

(p) Liens securing the Obligations;

(q) Liens arising pursuant to Purchase Money Obligations incurred and then outstanding pursuant to Section 6.01(h); provided that (a) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness and (b) any such Liens attach only to the property being financed pursuant to such Purchase Money Obligations (plus improvements, accessions, proceeds, replacements or dividends or distributions in respect thereof) and do not encumber any other property of Borrower or any Subsidiary;

(r) Liens securing Acquired Indebtedness permitted to be incurred under this Agreement; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon, accessions thereto, proceeds thereof, replacements, dividends or distributions in respect thereof) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Borrower or a Subsidiary;

(s) Liens on property or Equity Interests of a person existing at the time such person is acquired or merged with or into or consolidated with Borrower or any Subsidiary (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon, accessions thereto, proceeds thereof, replacements, dividends or distributions in respect thereof) and are no more favorable to the lienholders than the existing Lien;

(t) Liens to secure Permitted Refinancing of Indebtedness secured by Liens referred to in the foregoing clauses (n), (q), (r) and (s); provided that in the case of Liens securing Permitted Refinancing of Indebtedness secured by Liens referred to in the foregoing clauses (n), (q), (r) and (s), such Liens do not extend to any additional assets (other than improvements thereon, accessions thereto, proceeds thereof, replacements, dividends or distributions in respect thereof);

(u) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by Borrower or any Subsidiary to the extent securing Non-Recourse Debt of such Unrestricted Subsidiary or joint venture;

(v) licenses of Intellectual Property granted by Borrower or any Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Borrower or such Subsidiary;

(w) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Borrower or any Subsidiary in the ordinary course of business in accordance with the past practices of Borrower or such Subsidiary;

(x) Liens on cash or Cash Equivalents securing (i) reimbursement obligations of Borrower or any Subsidiary in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions issued in the ordinary course of business and (ii) obligations of Borrower or any Subsidiary in respect of Treasury Services Agreements;

(y) Liens of franchisors arising in the ordinary course of business not securing Indebtedness;

(z) (i) Liens securing Indebtedness permitted pursuant to Section 6.01(o) on a pari passu or junior basis in right of security with the Obligations and (ii) Liens securing Indebtedness permitted pursuant to Section 6.01(b) on a junior basis in right of security with the Obligations; provided that, in each case, a Senior Representative acting on behalf of the holders of such Indebtedness shall become party to or otherwise be subject to the provisions of an Intercreditor Agreement;

(aa) options, put and call arrangements, rights of first refusal and similar rights (i) relating to Investments in Subsidiaries (including, for this purpose, Unrestricted Subsidiaries, if any), joint ventures, partnerships and the like or (ii) provided for in contracts or agreements entered into in the ordinary course of business;

(bb) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of Borrower or any Subsidiary, which defeasance is otherwise not prohibited hereby; and

(cc) other Liens with respect to obligations (other than Indebtedness for borrowed money) that do not in the aggregate exceed at any time outstanding $10.0 million.

SECTION 6.03 Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”) unless (i) the sale of such property is permitted by Section 6.06 and (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02.

SECTION 6.04 Restricted Payments. Borrower will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable Test Period, the Consolidated Interest Coverage Ratio is less than 2.00 to 1.00; or

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Closing Date (other than Restricted Payments made pursuant to clauses (2) through (10) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on January 1, 2016 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

(b) 100% of (A) (i) the aggregate net cash proceeds and (ii) the Fair Market Value of (x) marketable securities (other than marketable securities of Borrower), (y) Equity Interests of a person (other than Borrower or a Subsidiary (including, for this purpose, Unrestricted Subsidiaries, if any) of Borrower) engaged in a Permitted Business and (z) other assets used in any Permitted Business, in the case of clauses (i) and (ii), received by Borrower or its Subsidiaries since the Closing Date as a contribution to its common equity capital or from the issue or sale of Qualified Equity Interests of Borrower or from the issue or sale of convertible or exchangeable Disqualified Equity Interests or convertible or exchangeable debt securities of Borrower that have been converted into or exchanged for such Qualified Equity Interests (other than Equity Interests or debt securities sold to a Subsidiary (including, for this purpose, Unrestricted Subsidiaries, if any) of Borrower and Excluded Contributions), and (B) the aggregate net cash proceeds, if any, received by Borrower or any of its Subsidiaries upon any conversion or exchange described in clause (A) above, plus

(c) 100% of (A) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) of Borrower or any Subsidiary issued after the Closing Date is reduced on Borrower’s consolidated balance sheet upon the conversion or exchange after the Closing Date of any such Indebtedness into or for Qualified Equity Interests of Borrower and (B) the aggregate net cash proceeds, if any, received by Borrower or any of its Subsidiaries upon any conversion or exchange described in clause (A) above, plus

(d) with respect to Restricted Investments made by Borrower and its Subsidiaries after the Closing Date, an amount equal to the sum, without duplication, of (A) the net reduction in such Restricted Investments in any person resulting from (i) repayments of loans or advances, or other transfers of assets, in each case to Borrower or any Subsidiary, (ii) other repurchases, repayments or redemptions of such Restricted Investments, (iii) the sale of any such Restricted Investment to a purchaser other than Borrower or a Subsidiary (including, for this purpose, Unrestricted Subsidiaries, if any) or (iv) the release of any guarantee (except to the extent any amounts are paid under such guarantee) that constituted a Restricted Investment plus (B) with respect to any Unrestricted Subsidiary designated as such after the Closing Date and redesignated as a Subsidiary after the Closing Date, the Fair Market Value of Borrower’s Investment in such Subsidiary held by Borrower or any of its Subsidiaries at the time of such redesignation.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

(1) the payment of (a) any dividend or redemption payment or the making of any distribution within 60 days after the date of declaration thereof if, on the date of declaration, the dividend, redemption or distribution payment, as the case may be, would have complied herewith or (b) any dividend or similar distribution by a Subsidiary to the holders of its Equity Interests on a pro rata basis or on a basis more favorable to Borrower;

(2) the redemption or acquisition of any Equity Interests of Borrower or any Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Junior Financings of Borrower or any Subsidiary (including the payment of any required premium and any fees and expenses incurred in connection with such purchase, repurchase, redemption, defeasance, other acquisition or retirement for value) (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests, (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Permitted Refinancing and the other terms hereof or (c) upon a Change in Control or in connection with an Asset Sale to the extent required by the agreement governing such Junior Financing but only if Borrower shall, with respect to a Change in Control, have repaid the Obligations in full, and with respect to an Asset Sale, have complied with Sections 2.10 and 6.06 prior to purchasing, repurchasing, redeeming, defeasing, acquiring or retiring for value such Junior Financing;

(4) the redemption, repurchase or other acquisition or retirement for value of Equity Interests of Borrower held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either (x) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (y) pursuant to any equity subscription agreement, stock option agreement, stockholders’ agreement or similar agreement; provided that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed (A) $5.0 million during any calendar year (with unused amounts in any calendar year being carried forward to the next succeeding calendar year but not any subsequent years) plus (B) the amount of any net cash proceeds received by or contributed to Borrower from the issuance and sale after the Closing Date of Qualified Equity Interests of Borrower to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (4), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (4);

(5) (a) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests or other convertible securities to the extent such Equity Interests represent a portion of the exercise or exchange price thereof and (b) any repurchases, redemptions or other acquisitions or retirements for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants or other similar rights;

(6) dividends on Preferred Stock or Disqualified Equity Interests issued in compliance with Section 6.01 to the extent such dividends are included in the definition of Consolidated Interest Expense;

(7) the payment of cash in lieu of fractional Equity Interests;

(8) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of assets that complies with the provisions described under Section 6.05;

(9) Restricted Payments with Excluded Contributions; or

(10) payment of other Restricted Payments in an aggregate amount not to exceed $12.5 million;

provided that (a) in the case of any Restricted Payment pursuant to clauses (3), (4), (9) or (10) above, no Default or Event of Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clauses (2), (3) or (4)(B) above shall increase the Restricted Payments Basket.

For the purposes of determining compliance with any U.S. dollar-denominated restriction on Restricted Payments denominated in a foreign currency, the U.S. dollar-equivalent amount of such Restricted Payment shall be calculated based on the relevant currency exchange rate in effect on the date that such Restricted Payment was made.

SECTION 6.05 Mergers and Consolidations. Borrower will not, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into another person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of Borrower and the Subsidiaries (taken as a whole) unless:

(1) either:

(a) Borrower will be the surviving or continuing person; or

(b) the person (if other than Borrower) formed by or surviving such consolidation or merger or to which such sale, lease, transfer, conveyance or other disposition or assignment shall be made (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States or the District of Columbia, and the Successor expressly assumes, by agreements in form and substance reasonably satisfactory to the Administrative Agent, all of the Obligations of Borrower;

(2) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds of such Indebtedness on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

(3) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds of such Indebtedness on a pro forma basis either (x) the Consolidated Interest Coverage Ratio of Borrower or the Successor, as the case may be, shall be at least 2.00 to 1.00 or (y) the Consolidated Interest Coverage Ratio for Borrower or the Successor, as the case may be, would be equal to or greater than such ratio for Borrower immediately prior to such transaction.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of Borrower immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction to the extent such Indebtedness remains outstanding immediately after giving effect to such transaction.

Except in the event of a sale or other disposition of all or substantially all of the assets of a Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Guarantor then held by Borrower and its Subsidiaries, in each case in a transaction permitted by Section 6.06, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another person, unless:

(1) either:

(a) such Guarantor will be the surviving or continuing person; or

(b) the person (if other than such Guarantor) formed by or surviving any such consolidation or merger is another Guarantor or assumes, by agreements in form and substance reasonably satisfactory to the Administrative Agent, all of the obligations of such Guarantor under the Guarantee of such Guarantor and hereunder; and

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more

Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of Borrower, will be deemed to be the transfer of all or substantially all of the properties and assets of Borrower.

Upon any consolidation, combination or merger of Borrower or a Guarantor, or any transfer of all or substantially all of the assets of Borrower in accordance with the foregoing, in which Borrower or such Guarantor is not the continuing obligor under this Agreement or its Guarantee, the surviving entity formed by such consolidation or into which Borrower or such Guarantor is merged or the person to which the sale, conveyance, lease, transfer, disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, Borrower or such Guarantor under this Agreement and the Guarantees with the same effect as if such surviving entity had been named therein as Borrower or such Guarantor and, except in the case of a lease, Borrower or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Obligations or in respect of its Guarantee, as the case may be, and all of Borrower’s or such Guarantor’s other obligations and covenants hereunder and its Guarantee, if applicable.

Notwithstanding the foregoing, (i) any Subsidiary may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to Borrower or another Subsidiary, provided that if such Subsidiary is a Guarantor, the successor must either be a Guarantor or Borrower; and (ii) Borrower or any Guarantor may consolidate with, merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to Borrower or another Guarantor or merge with a Subsidiary of Borrower solely for the purpose of reincorporating Borrower or a Guarantor in any State of the United States or the District of Columbia.

SECTION 6.06 Asset Sales. Borrower will not, and will not permit any Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) Borrower or such Subsidiary receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined at the time of contractually agreeing to such Asset Sale or, in circumstances where Borrower or such Subsidiary grants a third party the right to purchase an asset, the date of such grant) of the assets included in such Asset Sale;

(2) (a) at least 75% of the total consideration in such Asset Sale consists of cash or Cash Equivalents or (b) the Fair Market Value of all forms of consideration other than cash and Cash Equivalents received for all Asset Sales since the Closing Date does not exceed in the aggregate 5.0% of the Consolidated Tangible Assets of Borrower at the time such determination is made; and

(3) The proceeds of such Asset Sale when aggregated with the proceeds of all other Asset Sales made within the same fiscal year are less than $30.0 million.

For purposes of clause (2), the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness, Disqualified Equity Interests, or Indebtedness owed to an Affiliate of Borrower) of Borrower or such Subsidiary that is delivered to Borrower or such Subsidiaries as consideration for such Asset Sale and promptly retired or extinguished without payment, or that is expressly assumed by the transferee of any such assets pursuant to (i) a written novation agreement that releases Borrower or such Subsidiary from further liability therefor or (ii) an assignment agreement that includes, in lieu of such a release, the agreement of the transferee or its parent company to indemnify and hold harmless Borrower or such Subsidiary from and against any loss, liability or cost in respect of such assumed liability, and

(b) the amount of any obligations received from such transferee that are within 180 days after such Asset Sale converted by Borrower or such Subsidiary into cash (to the extent of the cash actually so received).

If at any time any non-cash consideration received by Borrower or any Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

Any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Permitted Lien or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure shall not be required to satisfy the conditions set forth in clauses (1) and (2) of the first paragraph of this covenant.

Borrower shall prepay the Obligations as required pursuant to in Section 2.10(c) with any Net Available Proceeds of any Asset Sale.

Notwithstanding anything herein to the contrary (but subject to the following proviso), Borrower will not, and will not permit any Subsidiary to, directly or indirectly, consummate any sale, lease, conveyance, transfer or other disposition of the Hercules Highlander, Hercules Triumph, Hercules Resilience (other than, with respect to each such Vessel, Mortgaged Vessel Contracts entered into in the ordinary course of business and prevailing industry standards) or the Highlander Construction Contract; provided that, notwithstanding anything to the contrary in this Agreement, the Hercules Highlander or the Highlander Construction Contract may be sold, conveyed or transferred to any Loan Party organized and existing under the laws of England and Wales so long as contemporaneously with any sale, conveyance or transfer to such Loan Party, such Loan Party must execute and deliver to the Collateral Agent a Ship Mortgage with respect to the Hercules Highlander and otherwise comply with the provisions of Section 5.11. Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, will be governed by Section 6.05 and not by this Section.

SECTION 6.07 [Reserved].

SECTION 6.08 [Reserved].

SECTION 6.09 Transactions with Affiliates. Borrower will not, and will not permit any Subsidiary to, directly or indirectly, in one transaction or a series of related transactions involving aggregate payments or consideration in excess of $1.0 million, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to Borrower or the relevant Subsidiary than those that could reasonably be expected to have been obtained in a comparable transaction at such time on an arm’s-length basis by Borrower or that Subsidiary from a person that is not an Affiliate of Borrower or that Subsidiary;

(2) Borrower delivers to the Administrative Agent with respect to any Affiliate Transaction involving aggregate value in excess of $10.0 million, an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the disinterested directors approving such Affiliate Transaction; and

(3) Borrower delivers to the Administrative Agent with respect to any Affiliate Transaction involving aggregate value in excess of $20.0 million, a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to Borrower or such Subsidiary or that such Affiliate Transaction is not materially less favorable to Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s length transaction with a person that is not an Affiliate of Borrower.

The foregoing restrictions shall not apply to:

(1) transactions exclusively between or among (a) Borrower and one or more Subsidiary Guarantors or (b) Subsidiary Guarantors;

(2) reasonable director, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan) and indemnification and insurance arrangements, in each case, as determined in good faith by Borrower’s Board of Directors or senior management;

(3) the entering into of a tax sharing agreement, or payments pursuant thereto, between Borrower and/or one or more Subsidiaries (including, for this purpose, Unrestricted Subsidiaries, if any), on the one hand, and any other person with which Borrower or such Subsidiaries (including, for this purpose, Unrestricted Subsidiaries, if any) are required or permitted to file a consolidated tax return or with which Borrower or such Subsidiaries (including, for this purpose, Unrestricted Subsidiaries, if any) are part of a consolidated group for tax purposes to be used by such person to pay taxes, and which payments by Borrower and the Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(4) any Permitted Investments;

(5) any Restricted Payments which are made in accordance with Section 6.04;

(6) (x) any agreement in effect on the Closing Date and listed on Schedule 6.09, as in effect on the Closing Date or as thereafter amended or replaced in any manner that, taken as a whole, is not more disadvantageous to the Lenders or Borrower in any material respect than such agreement as it was in effect on the Closing or (y) any transaction pursuant to any agreement referred to in the immediately preceding clause (x);

(7) any transaction with a person (other than an Unrestricted Subsidiary) which would constitute an Affiliate of Borrower solely because Borrower or a Subsidiary owns an equity interest in or otherwise controls such person;

(8) (a) any transaction with an Affiliate where the only consideration paid by Borrower or any Subsidiary is Qualified Equity Interests of Borrower or (b) the issuance or sale of any Qualified Equity Interests of Borrower;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms hereof; provided that in the reasonable determination of the Board of Directors of Borrower or the senior management of Borrower, such transactions are on terms not materially less favorable to Borrower or the relevant Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a person that is not an Affiliate of Borrower;

(10) pledges by Borrower or any Subsidiary of Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of the Unrestricted Subsidiaries;

(11) any transaction entered into by a person prior to the time such person becomes a Subsidiary (including, for this purpose, Unrestricted Subsidiaries, if any) or is merged or consolidated into Borrower or a Subsidiary (provided that such transaction is not entered into in contemplation of such event); and

(12) dividends and distributions to Borrower or a Subsidiary by any Unrestricted Subsidiary.

SECTION 6.10 Financial Covenant.

(a) Maximum Senior Secured First Lien Leverage Ratio. Commencing with the fiscal quarter ending March 31, 2017, permit the Senior Secured First Lien Leverage Ratio, as of the last day of any Test Period ending on the date set forth below, to exceed the ratio set forth opposite such date below:

Period	Secured Leverage Ratio
March 31, 2017	6.00 to 1.00
June 30, 2017	5.00 to 1.00
September 30, 2017	4.00 to 1.00
December 31, 2017 and thereafter	3.50 to 1.00

(b) Minimum Liquidity. Permit Available Cash at any time to be less than the amount set forth opposite each period below:

Period	Minimum Liquidity
Closing Date – June 30, 2016	$100.0 million
July 1, 2016 – December 31, 2016	$75.0 million
January 1, 2017 – June 30, 2017	$50.0 million
July 1, 2017 and thereafter	$25.0 million

SECTION 6.11 Modifications of Organizational Documents or Material Agreements. (i) Amend or permit any amendments to the Organizational Documents of any Loan Party or any Subsidiary of any Loan Party, or (ii) amend or permit any amendments to, or terminate or waive any provision of, the Highlander Construction Contract, the Highlander Drilling Contract or any Material Agreement, in each case, in any manner adverse to the Lenders or Borrower and any Subsidiaries (taken as a whole), in each case, outside the ordinary course of business.

SECTION 6.12 Limitation on Dividend and Other Restrictions Affecting Subsidiaries. Borrower will not, and will not permit any Subsidiary to create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests to Borrower or any of its Subsidiaries;

(b) make loans or advances, or pay any Indebtedness or other obligation owed, to Borrower or any other Subsidiary (it being understood that the subordination of loans and advances made to Borrower or any Subsidiary to other Indebtedness or obligations incurred by Borrower or any Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(c) transfer any of its assets to Borrower or any other Subsidiary; except for:

(1) encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(2) encumbrances or restrictions existing hereunder and under the Guarantees;

(3) non-assignment provisions of any contract, license or lease entered into in the ordinary course of business;

(4) encumbrances or restrictions existing under agreements existing on the date hereof as in effect on the date hereof;

(5) restrictions relating to any Lien permitted hereunder imposed by the holder of such Lien;

(6) restrictions imposed under any agreement to sell Equity Interests or assets, as permitted hereunder, to any person pending the closing of such sale;

(7) any instrument governing Acquired Indebtedness or Equity Interests of a person acquired by Borrower or any of its Subsidiaries, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person so acquired;

(8) any other agreement governing Indebtedness or other obligations entered into after the Closing Date that contains encumbrances and restrictions that in the good faith judgment of Borrower are not materially more restrictive with respect to any Subsidiary than those in effect on the Closing Date with respect to that Subsidiary pursuant to agreements in effect on the Closing Date;

(9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in or assets of such partnership, limited liability company, joint venture, corporation or similar person;

(10) Purchase Money Obligations and any Permitted Refinancing in respect thereof incurred in compliance with Section 6.01 that imposes restrictions of the nature described in clause (c) above on the assets acquired;

(11) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

(12) Indebtedness incurred or Equity Interests issued by any Subsidiary, provided that the restrictions contained in the agreements or instruments governing such Indebtedness or Equity Interests (a) either (i) apply only in the event of a payment default or a default with respect to a financial covenant in such agreement or instrument or (ii) will not materially affect Borrower’s ability to pay all principal and interest on the Obligations, as determined in good faith by the Chief Financial Officer of Borrower, whose determination shall be conclusive; and (b) are not materially more disadvantageous to the Lenders than is customary in comparable financings (as determined by the Chief Financial Officer of Borrower, whose determination shall be conclusive);

(13) any encumbrance or restrictions existing under Hedging Obligations permitted hereunder; and

(14) any encumbrances or restrictions imposed by any amendments, refinancings, modifications, renewals, restatements, increases, supplements or replacements of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, refinancings, modifications, renewals, restatements, increases, supplements or replacements are, in the good faith judgment of Borrower, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

SECTION 6.13 [Reserved].

SECTION 6.14 Rights to Earnings from Mortgaged Vessels and Ownership of Mortgaged Vessels. Permit any of its Subsidiaries (other than a Subsidiary Guarantor and Hercules Tanjung Asia Sdn. Bhd., until such time as it becomes a Subsidiary Guarantor but in the case of Hercules Tanjung Asia Sdn. Bhd., only with respect to Mortgaged Vessels owned on the Closing Date and Mortgaged Vessel Contracts relating to such Mortgaged Vessels until such time as Hercules Tanjung Asia Sdn. Bhd. becomes a Subsidiary Guarantor) to, (i) be or become party to any Mortgaged Vessel Contract (including as a charterer of any Mortgaged Vessel) or otherwise hold the right to directly receive any Earnings attributable to any Mortgaged Vessel or any other Related Assets with respect to any Mortgaged Vessel (other than immaterial Related Assets and bids with respect to potential Mortgaged Vessel Contracts, provided that if any such bid is awarded, such Subsidiary will become a Guarantor prior to commencing work under such Mortgaged Vessel Contract) or (ii) directly own a Mortgaged Vessel.

SECTION 6.15 Business.

(a) Borrower will not engage, and will not permit its Subsidiaries to engage in any business, other than Permitted Business.

(b) Notwithstanding any other provisions hereof, the Gibraltar Guarantor will not (i) engage in any business other than (v) ownership of the Equity Interest in its direct or indirect Subsidiaries as of the Closing Date, together with activities directly related thereto, (w) performance of its obligations under and in connection with the Loan Documents, (x) as otherwise required by law, (y) any activities related to the dissolution, merger or consolidation with or into another Loan Party and (z) any activities reasonably related to the activities set forth in clauses (v) through (y) above, (ii) incur any Indebtedness or other liabilities, other than the Obligations and liabilities reasonably related to the activities set forth in clauses (v) through (z) above or (iii) own any operating assets or other material assets, other than assets which constitute Gibraltar Charged Assets.

SECTION 6.16 Fiscal Year. Change its fiscal year-end to a date other than December 31.

SECTION 6.17 Limitation on Accounting Changes. Make or permit any material change in accounting policies or reporting practices, except changes that are required by GAAP (including any such changes that are adopted earlier than the date required by GAAP).

SECTION 6.18 Sanctions Law and Anti-Money Laundering Laws.

(a) Directly or indirectly, in violation of any applicable Sanctions Laws, (i) engage in any transaction or business activities involving any person or entity that is the subject of Sanctions Laws, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions Laws, or (iii) engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, or conspire to violate, any Sanctions Laws (and the Loan Parties shall deliver to the Agents any certification or other evidence requested from time to time by the Agents or on the reasonable request of any Lender, confirming the Loan Parties’ compliance with this Section 6.18).

(b) Violate any applicable Anti-Money Laundering Laws.

SECTION 6.19 Embargoed Person. Cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any person that is the subject of any Sanctions Laws (“Embargoed Person”), or (b) any Embargoed Person to have any direct or indirect interest in the Loan Parties, with the result that the Loans are in violation of any Sanctions Laws.

SECTION 6.20 Unrestricted Subsidiaries. Borrower may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of Borrower (other than any Subsidiary that holds an interest in any Mortgaged Vessel or any Related Assets with respect to any Mortgaged Vessel or is party to any Mortgaged Vessel Contract) as an Unrestricted Subsidiary hereunder (a “Designation”) only if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) Borrower would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to Section 6.04, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of Borrower’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an Unrestricted Subsidiary unless:

(1) all of the Indebtedness of such Subsidiary and its Subsidiaries shall, at the time of Designation, consist of Non-Recourse Debt, except any guarantee given solely to support the pledge by Borrower or any Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to Borrower or any Subsidiary, and except for any Contingent Obligations of Borrower or any Subsidiary in respect of Indebtedness of such Unrestricted Subsidiary that is permitted as both an incurrence of Indebtedness and an Investment (in each case in an amount equal to the amount of such Indebtedness so guaranteed) permitted by Sections 6.01 and 6.04;

(2) on the date such Subsidiary is Designated an Unrestricted Subsidiary, such Subsidiary is not party to any agreement, contract, arrangement or understanding (other than Contingent Obligations permitted under clause (1) above) with Borrower or any Subsidiary unless the terms of the agreement, contract, arrangement or understanding, taken as a whole, are not materially less favorable to Borrower or the Subsidiary than those that could reasonably be expected to have been obtained at the time from persons who are not Affiliates of Borrower, as determined in good faith by Borrower;

(3) such Subsidiary is a person with respect to which neither Borrower nor any Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests of such person or (b) to maintain or preserve the person’s financial condition or to cause the person to achieve any specified levels of operating results (in each case other than Contingent Obligations permitted under clause (1) above);

(4) such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Borrower or any Subsidiary, except for any pledge of the Equity Interests of such Unrestricted Subsidiary to secure Indebtedness of Borrower or any Subsidiary; and

(5) neither such Subsidiary nor any of its Subsidiaries owns any Equity Interests or Indebtedness of, or holds any Lien on any property of, Borrower or any other Subsidiary.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Subsidiary at such time and, if the Indebtedness is not permitted to be incurred under Section 6.01 or the Lien is not permitted under Section 6.02, Borrower shall be in default of the applicable covenant.

Borrower may redesignate an Unrestricted Subsidiary as a Subsidiary (a “Redesignation”) only if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes hereof.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of Borrower, promptly delivered to the Administrative Agent certifying compliance with the foregoing provisions (together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth above, as applicable).

ARTICLE VII

GUARANTEE

SECTION 7.01 The Guarantee. The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of, and premium and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, Borrower, and all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash as if they were the principal obligor, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Each Guarantor agrees with each Secured Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Secured Parties immediately on demand against any cost, loss or liability it incurs as a result of a Loan Party not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Loan Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Article VII if the amount claimed had been recoverable on the basis of a guarantee.

SECTION 7.02 Obligations Unconditional. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity, legal or enforceability of the Guaranteed Obligations of Borrower or any other Loan Party under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full in cash of the Guaranteed Obligations) and the obligations of each Guarantor shall not be subject to any reduction, limitation, impairment or termination for any reason and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived, or any intermediate payment, settlement of account or discharge in whole or in part of the of the Guaranteed Obligations;

(ii) the failure of any Secured Party or any holder of any Note (a) to assert any claim or demand or to enforce any right or remedy against Borrower or any other Loan Party or any other person under the provisions of this Agreement, any Note, any other Loan Document or otherwise or (b) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Guaranteed Obligations, or the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Loan Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security;

(iii) an Event of Default shall be declared, the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with, or any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Loan Document or any other document or security including without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Loan Document or other document or security;

(iv) any Lien or security interest granted to, or in favor of, any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected, or any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or

(v) the release of any other Guarantor pursuant to Section 7.10 or otherwise, or the release of any Loan Party or any other person under the terms of any composition or arrangement with any creditor, or any insolvency or similar proceedings, or any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Loan Party or any other person.

Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever and any right it may have to require that any Secured Party exhaust or enforce any right, power or remedy or proceed or claim against any other Loan Party under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations before claiming from that Guarantor under this Article VII. This waiver applies irrespective of any law or any provision of any Loan Document to the contrary. The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Loan Parties and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against any Loan Party or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Secured Parties, and their respective successors and assigns. Without prejudice to the generality of paragraph (iii) above, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any

(however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any variation or extension of the purposes for which any such facility or amount might be available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

SECTION 7.03 Reinstatement. The obligations and liabilities of the Guarantors under this Article VII shall continue or be automatically reinstated if and to the extent that for any reason any payment, security or other disposition by or on behalf of Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded, avoided, set aside or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, liquidation, reorganization or otherwise.

SECTION 7.04 Subrogation; Subordination. Each Guarantor hereby agrees that until the indefeasible and irrevocable payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy whatsoever, direct or indirect, arising by reason of any performance by it of its obligations under any Loan Document or its guarantee in Section 7.01 or by reason of any amount being payable, or liability arising, under this Article VII, whether by subrogation, indemnity, contribution, reimbursement or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(f) shall be subordinated to such Loan Party’s Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

SECTION 7.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Secured Parties, the obligations of Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

SECTION 7.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Secured Party or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

SECTION 7.07 Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising, regardless of any intermediate payment or discharge in whole or in part.

SECTION 7.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 7.11) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 7.09 Foreign Subsidiary Guarantee Limitations.

(a) Luxembourg Guarantee Limitations. Notwithstanding anything to the contrary in any Loan Document, the payment undertaking of any Luxembourg Guarantor under any Guarantee in connection with the Loan Documents, in respect of the obligations of Borrower or any other Guarantor that is not a direct or indirect Subsidiary of such Luxembourg Guarantor, shall be limited at any time, with no double counting, to an aggregate amount not exceeding the higher of 90% of:

(i) the sum of that Luxembourg Guarantor’s own funds (capitaux propres) (as referred to in article 34 of the Luxembourg act dated 19 December 2002 concerning the trade and companies register and the accounting and annual accounts of undertakings, as amended (the “2002 Act”)) and its subordinated debts (as referred to in article 34 of the 2002 Act), as reflected in its last annual accounts (approved by shareholders’ meeting) available on the date the guarantee is called; and

(ii) the sum of that Luxembourg Guarantor’s own funds (capitaux propres) (as referred to in article 34 of the 2002 Act) and its subordinated debts (as referred to in article 34 of the 2002 Act), as reflected in its last annual accounts (approved by shareholders’ meeting) available on the date of this Agreement.

provided that the above limitation shall not apply to any amounts borrowed under any Loans and in each case made available directly or indirectly, in any form whatsoever, to such Luxembourg Guarantor or any of its direct or indirect Subsidiaries.

For the purpose of this above, the aggregate payable undertaking of a Luxembourg Guarantor, in its capacity as a Guarantor, shall not include any obligation which, if incurred would constitute a misuse of corporate assets as defined in article 171-1 of the Luxembourg act dated 10 August 1915 concerning commercial companies, as amended.

(b) Gibraltar Guarantee Limitations.

(i) Notwithstanding anything to the contrary in any Loan Document, solely to the extent that the Gibraltar Guarantor has complied with the terms of this Agreement and other Loan Documents, any payment to be made by the Gibraltar Guarantor, pursuant to Section 7.01, and/or as they case may be, to be made by the Gibraltar Guarantor in order to discharge any obligation under any Guarantee and/or any other Obligation, under any Loan Document, shall be limited at any time, to the Gibraltar Charged Assets.

(ii) For the avoidance of doubt, notwithstanding anything to the contrary in any Loan Document, solely to the extent that the Gibraltar Guarantor has complied with the terms of this Agreement and other Loan Documents, should the Gibraltar Charged Assets be held at any time other than in cash, any such payment to be made by the Gibraltar Guarantor, pursuant to Section 7.01, and/or as they case may be, to be made by the Gibraltar Guarantor in order to discharge any obligation under any Guarantee and/or any other Obligation, under any Loan Document, may be satisfied by either the transfer of the asset or assets themselves or by the payment of cash representing the proceeds of a sale of such assets.

(iii) Notwithstanding anything to the contrary in any Loan Document, solely to the extent that the Gibraltar Guarantor has complied with the terms of this Agreement and other Loan Documents, should the ownership (both legal or beneficial, directly or indirectly) of the Gibraltar Guarantor be changed at any time pursuant to the discharge of any Obligation under any Loan Document, such an Obligation will be deemed as being satisfied by the Gibraltar Guarantor.

SECTION 7.10 Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests or property of any Guarantor are sold or otherwise transferred such that such Guarantor no longer constitutes a Subsidiary that would be required to be a Guarantor hereunder (a “Transferred Guarantor”) to a person or persons, none of which is Borrower or a Subsidiary Guarantor, such Transferred Guarantor shall, upon the date of consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section 10.03 hereof) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of a sale or transfer of all or substantially all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Agreements shall be automatically released, and, so long as Borrower shall have provided the Agents such certifications or documents as any Agent or the Required Lenders shall reasonably request, the Collateral Agent shall take, and the Lenders hereby irrevocably authorize the Collateral Agent to take, such actions, at Borrower’s expense, as are necessary to effect each release described in this Section 7.10 in accordance with the relevant provisions of the Security Documents and the applicable Requirements of Law, so long as Borrower shall have provided the Agents such certifications or documents as any Agent or the Required Lenders shall reasonably request in order to demonstrate compliance with this Agreement. Each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Loan Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under any Loan Document or of any other security taken pursuant to, or in connection with, any Loan Document where such rights or security are granted by or in relation to the assets of the Transferred Guarantor.

SECTION 7.11 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.04. The provisions of this Section 7.11 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent, and the Secured Parties, and each Subsidiary Guarantor shall remain liable to the Administrative Agent, and the Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 7.12 Additional Security. This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Secured Party.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.01 Events of Default. Upon the occurrence and during the continuance of the following events (“Events of Default”):

(a) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;

(b) default shall be made in the payment of any interest on any Loan or any Fee or put option premiums or any other amount (other than an amount referred to in clause (a) above) due under any Loan Document or the Commitment Letter, when and as the same shall become due and payable, and such default shall continue unremedied for a period of one Business Days;

(c) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall prove to have been false or misleading in any respect when so made, deemed made or furnished);

(d) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02, 5.03(a), 5.08, 5.15, 5.17 or in Article VI;

(e) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (a), (b) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of 30 days after the earlier of (i) written notice thereof from the Administrative Agent or the Required Lenders to Borrower or (ii) a Responsible Officer obtaining knowledge of such default;

(f) any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this subclause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; provided that it shall not constitute an Event of Default pursuant to this clause (f) unless the aggregate amount of all such Indebtedness referred to in subclauses (i) and (ii) exceeds $15.0 million at any one time (provided that, in the case of Hedging Obligations, the amount counted for this purpose shall be the amount payable by all Companies if such Hedging Obligations were terminated at such time);

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower or any Subsidiary or of a substantial part of the property of Borrower or any Subsidiary, under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any Subsidiaries or for a substantial part of the property of Borrower or any Subsidiaries; or (iii) the winding-up or liquidation of Borrower or any such Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) Borrower or Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any such Subsidiaries or for a substantial part of the property of Borrower or any such Subsidiaries; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate in a transaction not permitted hereunder;

(i) one or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $15.0 million (in any case to the extent not adequately covered by insurance as to which an insurance company rated A- or better by AM Best Company, Inc. has acknowledged coverage) shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated, unpaid, unappealed or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such judgment;

(j) one or more ERISA Events or noncompliance with respect to Foreign Plans shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events and noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to result in liability of any Company and its ERISA Affiliates in an aggregate amount exceeding $15.0 million;

(k) any security interest and Lien purported to be created by any Security Document (i) shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Document (including a perfected first priority security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in such Security Document)) in favor of the Collateral Agent or (ii) shall be asserted by Borrower or any other Loan Party not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby; provided that, if any, such event or condition described in the preceding subclause (i) relates to property having an aggregate Fair Market Value of less than $5.0 million, then such event or condition shall not constitute an Event of Default unless 5 days shall have elapsed from the date a Loan Party became aware of such event or condition so long as during such 5-day period Borrower is diligently pursuing the curing or remedy or such event or condition;

(l) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations, provided that if any such event or condition relates to a Security Document (other than the Security Agreement) and did not result from any act or failure to act by a Company or any of its Affiliates, and the property purportedly encumbered by all such Security Documents has an aggregate Fair Market Value of less than $5.0 million, then such event or condition shall not constitute an Event of Default unless 5 days shall have elapsed from the date a Loan Party became aware of such event or condition so long as during such 5-day period Borrower is diligently pursuing the curing or remedy of such event or condition;

(m) any Company shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has or could reasonably be expected to result in a Material Adverse Effect;

(n) the Delivery (as defined in the Highlander Construction Contract) of the Hercules Highlander has not occurred within three (3) Business Days after the release of the Escrow Loans from the Escrow Account in accordance with the Escrow Agreement; or

(o) (i) Borrower or any of its Subsidiaries shall default in the due observance or performance of any material covenant, condition, agreement or other obligation to be observed or performed pursuant to the terms of the Highlander Construction Contract or Highlander Drilling Contract that could reasonably be expected to have a Material Adverse Effect, and such default shall continue unremedied past the cure period (or for more than 10 days if there is no cure period) therefor in the Highlander Construction Contract or Highlander Drilling Contract, as applicable, (ii) a default by any counterparty of any Company shall have occurred or with the passage of time could reasonably be expected to occur pursuant to Clause 18 of the Highlander Construction Contract and such default shall (A) give Borrower or any of its Subsidiaries the right to (x) terminate or rescind the Highlander Construction Contract or (y) terminate or rescind the Highlander Drilling Contract if the counterparty to the Highlander Drilling Contract would not (1) be required to or (2) be reasonably able to pay the termination fees contemplated therein and (B) continue unremedied past the applicable cure period therefor in the Highlander Construction Contract (or for more than 10 days if there is no cure period) or (iii) the termination of the Highlander Construction Contract or Highlander Drilling Contract;

then, and in every such event (other than an event with respect to Borrower described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, (x) the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments; and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon, any unpaid accrued Fees, the Applicable Premium, if any, and all other Obligations of Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors; and (y) each of the Administrative Agent and the Collateral Agent, as applicable, may, and at the request of the Required Lenders, shall enforce all of the Liens and security interests created pursuant to the Security Documents. The Applicable Premium, if due and payable pursuant to the terms of this Agreement, shall become due and payable automatically on the principal amount that has become or is declared to be immediately due and payable pursuant to this paragraph or otherwise by operation of law. Anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to Borrower described in clause (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, any unpaid accrued Fees, the Applicable Premium, if any, and all other Obligations of Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower and the Guarantors.

SECTION 8.02 Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

(a) First, to the payment in full in cash of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Collateral Agent, the Administrative Agent and their respective agents, trustees and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent and the Administrative Agent in connection therewith and all other amounts for which the Collateral Agent or the Administrative Agent, as applicable, is entitled to indemnification and/or reimbursement, in each case pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b) Second, to the payment in full in cash of all other reasonable costs and expenses of such sale, collection or other realization (including compensation to the other Secured Parties and their agents, trustees and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith), in each case pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c) Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal), any fees and premiums (including any early prepayment premium due pursuant to Section 2.10(a)(ii)), in each case, equally and ratably in accordance with the respective amounts thereof then due and owing;

(d) Fourth, to the indefeasible payment in full in cash, pro rata, of principal amount of the Obligations; and

(e) Fifth, after the indefeasible payment in full in cash of the items described in clauses (a) through (d) above, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 8.02, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

ARTICLE IX

ADMINISTRATIVE AGENT AND COLLATERAL AGENT

SECTION 9.01 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints Jefferies Finance LLC, to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and irrevocably authorizes such Agents, through their agents or employees, to take such actions on its behalf and to exercise such powers as are delegated to such Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article (other than Section 9.09) are solely for the benefit of the Agents and the Lenders, and neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Secured Parties with respect thereto as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents. In performing their respective functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries. Without limiting the generality of the foregoing, the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

SECTION 9.02 Rights as a Lender. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each person serving as an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, Borrower or any Subsidiary or other Affiliate thereof as if such person were not an Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 9.03 Exculpatory Provisions.

(a) No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

(i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity.

(b) No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.02) or (y) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent in writing by Borrower or a Lender.

(c) No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; provided that the meaning of such term in Section 10.04(c) is intended to be consistent with the meaning of such term as used in Section 5f.103-1(c) of the United States Treasury Regulations. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. Neither Agent will be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of any such Agent as determined by a court of competent jurisdiction in a final and non-appealable decision, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Loan Party or other grantor to the Collateral, for insuring the Collateral or for the payment of Taxes or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Each Agent hereby disclaims any representation or warranty to the current and future holders of the Obligations concerning the validity, priority or perfection of the Liens granted to it or in the value of any Collateral.

(d) Each party to this Agreement acknowledges and agrees that Agents may, from time to time, use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that such service providers will be deemed to be acting at the request and on behalf of Borrower and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider. Neither any Agent nor any of their respective officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by any of them under or in connection with any of the Loan Documents.

SECTION 9.04 Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 9.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub agents appointed by such Agent. Each Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory, indemnification and other provisions of this Article shall apply to any such sub agent and to the Related Parties of each Agent and any such sub agent, and shall apply, without limiting the foregoing, to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. No Agent will be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of sub-agents.

SECTION 9.06 Resignation of Agent.

(a) Each Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the person serving as an Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Requirements of Law, by notice in writing to Borrower and such person remove such person as Agent and, in consultation with Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Sections 10.03, 10.08, 10.09, 10.10 and 10.19 shall continue in effect for the benefit of such retiring or removed Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

SECTION 9.07 Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it has deemed appropriate, conducted its own independent investigation of the financial condition and affairs of the Loan Parties and their Subsidiaries and made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has had the opportunity to review each document made available to it on the Platform (as defined in Section 10.01) in connection with this Agreement. Each Lender and also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their respective Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 9.08 Indemnification. The Lenders severally agree to indemnify each Agent in its capacity as such and each of its Agent-Related Persons (to the extent not reimbursed by Borrower or the Guarantors and without limiting the obligation of Borrower or the Guarantors to do so), ratably according to their respective outstanding Loans and Commitments in effect on the date on which indemnification is sought under this Section 9.08 (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such outstanding Loans and Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, fines, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or Agent-Related Person in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein, the Transactions or any of the other transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Agent-Related Person under or in connection with any of the foregoing (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY AGENT OR AGENT-RELATED PERSON); provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements that are found by a final and nonappealable judgment of a court of competent jurisdiction to have directly resulted solely and directly from such Agent’s or Agent-Related Person’s, as the case may be, gross negligence or willful misconduct. The agreements in this Section 9.08 shall survive the payment of the Loans and all other amounts payable hereunder.

SECTION 9.09 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Collateral Agent and the Administrative Agent, as applicable, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Collateral Agent under any Security Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted), (ii) that is reflagged, sold or disposed of or to be reflagged, sold or disposed of as part of or in connection with any sale, exchange, Flag Jurisdiction Transfer or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.02; and

(b) to release any Guarantor from its obligations under the Guarantees if such person ceases to be a Subsidiary or required to be a Guarantor as a result of a transaction permitted hereunder; and

(c) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Permitted Lien described in Section 6.02(q) on such property.

Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantees pursuant to this Section 9.09. In each case as specified in this Section 9.09, the Collateral Agent will, at Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Loan Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guarantees, in each case in accordance with the terms of the Loan Documents and this Section 9.09.

SECTION 9.10 Lender’s Representations, Warranties and Acknowledgements.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders. Each Lender acknowledges that no Agent or Agent-Related Person has made any representation or warranty to it. Except for documents expressly required by any Loan Document to be transmitted by an Agent to the Lenders, no Agent shall have any duty or responsibility (either express or implied) to provide any Lender with any credit or other information concerning any Loan Party, including the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of a Loan Party, that may come in to the possession of an Agent or any of its Agent-Related Person.

(b) Each Lender, by delivering its signature page to this Agreement or an Assignment and Assumption (or an Affiliated Lender Assignment and Assumption, as applicable) and funding its Loan, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, the Required Lenders or the Lenders, as applicable, on the Closing Date.

SECTION 9.11 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to Borrower or any other Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders and the Administrative Agent under Sections 2.05 and 10.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 10.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE X

MISCELLANEOUS

SECTION 10.01 Notices.

(a) Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i) if to any Loan Party, to Borrower at:

Hercules Offshore, Inc.

9 Greenway Plaza

Suite 2200

Houston, TX 77046

Attention: Troy L Carson

Facsimile No.: (713) 350-5105

Email: tcarson@herculesoffshore.com

with a copy to:

Hercules Offshore, Inc.

9 Greenway Plaza

Suite 2200

Houston, TX 77046

Attention: Beau M. Thompson

Facsimile No.: (713) 350-5105

Email: bthompson@herculesoffshore.com

(ii) if to the Administrative Agent or the Collateral Agent, to it at:

Jefferies Finance LLC

520 Madison Avenue

New York, New York 10022

Attention: Account Officer Hercules Offshore

Facsimile No.: (212) 284-3444

Email: Jfin.Admin@Jefferies.com

(iii) if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in clause (b) below, shall be effective as provided in said clause (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may (subject to Section 10.01(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in Section 10.01(d)); provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing subclause (i), of notification that such notice or communication is available and identifying the website address therefore; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at the e-mail address(es) provided to Borrower by the Administrative Agent from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. Nothing in this Section 10.01 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.

To the extent consented to by the Administrative Agent in writing from time to time, the Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that Borrower shall also deliver to the Administrative Agent an executed original of each Compliance Certificate required to be delivered hereunder.

Each Loan Party further agrees that the Administrative Agent may make the Communications available to the other Agents or the Lenders by posting the Communications on Debt Domain, IntraLinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”). The Platform and Communications are provided “as is” and “as available.” The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Platform and Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent in connection with the Communications or the Platform. In no event shall any Agent or any Agent-Related Persons have any liability to the Loan Parties, any Lender or any other person for damages of any kind, whether or not based on strict liability, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of or related to any Loan Party’s or the Administrative Agent’s transmission of communications through the Internet (including the Platform), except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct.

Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive Material Non-Public Information with respect to Borrower or its securities) (each, a “Public Lender”). Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC”, Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States federal and state securities laws, (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor,” and (z) the Administrative Agent shall be entitled to treat

Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Material Non-Public Information with respect to Borrower, its Subsidiaries or their securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither Borrower nor the Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents.

SECTION 10.02 Waivers; Amendment.

(a) Generally. No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent or any Lender (or any of their Related Parties) may have had notice or knowledge of such Default at the time. No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

(b) Required Consents. Subject to Section 10.02(c) and (d), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower, the Required Lenders and the Administrative Agent or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are party thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall be effective if the effect thereof would:

(i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default shall constitute an increase in the Commitment of any Lender);

(ii) reduce the principal amount of any Loan or reduce the rate of interest thereon (other than interest pursuant to Section 2.06(c)), or reduce any Fees or Applicable Premium payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this subclause (ii));

(iii) (A) change the scheduled final maturity of any Loan, (B) postpone the date for payment of any interest or fees payable hereunder, or (C) change the amount of, waive or excuse any payment of principal of any Loan or at any other amount referred to in the preceding clause (A) or (B) (other than waiver of any increase in the interest rate pursuant to Section 2.06(c)), in any case, without the written consent of each Lender directly affected thereby;

(iv) increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender directly affected thereby;

(v) except as permitted under Section 6.05, permit the assignment or delegation by Borrower of any of its rights or obligations under any Loan Document, without the written consent of each Lender;

(vi) release all or substantially all of the Subsidiary Guarantors from their Guarantee (except as expressly provided in Article VII), or limit their liability in respect of such Guarantee, without the written consent of each Lender;

(vii) (A) except as expressly provided in this Agreement or the applicable Loan Document, release all or substantially all of the Collateral from the Liens of the Security Documents or release the Lien on the Hercules Highlander (except a release in connection with a disposition permitted under the last paragraph of Section 6.06) or alter the relative priorities of the Obligations entitled to the Liens of the Security Documents, in each case without the written consent of each Lender or (B) except as expressly provided in this Agreement or the applicable Loan Document, release the Lien on the Hercules Triumph or Hercules Resilience without the written consent of the Supermajority Lenders; provided that the release of the Liens on the Hercules Highlander, Hercules Triumph and Hercules Resilience in connection with sale, lease, conveyance, transfer or other disposition to any Loan Party shall only require the written consent of the Required Lenders.

(viii) change Section 2.14(b), (c) or (d) or Section 8.02 in a manner that would alter the pro rata sharing of payments or setoffs required thereby or any other provision in a manner that would alter the pro rata allocation among the Lenders of Loan disbursements, including the requirements of Section 2.01(a), without the written consent of each Lender directly affected thereby;

(ix) other than as set forth in clause (x) below, change any provision of this Section 10.02(b), without the written consent of each Lender directly affected thereby;

(x) change the percentage set forth in the definition of “Required Lenders,” “Supermajority Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;

(xi) subordinate payment of the Obligations to any other Indebtedness, without the written consent of each Lender; or

(xii) change or waive any provision of this Article X as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be.

Notwithstanding anything to the contrary contained in this Section 10.02, if the Administrative Agent and the Loan Parties shall have jointly identified an obvious error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the applicable Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof. Furthermore, notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the Lenders other than Defaulting Lender), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary contained in this Section 10.02, (i) the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans or (ii) any amendment to this Agreement in connection with the addition of one or more tranches of term loans shall only require the written consent of the Required Lenders.

(c) Collateral. Without the consent of any other person, the applicable Loan Party or Parties and the Administrative Agent and/or the Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.

(d) Dissenting Lenders. If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 10.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination. Each Lender agrees that, if Borrower elects to replace such Lender in accordance with this Section, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such non-consenting Lender to execute an Assignment and Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

SECTION 10.03 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, Lenders and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of (A) one primary counsel, one additional local counsel in each applicable jurisdiction and specialist counsel for the Administrative Agent and the Collateral Agent, (B) one primary counsel, one additional local counsel in each applicable jurisdiction and specialist counsel to the Lenders and (C) one financial advisor to the Lenders) in connection with the syndication of the credit facilities provided for herein (including the obtaining and maintaining of CUSIP numbers for the Loans), (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, Lenders and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of (A) one primary counsel, one additional local counsel in each applicable jurisdiction and specialist counsel for the Administrative Agent and the Collateral Agent, (B) one primary counsel, one additional local counsel in each applicable jurisdiction and specialist counsel to the Lenders and (C) one financial advisor to the Lenders) with respect to the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (including any proposed amendment, amendment and restatement, modification or waiver, and irrespective of whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with post-closing searches to confirm that security filings and recordations have been properly made and including any costs and expenses of the service provider referred to in Section 9.03, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, (iv) all costs and expenses incurred by the Administrative Agent or the Collateral Agent, including the fees, charges and disbursements of advisors for the Administrative Agent and the Collateral Agent, in connection with any action, claim, suit, litigation, investigation, inquiry or proceeding affecting the Collateral or any part thereof, in which action, claim, suit, litigation, investigation, inquiry or proceeding the Administrative Agent or the Collateral Agent is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Administrative Agent or the Collateral Agent to defend or uphold the Liens granted by the Security Documents (including any action, claim, suit, litigation, investigation, inquiry or proceeding to establish or uphold the compliance of the Collateral with any Requirements of Law) and (v) all documentary and similar taxes and charges in respect of the Loan Documents.

(b) Indemnification by Borrower. Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, all reasonable out-of-pocket costs and any and all losses, claims, damages, liabilities, fees, fines, penalties, actions, judgments, suits and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any person (including Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution, performance, administration, enforcement or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim or threatened Environmental Claim related in any way to any Company, (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, (vi) any Environmental Law applicable to Borrower or any Subsidiary or any of their properties, including the presence, generation, storage, release, threatened release, use, transport, disposal, arrangement of disposal or treatment of oil, oil and gas wastes, solid wastes or hazardous substances on any of their properties, (vii) the breach or non-compliance by Borrower or any Subsidiary with any Environmental Law applicable to Borrower or any Subsidiary, (viii) the past ownership by Borrower or any Subsidiary of any of their properties or past activity on any of their properties which, though lawful and fully permissible at the time, could result in present liability, (ix) the presence, use, release, storage, treatment, disposal, generation, threatened release, transport, arrangement for transport or arrangement for disposal of oil, oil and gas wastes, solid wastes or hazardous substances on or at any of the properties owned or operated by Borrower or any Subsidiary or any actual or alleged presence or release of hazardous materials on or from any property owned or operated by Borrower or any of its Subsidiaries, (x) any liability pursuant to Environmental Laws or costs of Response related in any way to Borrower or any of its Subsidiaries or (xi) any other environmental, health or safety condition in connection with the Loan Documents; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted solely from the gross negligence or willful misconduct of such Indemnitee. For the avoidance of doubt, each Indemnitee shall be deemed a third party beneficiary of this Agreement. This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) The Loan Parties agree, jointly and severally, that, without the prior written consent of the Agents and any affected Lender (such consent not to be unreasonably withheld), the Loan Parties will not enter into any settlement of a claim in respect of the subject matter of Section 10.03(b) and asserted against an Indemnitee unless such settlement includes an explicit and unconditional release from the party bringing such claim of all Indemnitees and does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee.

(d) The provisions of this Section 10.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the Transactions and the other transactions contemplated hereby, the repayment of the Loans and any other Obligations, the release of any Guarantor or of all or any portion of the Collateral, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Agents or any Lender. All amounts due under this Section 10.03 shall be accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(e) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 10.03 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Collateral Agent (or any sub-agent thereof) in its capacity as such or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Collateral Agent (or any sub-agent thereof) in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.14. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Total Exposure and unused Commitments at the time.

(f) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(g) Payments. All amounts due under this Section shall be payable not later than 3 Business Days after demand therefor.

SECTION 10.04 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (except as permitted by Section 6.05) without the prior written consent of the Administrative Agent, the Collateral Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section 10.04 (such assignee, an “Eligible Assignee”) and (A) in the case of any Eligible Assignee that, immediately prior to or upon giving effect to such assignment, is an Affiliated Lender, clause (h) of this Section 10.04, (B) in the case of any Eligible Assignee that is Borrower or any of its Subsidiaries, clause (i) of this Section 10.04, or (C) in the case of any Eligible Assignee that, immediately prior to or upon giving effect to such assignment is a Debt Fund Affiliate clause (l) of this Section 10.04, (ii) by way of participation in accordance with the provisions of clause (d) of this Section 10.04 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section 10.04 (and any other attempted assignment or transfer by Borrower or any Lender shall be null and void). Nothing in this Agreement or any other Loan Document, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Consents. Each such assignment shall be made with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(1) Borrower; provided that no consent of Borrower shall be required for (i) an assignment of all or a portion of the Loans to a Lender or to an Affiliate of a Lender or an Approved Fund thereof, (ii) an assignment after the occurrence and during the continuance of an Event of Default or (iii) an assignment in connection with the primary syndication of the Loans (including any assignment by Jefferies Finance LLC to any Fronted Lender); provided, further, that Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(2) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) of all or a portion of the Loans pursuant to Section 10.04(h) or Section 10.04(i).

Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent any Lender is required to assign any portion of its Commitments, Loans and other rights, duties and obligations hereunder in order to comply with applicable Laws, such assignment may be made by such Lender without the consent of Borrower, the Administrative Agent or any other party hereto so long as such Lender complies with the requirements of Section 10.04(b).

(ii) Minimum Amounts. Except in the case of any assignment made in connection with the primary syndication of the Commitment and Loans or an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption (or, Affiliated Lender Assignment and Assumption, as applicable) with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption (or, Affiliated Lender Assignment and Assumption, as applicable), as of the Trade Date) shall not be less than $5.0 million unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds. For any assignment for which Borrower’s consent is required, such consent shall be deemed to have been given if Borrower has not responded within five business days of a request for such consent.

(iii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or, Affiliated Lender Assignment and Assumption, as applicable) which may, at the discretion of the Administrative Agent, be manual or via an electronic settlement system acceptable to the Administrative Agent, and shall pay a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent) (provided that such fee shall be payable only once in the event of simultaneous assignments to or by two or more Approved Funds that are administered or managed by the same entity or entities that are Affiliates of each other), and, other than in the case of assignments pursuant to Section 10.04(i), the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment may be made to (A) Borrower, any of Borrower’s Subsidiaries, the Affiliated Lenders or Debt Fund Affiliates, other than pursuant to Section 10.04(h), (i) or (l), (B) to any Defaulting Lender or any of its Subsidiaries, or any person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (B), (C) a Competitor or any of its Affiliates or (D) a person that is not a financial institution.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(viii) Eligible Assignments. In connection with each such assignment, the assignee shall represent and warrant to the Administrative Agent that it is an Eligible Assignee, and the Administrative Agent shall be permitted to rely on such representation and warranty without further inquiry.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 10.04, from and after the effective date specified in each Assignment and Assumption (or, each Affiliated Lender Assignment and Assumption, as applicable), (1) other than in connection with an assignment pursuant to Section 10.04(i), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption (or, such Affiliated Lender Assignment and Assumption, as applicable), have the rights and obligations of a Lender under this Agreement (subject to Section 10.04(h), (j) and (k), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption (or, such Affiliated Lender Assignment and Assumption, as applicable), be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption (or, an Affiliated Lender Assignment and Assumption, as applicable) covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12,

2.13, 2.15 and 10.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of a claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 10.04.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices in New York, New York (or such other office in the United States as designated by the Administrative Agent) a copy of each Assignment and Assumption delivered to it, each Affiliated Lender Assignment and Assumption delivered to it, each notice of cancellation of any Loans delivered by Borrower pursuant to Section 10.04(i) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, the Collateral Agent and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice. No transfer shall be recognized by Borrower or the Administrative Agent unless such transfer is recorded in the Register.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or the Administrative Agent sell participations to any person (other than a natural person or Borrower or any of Borrower’s Subsidiaries or any Affiliated Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.03(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in subclause (i), (ii), (iii), (vi) or (vii) of the first proviso to Section 10.02(b) that affects such Participant. Subject to clause (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 (subject to the requirements of those Sections, including the requirements under Section 2.15(g) (it being understood that the documentation required under Section 2.15(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.16 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.12 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 2.16(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register

(e) Limitation on Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.12, 2.13 and 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of Borrower or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or Affiliated Lender Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Affiliated Lenders. Any Lender may, so long as no Default or Event of Default has occurred and is continuing, at any time, without any consent, assign all or a portion of its rights and obligations with respect to Loans under this Agreement to a person who is or will become, after such assignment, an Affiliated Lender, subject to the following limitations:

(i) the assigning Lender and the Affiliated Lender purchasing such Lender’s Loans shall execute and deliver to the Administrative Agent a completed Administrative Questionnaire and an assignment agreement substantially in the form of Exhibit A-1 hereto (an “Affiliated Lender Assignment and Assumption”);

(ii) Affiliated Lenders (A) will not receive access to the Platform or information provided solely to Lenders by the Administrative Agent or any Lender, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II, (B) will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent and (C) will not receive advice of counsel to the Administrative Agent and the Lenders;

(iii) in connection with each assignment pursuant to this Section 10.04(h), the assigning Lender and the Affiliated Lender purchasing such Lender’s Loans shall render customary “big boy” letters to each other regarding information that is not known to such assigning Lender that may be material to the decision by such assigning Lender to enter into such assignment to such Affiliated Lender;

(iv) the aggregate principal amount of Loans (as of the date of consummation of any transaction under this Section 10.04(h)) held by all Affiliated Lenders shall not exceed 35% of the aggregate principal amount of Loans outstanding at such time (such percentage, the “Affiliated Lender Cap”); and

(v) in the event that any default under Section 8.01(g) or (h) has occurred and is continuing, each Affiliated Lender shall acknowledge that it is an “insider” under Section 101(31) of the Bankruptcy Code and, as such, the claims associated with the loan and commitments owned by it shall not be included in determining whether the applicable class of creditors holding such claims has voted to accept a proposed plan for purposes of Section 1129(a)(10) of the Bankruptcy Code, and their voting rights shall be subject to Section 10.04(j) and (k) below.

Each Affiliated Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it acquires any person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within 10 Business Days) if it becomes an Affiliated Lender. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in Exhibit A-2.

Each Lender participating in any assignment to Affiliated Lenders acknowledges and agrees that in connection with such assignment, (1) the Affiliated Lenders then may have, and later may come into possession of Excluded Information, (2) such Lender has independently and, without reliance on the Affiliated Lenders or any of their Subsidiaries, Borrower or any of its Subsidiaries, the Administrative Agent or any other Agent-Related Persons, has made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of the Affiliated Lenders or any of their Subsidiaries or Borrower or its respective Subsidiaries, shall be required to make any representation that it is not in possession of Excluded Information, (4) none of the Affiliated Lenders or any of their Subsidiaries, Borrower or its Subsidiaries, the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Affiliated Lenders and any of their Subsidiaries, Borrower and its Subsidiaries, the Administrative Agent and any other Agent-Related Persons, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (5) that the Excluded Information may not be available to the Administrative Agent or the other Lenders.

(i) Any Lender may, so long as no Default or Event of Default has occurred and is continuing, at any time, without any consent, assign all or a portion of its rights and obligations with respect to Loans under this Agreement to Borrower through Dutch auctions open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.10(a)(iii), subject to the following:

(i) the assigning Lender and Borrower shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Assumption substantially in the form of Exhibit A-1 hereto; and

(ii) if Borrower is the assignee, (a) the principal amount of such Loans, along with all accrued and unpaid interest thereon, so assigned or transferred to Borrower shall be deemed automatically cancelled and extinguished on the date of such assignment or transfer, (b) the aggregate outstanding principal amount of Loans of the remaining Lenders shall reflect such cancellation and extinguishment of the Loans then held by Borrower and (c) Borrower shall promptly provide notice to the Administrative Agent of such assignment or transfer of such Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Loans in the Register.

Each Lender participating in any assignment to Borrower acknowledges and agrees that in connection with such assignment, (1) Borrower then may have, and later may come into possession of Excluded Information, (2) such Lender has independently and, without reliance on Borrower or any of its Subsidiaries, the Administrative Agent or any other Agent-Related Persons, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of Borrower or its respective Subsidiaries, the Administrative Agent or any other Agent-Related Persons shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Borrower and its respective Subsidiaries, the Administrative Agent and any other Agent-Related Persons, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) that the Excluded Information may not be available to the Administrative Agent or the other Lenders.

The aggregate outstanding principal amount of the Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Loans purchased by (and subsequently cancelled hereunder), Borrower pursuant to this Section 10.04(i).

Any purchase of Loans pursuant to this Section 10.04(i) shall not constitute voluntary or mandatory payment or prepayment under this Agreement.

(j) Notwithstanding anything in Section 10.02 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.04(k), any plan of reorganization pursuant to the Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:

(i) all Loans held by any Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and

(ii) all Loans held by Affiliated Lenders shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.

(k) Additionally, the Loan Parties and Affiliated Lenders hereby agree that if a case under the Bankruptcy Code is commenced against any Loan Party, such Loan Party shall seek (and the Affiliated Lenders shall consent) to provide that the vote of the Affiliated Lenders with respect to any plan of reorganization of such Loan Party shall be counted in the same proportion as all other Lenders except that Affiliated Lenders’ vote may be counted to the extent any such plan of reorganization proposes to treat the Obligations held by Affiliated Lenders in a manner that is less favorable in any material respect to the Affiliated Lenders than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of Borrower or would deprive the Affiliated Lenders of their Applicable Percentage of any payments to which all Lenders are entitled. The Affiliated Lenders hereby irrevocably appoint the Administrative Agent (such appointment being coupled with an interest) as the Affiliated Lenders’ attorney-in-fact, with full authority in the place and stead of the Affiliated Lenders and in the name of the Affiliated Lenders, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this Section 10.04(k).

(l) Debt Fund Affiliates shall be Eligible Assignees and shall not be subject to the provisions of Section 10.04(j) or 10.04(k), and any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Loans under this Agreement to a person who is or will become, after such assignment, a Debt Fund Affiliate. Notwithstanding anything in Section 10.02 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Loans held by Debt Fund Affiliates may not account for more than 49.9% in the aggregate (pro rata among such Debt Fund Affiliates) of the Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 10.02.

SECTION 10.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14, 2.15, 10.01, 10.03, 10.07, 10.08, 10.09 and 10.10 shall survive and remain in full force and effect regardless of the consummation of the Transactions and the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto (and thereafter shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns). Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08 Right of Setoff. If an Event of Default described in clause (g) or (h) of Section 8.01 shall have occurred and be continuing or, with the consent of the Administrative Agent or the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. None of any Agent or any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of Lenders), or any Agent or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred. Each Lender agrees to notify Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 10.09 Governing Law; Jurisdiction; Consent to Service of Process .

(a) Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and governed by the law of the State of New York.

(b) Submission to Jurisdiction. Each Loan Party hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, against the Administrative Agent, the Collateral Agent, any Lender, or any Related Party of the foregoing in any way relating to or arising out of this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, located in the Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto hereby irrevocably and unconditionally submits for itself and its property to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding shall be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than electronic communications or facsimile) in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

SECTION 10.10 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any Governmental Authority or regulatory authority purporting to have jurisdiction over such person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations; (g) on a confidential basis to (i) any rating agency in connection with rating Borrower or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of Borrower or (i) to the extent such Information (x) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. For purposes of this Section, “Information” shall mean all information received from Borrower or any of its Subsidiaries relating to Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower or any of its Subsidiaries; provided that, in the case of information received from Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

Each of the Agents and the Lenders acknowledges that (a) the Information may include Material Non-public Information concerning each Loan Party or a Subsidiary thereof or their respective securities, as the case may be, (b) it has developed compliance procedures regarding the use of Material Non-public Information and (c) it will handle such Material Non-Public Information in accordance with applicable Requirements of Law, including Federal and state securities laws.

SECTION 10.13 USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies Borrower, which information includes the name, address and tax identification number of Borrower and other information regarding Borrower that will allow such Lender or the Administrative Agent, as applicable, to identify Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Lenders and the Administrative Agent.

SECTION 10.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.14 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.15 Luxembourg Matters . In this Agreement, where it relates to a person organized under the laws of Luxembourg, a reference to (i) a winding-up, administration or dissolution includes bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (action pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally, (ii) a receiver, administrative receiver, administrator or the like includes a juge délégué, commissaire, juge-commissaire, liquidateur or curateur, (iii) a security interest includes any hypothèque, nantissement, gage, privilege, sûreté réelle, antichrèse, droit de rétention and any type of real security or agreement or arrangement having a similar effect and any transfer of title by way of security, (iv) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements), (v) “due and payable” includes, without limitation, any obligation certaine, liquide and exigible, and (vi) a “director”, “manager” or “officer” includes its administrateurs or gérants.

SECTION 10.16 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 10.16 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

SECTION 10.17 Obligations Absolute. To the fullest extent permitted by applicable Requirements of Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d) any exchange, release or non-perfection or loss of any priority of Liens on any or all of the Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

SECTION 10.18 No Fiduciary Duty. Each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of Borrower, its stockholders, the Loan Parties and/or their respective Affiliates. Each Loan Party agrees that nothing in the Loan Documents will be deemed to create any advisory, agency or fiduciary relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed a fiduciary or similar responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) except the obligations expressly set forth in the Loan Documents and (y) except to the extent provided in Section 10.04(d) (relating to the maintenance of a Participant Register), each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other person. Each Loan Party acknowledges and agrees that the Loan Parties have consulted their own legal and financial advisors to the extent deemed appropriate and that each is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender owes a fiduciary or similar duty to Borrower, in connection with such transaction or the process leading thereto.

SECTION 10.19 Executed as a Deed. Each Guarantor incorporated in England and Wales intends this Agreement to be a deed and confirms that it is executed by it as a deed and is intended to be and is hereby delivered by it as a deed on the day and year first above written, notwithstanding the fact that any one or more of the other parties may only execute it under hand.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HERCULES OFFSHORE, INC.

By:	/s/ Troy L. Carson
Name:	Troy L. Carson
Title:	Senior Vice President and Chief Financial Officer

CLIFFS DRILLING COMPANY
FDT LLC
FDT HOLDINGS LLC
HERCULES DRILLING COMPANY, LLC
HERCULES OFFSHORE LIFTBOAT COMPANY LLC
HERO HOLDINGS, INC.
SD DRILLING LLC
THE OFFSHORE DRILLING COMPANY
THE ONSHORE DRILLING COMPANY
TODCO AMERICAS INC.
TODCO INTERNATIONAL INC.
HERCULES LIFTBOAT COMPANY, LLC
HERCULES OFFSHORE SERVICES LLC
HERCULES OFFSHORE INTERNATIONAL LLC

By:	/s/ Troy L. Carson
Name:	Troy L. Carson
Title:	Vice President

Hercules Offshore, Inc.

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DISCOVERY OFFSHORE (GIBRALTAR) LIMITED

By:	/s/ Troy L. Carson
Name:	Troy L. Carson
Title:	Authorized Person

By:	/s/ Beau M. Thompson
Name:	Beau M. Thompson
Title:	Authorized Person

Hercules Offshore, Inc.

Credit Agreement

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DISCOVERY OFFSHORE S.À.R.L.

By:	/s/ Troy L. Carson
Name:	Troy L. Carson
Title:	Manager ( gérant )

HERCULES OFFSHORE (NIGERIA) LIMITED

By:	/s/ Troy L. Carson
Name:	Troy L. Carson
Title:	Authorized Person

Hercules Offshore, Inc.

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DISCOVERY NORTH SEA LTD.
DISCOVERY OFFSHORE SERVICES LTD.
HERCULES ASSET MANAGEMENT LTD.
HERCULES INTERNATIONAL DRILLING LTD.
HERCULES INTERNATIONAL HOLDINGS, LTD.
HERCULES INTERNATIONAL MANAGEMENT COMPANY LTD.
HERCULES INTERNATIONAL OFFSHORE, LTD.
HERCULES NORTH SEA, LTD
HERCULES OFFSHORE ARABIA, LTD.
HERCULES OFFSHORE HOLDINGS LTD.
HERCULES OILFIELD SERVICES LTD.
TODCO TRINIDAD LTD.

By:	/s/ Claus E. Feyling

Name:	Claus E. Feyling
Title:	Director

Hercules Offshore, Inc.

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HERCULES OFFSHORE LABUAN CORPORATION

By:	/s/ Claus E. Feyling

Name:	Claus E. Feyling
Title:	Director

Hercules Offshore, Inc.

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EXECUTED as a deed by:
HERCULES BRITANNIA HOLDINGS LIMITED
HERCULES BRITISH OFFSHORE LIMITED
HERCULES NORTH SEA DRILLER LIMITED
HERCULES OFFSHORE UK LIMITED acting by Claus E. Feyling, being a director of each of the executing companies:

/s/ Claus E. Feyling
Director of HERCULES BRITANNIA HOLDINGS LIMITED

/s/ Claus E. Feyling
Director of HERCULES BRITISH OFFSHORE LIMITED

/s/ Claus E. Feyling
Director of HERCULES NORTH SEA DRILLER LIMITED

/s/ Claus E. Feyling
Director of HERCULES OFFSHORE UK LIMITED in the presence of:

/s/ Thrine Seglen
NAME OF WITNESS: THRINE SEGLEN

ADDRESS OF WITNESS: LUDVIG FEYLINGSGT 18
4370 EGURSUND

OCCUPATION OF WITNESS: BANKER

Hercules Offshore, Inc.

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JEFFERIES FINANCE LLC, as the Administrative Agent and the Collateral Agent

By:	/s/ J. Paul McDonnell

Name:	J. Paul McDonell
Title:	Managing Director

Hercules Offshore, Inc.

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JEFFERIES FINANCE LLC, as a Lender

By:	/s/ J. Paul McDonnell

Name:	J. Paul McDonnell
Title:	Managing Director

Hercules Offshore, Inc.

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CVI CVF II Lux Securities Trading S.a.r.l., as a Lender By CarVal Investors, LLC Its Attorney-in-Fact

By:	/s/ Sean Goudy

Name:	Sean Goudy
Title:	Authorized Signatory

Hercules Offshore, Inc.

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CVIC Lux Securities Trading S.a.r.l., as a Lender By CarVal Investors, LLC Its Attorney-in-Fact

By:	/s/ Sean Goudy

Name:	Sean Goudy
Title:	Authorized Signatory

Hercules Offshore, Inc.

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CVI AA Lux Securities Trading S.a.r.l., as a Lender By CarVal Investors, LLC Its Attorney-in-Fact

By:	/s/ Sean Goudy

Name:	Sean Goudy
Title:	Authorized Signatory

Hercules Offshore, Inc.

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CarVal GCF Lux Securities Trading S.a.r.l., as a Lender By CarVal Investors, LLC Its Attorney-in-Fact

By:	/s/ Sean Goudy

Name:	Sean Goudy
Title:	Authorized Signatory

Hercules Offshore, Inc.

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CVI CHVF Lux Securities Trading S.a.r.l., as a Lender By CarVal Investors, LLC Its Attorney-in-Fact

By:	/s/ Sean Goudy

Name:	Sean Goudy
Title:	Authorized Signatory

Hercules Offshore, Inc.

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Franklin Advisors, Inc., as investment manager on behalf of certain funds

By:	/s/ Edward Perks

Name:	Edward Perks
Title:	Executive Vice President

Hercules Offshore, Inc.

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John Hancock Fund II Floating Rate Income Fund, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

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Western Asset High Yield Defined Opportunity Fund Inc., as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

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LMP Corporate Loan Fund, Inc., as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

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Western Asset Bank Loan (Multi Currency) Master Fund, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

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Employees’ Retirement System of the State of Rhode Island, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

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Western Asset Bank Loan (Offshore) Fund, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

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Legg Mason Western Asset Senior Loans Fund, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

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Ascension Health Master Pension Trust, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

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Western Asset Credit Opportunities L.L.C., as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

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Vantagepoint Funds High Yield Fund, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

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Western Asset Premier Bond Fund, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Legg Mason Western Asset Global Multi Strategy Fund, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Diago Pension Scheme, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Western Asset Global Multi Sector, L.L.C., as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Legg Mason Global Multi Strategy Bond Fund, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Western Asset Strategic US Dollar High Yield Portfolio LLC, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Western Asset Managed High Income Fund Inc., as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Western Asset Short Duration High Income Fund, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Legg Mason Partners Variable Income Trust - Legg Mason Western Asset Variable Global High Yield Bond Portfolio, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Western Asset High Income Fund II Inc., as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Western Asset Global High Income Fund Inc., as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Legg Mason Western Asset Global High Yield Fund, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Western Asset Global High Yield Bond Fund, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

John Hancock Fund II High Yield Fund, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

John Hancock Variable Insurance Trust - High Yield Trust, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Western Asset Management Strategic Bond Opportunities Portfolio, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Western Asset Opportunistic USS High Yield Securities Portfolio, LLC, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Stichting Pensioenfonds DSM Nederland, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Western Asset High Yield Fund, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Consulting Group Capital Markets Fund - High Yield Investments, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Western Asset Floating Rate High Income Fund, LLC, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Legg Mason Western Asset US High Yield Fund, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Kern County Employees Retirement Association, as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Western Asset Global Partners Income Fund Inc., as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Western Asset High Income Opportunity Fund Inc. (HIO), as a Lender

By:	/s/ Eiki Hatakeyama

Name:	Eiki Hatakeyama
Title:	Authorized Signatory

By:	/s/ Justin Lau

Name:	Justin Lau
Title:	Authorized Signatory

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

BLACKWELL PARTNERS, LLC - SERIES A, as a Lender

By:	Bowery Investment Management, LLC, its Manager
By:	/s/ Vladimir Jelisavcic

Name:	Vladimir Jelisavcic
Title:	Manager

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

BOWERY OPPORTUNITY FUND, L.P., as a Lender

By:	Bowery Opportunity Management, LLC, its General Partner
By:	/s/ Vladimir Jelisavcic

Name:	Vladimir Jelisavcic
Title:	Manager

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

BOWERY OPPORTUNITY FUND, Ltd., as a Lender

By:	/s/ Vladimir Jelisavcic

Name:	Vladimir Jelisavcic
Title:	Director

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

P BOWERY, LTD., as a Lender

By:	Bowery Investment Management, LLC, its Investment Advisor
By:	/s/ Vladimir Jelisavcic

Name:	Vladimir Jelisavcic
Title:	Manager

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

Third Avenue Trust, on Behalf of Third Avenue Focused Credit Fund, as a Lender
By:	Third Avenue Management LLC, its investment advisor

By:	/s/ Vincent Dugan

Name:	Vincent Dugan
Title:	Chief Financial Officer

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

SIMPLON INTERNATIONAL LIMITED, as a Lender

By:	/s/ Thomas A. McKay

Name:	Thomas A. McKay
Title:	Its Attorney-In Fact

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

SOUTH DAKOTA RETIREMENT SYSTEM, as a Lender

By:	/s/ Brett Fligge

Name:	Brett Fligge
Title:	Assistant Investment Officer

Hercules Offshore, Inc.

Credit Agreement

Signature Pages

QBP Holdings Ltd., as a Lender

By:	/s/ Thomas O’Grady

Name:	Thomos O’Grady
Title:	Attorney-In Fact

Hercules Offshore, Inc.

Credit Agreement

Signature Pages